EXHIBIT 10.6
EXECUTION VERSION
$200,000,000
MASTER REPURCHASE AGREEMENT
Dated as of February 9, 2006
between
NY CREDIT FUNDING I, LLC
as Seller,
and
GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,
as Buyer.

		Page

24.	SERVICING AND ADMINISTRATION OF PURCHASED LOANS	71

25.	MISCELLANEOUS	74

ii

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX I	Names and Addresses for Communications between Parties

SCHEDULE I	Purchase Percentages, CF Sweep Percentages, Buyer’s Margin Percentages, Capital Call Percentages and Applicable Spreads

SCHEDULE II	Original Funding Investors and Pledged Funding Commitments

EXHIBIT I	Form of Confirmation

EXHIBIT II	Authorized Representatives of Seller

EXHIBIT III	Monthly Reporting Package

EXHIBIT IV	Form of Custodial Delivery

EXHIBIT V	Form of Power of Attorney

EXHIBIT VI	Representations and Warranties Regarding Individual Purchased Loans

EXHIBIT VII	Collateral Information

EXHIBIT VIII	Advance Procedure

EXHIBIT IX	Ownership Chart

EXHIBIT X	Form of Pledge Agreement (with Pledge Consent and Agreement attached)

iii

MASTER REPURCHASE AGREEMENT
     This Master Repurchase Agreement dated as of February 9, 2006, between NY CREDIT FUNDING I, LLC, a Delaware limited liability company, as seller, and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., as buyer (as amended, modified and in effect from time to time, the (or this) “Agreement”).
1. APPLICABILITY
     From time to time the parties hereto may enter into transactions in which the Seller agrees to transfer to the Buyer certain Loans against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer such Loans to Seller at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any exhibits identified herein as applicable hereunder.
2. DEFINITIONS
     “Accepted Servicing Practices” shall mean with respect to any Purchased Loan, those mortgage and mezzanine loan servicing practices of prudent lending institutions which service loans of the same type as such Purchased Loan in the jurisdiction where the related underlying real estate directly or indirectly securing such Purchased Loan is located.
     “Accelerated Repurchase Date” shall have the meaning specified in Section 14 of this Agreement.
     “Act of Insolvency” shall mean with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within for sixty (60) days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party’s inability to pay such party’s debts as they become due.
     “Additional Collateral” shall have the meaning specified in Section 4(a) of this Agreement.

     “Adjusted Par Value” shall mean, with respect to any Purchased Loan, an amount determined as (a) the Purchase Price divided by the Purchase Percentage (expressed as a decimal) for such Purchased Loan, minus (b) the aggregate amount of all Principal Payments made with respect to such Purchased Loan after the Purchase Date thereof.
     “Affiliate” shall mean, when used with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. Control shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative thereto.
     “Agreement” shall have the meaning specified in the introductory paragraph of this Agreement.
     “Alternative Rate” shall mean, for any Pricing Rate Period or portion thereof with respect to any Transaction, an annual rate equal to the sum of (i) the Federal Funds Effective Rate (as defined below) as of the first day of such Pricing Rate Period plus (ii) 200 basis points, plus (iii) the relevant Applicable Spread for such Transaction. For purposes of the foregoing, the “Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 a.m. (New York time) on such day on such transactions received by the Buyer from three Federal funds brokers of recognized standing selected by the Buyer in its reasonable business discretion.
     “Alternative Rate Transaction” shall mean, with respect to any Pricing Rate Period, any Transaction with respect to which the Pricing Rate for such Pricing Rate Period is determined with reference to the Alternative Rate under either or both of Sections 3(h) and/or 3(i) of this Agreement.
     “Applicable Spread” shall mean, with respect to each Purchased Loan, (i) so long as no Event of Default shall have occurred and be continuing, the Applicable Spread set forth in the Confirmation for the Transaction for the purchase of such Purchased Loan, which shall, unless the Buyer and Seller otherwise agree in such Confirmation, be an incremental per annum rate (expressed as a number of “basis points”, each basis point being equivalent to 1/100 of 1%) specified in Schedule I attached to this Agreement as being the “Applicable Spread” for the Category for such Purchased Loan, and (ii) after the occurrence and during the continuance of an Event of Default, the applicable incremental per annum rate described in clause (i) of this definition, plus 500 basis points (5%).
     “Assignment of Mortgage” shall mean, with respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related property is located to reflect the assignment and pledge of the Mortgage.
     “Availability” with respect to any Purchased Loan shall mean the amount by which (A) the product of (i) the Market Value of such Purchased Loan multiplied by (ii) the Purchase Percentage (expressed as a decimal), exceeds (B) the Purchase Price of such Purchased Loan.
     “Availability Fee” shall have the meaning specified in Section 3(f) of this Agreement.
     “Average LTV” shall mean, with respect to any Junior Participation Interest or any Mezzanine Loan, the ratio (expressed as a percentage) obtained by dividing (A) the sum of (x) the Senior LTV of all debt that is senior to or pari passu with such Junior Participation Interest or Mezzanine Loan and (y) the Combined LTV of such Junior Participation Interest or Mezzanine Loan by (B) two (2).
     “Average Collateral LTV” shall mean, with respect to all Purchased Loans as of any date of determination, the weighted average of the Average LTVs of the Purchased Loans, equal to (i) the sum for all Purchased Loans of the Average LTV of each Purchased Loan multiplied by the Repurchase Price of such Purchased Loan (exclusive of Other Price Components) divided by (ii) the aggregate of the Repurchase Prices (exclusive of Other Price Components) for all Purchased Loans, as determined by Buyer in its sole discretion, exercised in good faith. For example, if there are two Purchased Loans outstanding under the facility established under this Agreement, and one has an Average LTV of 0.30 with a $100 Repurchase Price (exclusive of Other Price Components), and the other has an Average LTV of 0.40 with a $300 Repurchase Price (exclusive of Other Price Components), the Average Collateral LTV is:
($100)(0.30) + ($300)(0.40)/$100 + $300 = $30 + $120/$400 = $150/$400 = 0.375
     “Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time. Section references and references to terms defined or referred to in the Bankruptcy Code are to the Bankruptcy Code as in effect from time to time, including (after the effective date thereof) as amended by the Bankruptcy Abuse Protection and Consumer Protection Act of 2005 (the “2005 Amendments”), and as of the relevant date, any subsequent provisions of the Bankruptcy Code amendatory thereof, supplemental thereto or substituted therefor.
     “Breakage Costs” shall mean, with respect to any Purchased Loan, any amount necessary to compensate Buyer and any “Funding Party” (as defined below) for any out of pocket losses or costs (including, without limitation, the costs of breaking any “LIBOR” contract, if applicable) if the Purchased Loan, or any portion thereof, is repurchased for any reason whatsoever on any date other than a Remittance Date. For purposes of the foregoing definition, a “Funding Party” means any bank or other entity, if any, which is indirectly or directly funding Buyer with respect to the Transactions or the Purchased Loans under this Agreement, in whole or in part, including, without limitation, any direct or indirect assignee of, or participant in, the Transactions or the Purchased Loans.
     “Business Day” shall mean a day other than (i) a Saturday or Sunday, or (ii) a day in which the New York Stock Exchange or banks in the State of New York or Illinois are authorized or obligated by law or executive order to be closed.
     “Buyer” shall mean Greenwich Capital Financial Products, Inc., or any successor or assignee.
     “Buyer’s Margin Amount” shall mean, with respect to any Purchased Loan as of any date, the amount obtained by dividing the Repurchase Price (exclusive of Other Price Components) for such Purchased Loan by the applicable Buyer’s Margin Percentage (expressed as a decimal) for such Purchased Loan.
     “Buyer’s Margin Percentage” for any Purchased Loan shall be the Buyer’s Margin Percentage set forth in the Confirmation for such Purchased Loan, which shall, unless the Buyer and Seller otherwise agree in such Confirmation, be the Buyer’s Margin Percentage for the Category applicable to such Purchased Loan, as set forth in Schedule I attached to this Agreement.
     “Call Deficit” shall mean a Capital Call Deficit or a Margin Call Deficit.
     “Call Support Amount” shall mean, with respect to any Purchased Loan as of any date, an amount (which may be a positive or negative number) equal to the Market Value of such Purchased Loan as of such date minus the Repurchase Price (exclusive of Other Price Components) of such Purchased Loan as of such date.
     “Call Support Condition” shall mean a condition existing if and for so long as the aggregate sum of the Call Support Amounts for all Purchased Loans then included under this Agreement (i.e., exclusive of any Purchased Loan which shall have been repurchased or is at the time of determination being repurchased) is equal to zero or a positive amount.
     “Capital Call” shall have the meaning specified in Section 4(a) of this Agreement.
     “Capital Call Amount” shall mean, with respect to any Purchased Loan as of any date, the amount obtained by dividing the Repurchase Price (exclusive of Other Price Components) for such Purchased Loan by the applicable Capital Call Percentage for such Purchased Loan.
     “Capital Call Deferral” shall have the meaning specified in Section 4(b) of this Agreement.
     “Capital Call Percentage” for any Purchased Loan shall be the “Capital Call Percentage” set forth in the Confirmation for such Purchased Loan, which shall, unless the Buyer and Seller otherwise agree in such Confirmation, be the “Capital Call

Percentage” for the Category applicable to such Purchased Loan, as set forth in Schedule I attached to this Agreement.
     “Capital Call Deficit” shall have the meaning specified in Section 4(a) of this Agreement.
     “Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
     “Cash Management Account” shall mean a segregated interest bearing account, in the name of Buyer, established at the Depository.
     “Category” has the meaning set forth in Schedule I attached to this Agreement.
     “CF Sweep Condition” shall mean, with respect to any Purchased Loan as of any date, a determination by Buyer (in its sole discretion, exercised in good faith) that (i) the aggregate Repurchase Price (exclusive of Other Price Components) of such Purchased Loan as of such date exceeds (ii) the product obtained by multiplying (A) the aggregate Market Value of such Purchased Loan as of such date, by (B) the CF Sweep Percentage (expressed as a decimal) for such Purchased Loan.
     “CF Sweep Percentage” for any Purchased Loan shall be the “CF Sweep Percentage” set forth in the Confirmation for such Purchased Loan, which shall, unless the Buyer and Seller otherwise agree in such Confirmation, be the “CF Sweep Percentage” for the Category applicable to such Purchased Loan, as set forth in Schedule I attached to this Agreement.
     “Change of Control” shall mean any of the following events have occurred:
     (i) Sponsor ceases to own and control, on an unencumbered basis (no pledge or assignment thereof being permitted), 100% of the issued membership interests, shares, capital, warrants and rights to acquire shares of the Seller; or
     (ii) the Sponsor GP ceases to be the sole general partner of the Sponsor, or the Sponsor Manager ceases to be the sole fund manager of the Sponsor pursuant to the Sponsor LP Agreement, or Sponsor UT Manager ceases to be the sole managing member of either Sponsor Manager or Sponsor GP, or any assignment, pledge or encumbrance occurs with respect to the rights and interests of (a) the Sponsor GP in the Sponsor, (b) the Sponsor Manager under the Sponsor Management Agreement, (c) the Sponsor UT Manager in the Sponsor Manager or Sponsor GP, or (d) the Key Person in the Sponsor UT Manager; provided, however, that, so long as no Event of Default then exists, (1) no Change of Control shall be deemed to have occurred hereunder solely due to the Key Person transferring or assigning any or all of his membership interest in the

Sponsor UT Manager to a trust or other entity for estate planning purposes, for his benefit and for the benefit of members of his family, so long as the Key Person retains control of such trust or other entity, and (2) subject to the prior written consent of Buyer, the Key Person may pledge or otherwise encumber less than 50% of his membership interest in the Sponsor UT, so long as the Key Person retains control of the Sponsor UT regardless of any such pledge or encumbrance or any foreclosure or transfer in lieu thereof; or
     (iii) any amendment, modification or supplement (or side agreement or other supplemental agreement) to the organizational documents of the Seller, Sponsor, Sponsor GP, Sponsor Manager or Sponsor UT Manager, or to the Sponsor Management Agreement, occurs which results in a reduction after the date hereof in the degree of direct or indirect control (in comparison with that existing, directly or indirectly, as applicable, under the Seller LLC Agreement, the Sponsor LP Agreement, the Sponsor GP LLC Agreement, the Sponsor Manager LLC Agreement or the Sponsor UT Manager LLC Agreement as of the date hereof) of (a) the Seller by the Sponsor, (b) the Sponsor by the Sponsor GP and the Sponsor Manager, (c) the Sponsor GP or the Sponsor Manager by the Sponsor UT Manager or (d) the Sponsor, Sponsor GP, Sponsor Manager, Sponsor UT Manager or the Seller by the Key Person; or
     (iii) any merger, consolidation or dissolution of Seller, Sponsor, Sponsor GP, Sponsor Manager or Sponsor UT Manager occurs, or any termination of the Sponsor Management Agreement occurs; or
     (iv) New York Life Insurance Company or HSH Nordbank AG shall no longer directly or indirectly (through wholly owned affiliates) hold unencumbered limited partnership interests in Sponsor corresponding with the current $25,000,000 Funding Commitment of each of them (for a total of $50,000,000 in Funding Commitments).
     “Collateral” shall have the meaning specified in Section 6 of this Agreement.
     “Collateral Bankruptcy Event” means, with respect to each Purchased Loan, the occurrence of any of the following: (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (a) liquidation, reorganization or other relief in respect of the Mortgagor or the borrower under the Purchased Loan or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Mortgagor or the borrower under the Purchased Loan or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered, (ii) the Mortgagor or borrower under the Purchased Loan shall (a) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in this clause, (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Mortgagor or borrower under the Purchased Loan or for a substantial part of its assets, (d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors or (f) take any action for the purpose of effecting any of the foregoing, or (iii) the Mortgagor or the borrower under the Purchased Loan shall admit in writing or fail generally to pay its debts as they become due.
     “Collateral Information” shall mean, with respect to each Purchased Loan, the information set forth in Exhibit VII attached hereto.
     “Collection Period” shall mean with respect to the Remittance Date in any month, the period beginning on the Cut-off Date in the month preceding the month in which such Remittance Date occurs and continuing to but excluding the Cut-off Date immediately preceding such Remittance Date.
     “Combined DSCR” for any Whole Loan, Junior Participation Interest or Mezzanine Loan shall be the ratio (expressed as a decimal, followed by an “x”) of (A) the underwritten annualized net cash flow generated by the real property or properties that directly or indirectly secure such Whole Loan, Junior Participation Interest or Mezzanine Loan as determined by Buyer in its sole discretion, exercised in good faith, to (B) the annualized debt service (as determined below) for the Whole Loan, Junior Participation Interest or the Mezzanine Loan plus the annualized debt service (as determined below) for any and all senior and pari passu debt directly or indirectly secured by the real property or properties that collateralize such Whole Loan, Junior Participation Interest or Mezzanine Loan. The “debt service” for the Whole Loan, Junior Participation Interest or Mezzanine Loan, or senior or pari passu debt, as applicable, for purposes of the calculation in clause (B) shall be, with respect to each such debt, the greater of (1) the annualized debt service for such debt based upon the actual interest rate and amortization for such debt (provided that if the interest rate is determined by reference to a variable rate, the Buyer shall in its sole discretion, exercised in good faith, select an appropriate rate as the assumed rate to be used to calculate the Combined DSCR, which shall not be less than the rate which would apply assuming that the LIBOR or other base variable rate used under the related loan documents to determine the interest rate of the debt equals the “strike price” of any interest rate cap required and in place under the terms of the related loan documents), and (2) the debt service due at a stabilized debt service constant, in each case as determined by Buyer in its sole discretion, exercised in good faith.
     “Combined LTV” for any Junior Participation Interest, Mezzanine Loan of Whole Loan shall be the ratio (expressed as a percentage) of (A) the unpaid principal amount of such Junior Participation Interest, Mezzanine Loan or Whole Loan plus the unpaid principal amount of any debt senior to or pari passu with such Junior Participation Interest, Mezzanine Loan or Whole Loan divided by (B) the fair market value of the real property, properties or other collateral directly securing such Junior Participation Interest, Mezzanine Loan or Whole Loan, as determined by Buyer in its sole discretion, exercised in good faith.

     “Commitment Expiration Date” shall mean the Initial Commitment Expiration Date, subject to possible extension or early termination as provided in Section 3(m) of this Agreement.
     “Commitment Fee” shall have the meaning specified in Section 3(f) of this Agreement.
     “Confirmation” shall have the meaning specified in Section 3(b) of this Agreement.
     “Consolidated Leverage Ratio” shall mean, as of any date of determination, the ratio of the Consolidated Total Indebtedness to the Consolidated Net Worth of Sponsor. For example, if the Consolidated Total Indebtedness of Sponsor on any date is $20,000,000, and the Consolidated Net Worth of Sponsor as of such date is $5,000,000, the Consolidated Leverage Ratio is 4:1.
     “Consolidated Total Indebtedness” shall mean, as of any date of determination, all Debt of Sponsor and its subsidiaries (including Seller) outstanding at such date, determined on a consolidated basis in accordance with GAAP, after eliminating intercompany items.
     “Consolidated Net Worth” shall mean, as of any date of determination, the aggregate fair market value of the assets of the Sponsor and its subsidiaries (including Seller) minus the aggregate full face amount of all liabilities and contingent liabilities of the Sponsor and its subsidiaries (including Seller) as of such date, determined in accordance with GAAP, after eliminating intercompany items; the Sponsor’s assets shall include an amount equal to the sum of the aggregate unfunded amount of the Funding Commitments pledged to Buyer pursuant to the Pledge Agreement; provided such Funding Commitments are in full force and effect without default thereunder by any Funding Investor (otherwise such Funding Commitments shall not be included in the Sponsor’s assets).
     “Credit Loss” shall mean with respect to any Purchased Loan, (1) any realized loss with respect to such Purchased Loan, (2) any reduction in the Combined DSCR (after giving effect to any reserves) for the real property securing directly such Purchased Loan (including for purposes of this calculation, such loan and any loan junior to, pari passu with or senior to such loan and secured, directly or indirectly, by the related property) to below the lesser of (x) 1.05x or (y) if the Combined DSCR for such real property as determined by Buyer was less than 1.05x on the Purchase Date for such Purchased Loan, the lesser Combined DSCR as set forth in the Confirmation for such Purchased Loan, or (3) any loss in value of such Purchased Loan as determined by Buyer in its reasonable business discretion, exercised in good faith.
     “Custodial Agreement” shall mean the Custodial Agreement, dated as of the date hereof by and among the Custodian, Seller and Buyer, as amended, modified and in effect from time to time.

     “Custodial Delivery” shall mean a confirmation of delivery of Purchased Loan Files and a Purchased Loan Schedule executed by Seller with respect to the delivery thereof to Buyer or its designee (including the Custodian) pursuant to Section 7 of this Agreement, substantially in the form attached hereto as Exhibit IV.
     “Custodian” shall mean LaSalle Bank National Association, or any successor Custodian appointed by Buyer with the prior written consent of Seller (which consent shall not be unreasonably withheld or delayed).
     “Cut-off Date” shall mean the second Business Day preceding each Remittance Date.
     “Debt” means, with respect to any Person at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to purchase securities, loan or other property which arise out of or in connection with the sale of the same or substantially similar securities, loans or property, including without limitation the obligations of Seller under this Agreement and under any and all other repurchase agreements, (vi) all obligations of such Person to reimburse any bank or other person in respect of amounts paid under a letter of credit or similar instrument, (vii) all Debt of others described in clauses (i) though (vi) hereof secured by a lien on any asset of such Person to the extent of the fair market value of such asset, whether or not such Debt is assumed by such Person, and (viii) all Debt of others described in clauses (i) through (vii) hereof that is guaranteed by such Person to the extent such Debt represents a liability of such Person.
     “Default” shall mean any event which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.
     “Deficit Cure Amount” shall mean, with respect any Purchased Loan as of any date, the amount (expressed in dollars) obtained by dividing (i) the Repurchase Price (exclusive of Other Price Components) of such Purchased Loan as of such date by (ii) the Purchase Percentage for such Purchased Loan.
     “Depository” shall mean PNC Bank, National Association or any successor Depository appointed by Buyer and reasonably satisfactory to Seller.
     “Diligence Materials” shall mean, with respect to any New Collateral, the Preliminary Due Diligence Package therefor together with any Supplemental Due Diligence List therefor.
     “Draft Appraisal” shall mean a short form appraisal, “letter opinion of value,” or any other form of draft appraisal acceptable to Buyer.
     “Draw Fee” shall have the meaning specified in Section 3(f) of this Agreement.

     “Draw Fee Settlement Date” shall have the meaning specified in Section 3(f) of this Agreement.
     “Early Repurchase Date” shall have the meaning specified in Section 3(d) of this Agreement.
     “Eligible Account” shall mean a segregated custodial account which is either: (i) an account maintained with Depository, or (ii) an account maintained with a depository institution or trust company which has been approved by Buyer and Seller in writing.
     “Eligible Loans” shall mean any of the following types of loans originated by Seller, New York Life Insurance Company, HSH Nordbank, AG, or Cushman & Wakefield, and Affiliates thereof, or purchased from Buyer or Buyer’s Affiliates or such other lenders as are reasonably approved by Buyer, which loans are acceptable to Buyer in its sole business judgment, exercised in good faith, and are secured directly or indirectly by a property that is a multifamily, retail, office, warehouse, healthcare or hospitality property (or any other property type acceptable to Buyer) and is located in the United States of America, its territories or possessions, and which would not, if the same became Eligible Loans, cause any non-compliance or non-conformity with the Facility Limits:
     (i) performing Whole Loans which satisfy the following criteria:
     (a) the Combined LTV thereof does not exceed, as applicable, (1) for fixed rate Whole Loans, 80%, or (2) for floating rate Whole Loans, 85%; and
     (b) the Combined DSCR thereof is not less than, as applicable, (1) for fixed rate Whole Loans, l.30x, or (2) for floating rate Whole Loans, 1.40x.
     (ii) Junior Participation Interests in performing commercial mortgage loans secured by first liens in multifamily and commercial real property which satisfy the following criteria:
     (a) the Combined LTV thereof does not exceed 90%;
     (b) the Combined DSCR thereof is not less than 1.05x; and
     (c) the Average LTV thereof does not exceed 85%.
     (iii) performing Mezzanine Loans which satisfy the following criteria:
     (a) the Combined LTV thereof does not exceed 90%;
     (b) the Combined DSCR thereof is not less than 1.05x; and
     (c) the Average LTV thereof does not exceed 85%.

     (iv) any other Whole Loan, Junior Participation Interest or Mezzanine Loan which does not conform to the criteria set forth in clauses (i) and (ii) above and Buyer elects in its sole discretion, to purchase, in which case the criteria for the ratio of total loan to value and the underwritten debt service coverage ratio, and any modifications to the Facility Limits with respect to such loan, shall be set forth in the related Confirmation for the Transaction under which such loan is purchased by Buyer.
          Non-performing loans and loans secured by undeveloped land are not eligible for inclusion as Eligible Loans.
     “Environmental Law” means any environmental law, ordinance, rule, regulation or order of a federal, state or local governmental authority, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. §§ 9601 et seq.), the Hazardous Material Transportation Act, as amended (49 U.S.C. §§ 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. §§ 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. §§ 1251 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.) and the regulations promulgated pursuant thereto.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.
     “ERISA Affiliate” means any corporation or trade or business that is a member of any group of organizations (i) described in Sections 414(b) or (c) of the Code of which Seller is a member and (ii) solely for purposes of potential liability under Section 302(c)(l1) of ERISA and Section 412(c)(ll) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Seller is a member.
     “Excess Cash Flow Sufficiency Condition” shall have the meaning specified in Section 4(b) of this Agreement.
     “Exit Fee” shall mean, with respect to each Purchased Loan, a fee equal to 1.0% of the Repurchase Price of such Purchased Loan, payable pursuant to Section 3(g) of this Agreement.
     “Extended Commitment Expiration Date” shall have the meaning specified in Section 3(m) of this Agreement.
     “Event of Default” shall have the meaning specified in Section 13 of this Agreement.
     “Facility Amount” shall mean $200,000,000.

     “Facility Limits” shall mean the “Facility Limits” set forth in Part II of Schedule I attached to this Agreement.
     “Filings” shall have the meaning specified in Section 6 of this Agreement.
     “Fitch” means Fitch, Inc. or any successor thereto.
     “Funding Commitment(s)” shall mean, individually, each irrevocable written commitment from each Funding Investor in Sponsor, whether in the form of a subscription agreement, agreement contained in the Sponsor’s organizational documents, a combination of them or otherwise, to make cash equity contributions to Sponsor upon Sponsor’s demand, and collectively, all of them.
     “Funding Investors” shall mean each limited partner of Sponsor that has entered into a Funding Commitment that constitutes a Pledged Funding Commitment hereunder.
     “GAAP” shall mean United States generally accepted accounting principles consistently applied as in effect from time to time.
     “Governmental Authority” shall mean any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
     “Guaranty” shall mean the Guaranty, dated as of the date hereof, from the Sponsor to the Buyer, of full and timely payment of all amounts due under this Agreement to the Buyer.
     “Hedging Transactions” shall mean, with respect to any or all of the Purchased Loans, any short sale of U.S. Treasury Securities or mortgage-related securities, futures contract (including Eurodollar futures) or options contract or any interest rate swap, cap or collar agreement or similar arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Seller, with Buyer or its Affiliates as counterparties or one or more other counterparties acceptable to the Buyer.
     “Hyperamortization Amount” shall mean, as of any Early Repurchase Date occurring while a Hyperamortization Condition exists, an amount equal to the excess of: (A) either (i) at such time, no more than five (5) and no less than four (4) Purchased Loans are held by Buyer pursuant to Transactions hereunder (which have not been repurchased by Seller), one hundred and twenty percent (120%) of the outstanding balance of the Purchased Loan being repurchased, or (ii) at such time, three (3) Purchased Loans are held by Buyer pursuant to Transactions hereunder (which have not been repurchased by Seller), one hundred and thirty percent (130%) of the outstanding balance of the Purchased Loan being repurchased, or (iii) at such time two (2) Purchased Loans are held by Buyer pursuant to Transactions hereunder, one hundred forty percent (140%) of the outstanding balance of the Purchased Loan being repurchased, over (B) the Repurchase Price (exclusive of Other Price Components) of such Purchased Loan being repurchased; provided, however, that if the Hyperamortization Amount with respect to a Purchased Loan is sufficient, after application thereof to the Repurchase Prices of all other Purchased Loans, to reduce the Repurchase Prices of all other Purchased Loans to zero, the Hyper Amortization Amount shall be limited to the amount which reduces the Repurchase Prices of all other Purchased Loans to zero.
     “Hyperamortization Condition” shall exist if any while, after the earlier to occur of (1) the date on which 50% of more of the Pledged Funding Commitments shall have been advanced, and (2) the date which is 364 days prior to the Repurchase Date, there are five or less Purchased Loans held by Buyer pursuant to Transactions hereunder which have not been repurchased by Seller.
     “Income” shall mean, with respect to Purchased Loan at any time, the sum of (x) any principal thereof and all interest, dividends or other distributions thereon, (y) all payments and other receipts on account of associated Hedging Transactions and (z) all net sale proceeds received by Seller or any Affiliate of Seller in connection with a sale of Purchased Loan.
     “Indemnified Amounts” and “Indemnified Parties” shall have the meaning specified in Section 22 of this Agreement.
     “Initial Commitment Expiration Date” shall mean February ___, 2007.
     “Initial Commitment Commencement Date” shall mean February ___, 2006.
     “Interim Servicing Agreement” shall initially mean that certain Interim Servicing Agreement dated on or about the date hereof by and between Buyer, Seller and CFC Advisory Services Limited Partnership, an Illinois limited partnership, as servicer, as amended, modified and in effect from time to time, and any successor servicing agreement entered into by Buyer, Seller and a successor servicer as approved by Buyer.
     “Junior Participation Interest” shall mean a junior participation interest or a junior co-lender interest (such as a “B” noteholder’s interest in an “A/B” loan structure) in a commercial mortgage loan secured by a first lien in multifamily and commercial real property.
     “Key Person” shall mean William V. Adamski.
     “LIBOR” shall mean the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) calculated on each Pricing Rate Determination Date for the next Pricing Rate Period as equal to the rate for U.S. dollar deposits for a one (1) month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such Pricing Rate Determination Date; provided, however, that if such rate does not appear on Telerate Page 3750, “LIBOR” determined on each Pricing Rate Determination Date for the next Pricing Rate Period shall mean a rate per annum equal to the rate at which U.S. dollar deposits are offered in immediately available funds in the London Interbank Market to the London office of National Westminster Bank, Plc (or its successors) by leading banks in the Eurodollar market at 11:00 a.m., London time, on the Pricing Rate

Determination Date. “Telerate Page 3750” means the display designated as “Page 3750” on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association interest settlement rates for U.S. Dollar deposits). LIBOR determined on the basis of the rate displayed on Telerate Page 3750 in accordance with the provisions hereof shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one (1) hour of the time when such rate is first displayed by such Service.
     “LIBO Rate” shall mean, with respect to any Pricing Rate Period pertaining to a Transaction, a rate per annum determined for such Pricing Rate Period (rounded upwards, if necessary, to the next 1/100th of 1%) equal to (a) LIBOR calculated on the Pricing Rate Determination Date for such Pricing Rate Period multiplied by (b) the Statutory Reserve Rate.
     “LIBOR Transaction” shall mean, with respect to any Pricing Rate Period, any Transaction with respect to which the Pricing Rate for such Pricing Rate Period is determined with reference to the LIBO Rate.
     “Liquid Assets” of a Person as used herein shall mean any of the following, but only to the extent owned directly by such Person and only to the extent the same are free of all security interests, liens, and other charges or encumbrances: (i) cash and (ii) “Permitted Investments” (as defined in the Interim Servicing Agreement) maintained in one or more Eligible Accounts (as defined in the Interim Servicing Agreement), provided that the same may be liquidated to cash at such Person’s direction within not less than two (2) Business Days after such direction.
     “Liquid Net Worth” of any Person shall mean (i) the aggregate fair market value (as estimated by Buyer in good faith) of any Liquid Assets of such Person, minus (ii) the aggregate full face amount of all current liabilities and current contingent liabilities of such Person determined in accordance with GAAP.
     “Loans” means Junior Participation Interests and Mezzanine Loans.
     “LP Class A Capital Commitment” shall have the meaning specified in the Sponsor LP Agreement, without giving effect to any amendment to the Sponsor LP Agreement entered into hereafter, unless such amendment shall have been approved by Buyer in writing in its reasonable discretion, exercised in good faith and not unreasonably delayed or conditioned.
     “Margin Call” shall have the meaning specified in Section 4(a) of this Agreement.
     “Margin Call Deficit” shall have the meaning specified in Section 4(a) of this Agreement.

     “Market Value” shall mean, with respect to any Purchased Loan as of any relevant date, the fair market value for such Purchased Loan on such date, taking into account in connection with any fixed rate Purchased Loan the affect on value (positive or negative) of any Hedging Transactions entered into by Seller with respect to such Purchased Loan which have been (and shall be on the Purchase Date) pledged to Buyer pursuant to documentation and deliveries reasonably satisfactory to Buyer, as such fair market value is determined by Buyer in its sole discretion, exercised in good faith, provided, that notwithstanding anything herein to the contrary, the Market Value of a Purchased Loan, as of any date of determination shall in no event exceed the lesser of (i) the price paid by Sponsor or Seller or their Affiliates at the time the Purchased Loan is first acquired by Sponsor or Seller or their Affiliates, less any reduction in the principal of the Purchased Loan occurring after such Purchased Loan is first acquired by Sponsor or Seller or their Affiliates, and (ii) the outstanding principal balance of such Purchased Loan as of the date Market Value is determined. The Market Value of all Purchased Loans shall be determined by Buyer its sole discretion, exercised in good faith, on each Business Day during the term of this Agreement, or less frequently from time to time if Buyer elects in its sole discretion.
     “Material Adverse Effect” shall mean a material adverse effect on (a) the ability of the Seller or Sponsor to duly perform its obligations under the Transaction Documents, as a whole, (b) the business, properties, assets (both tangible and intangible), liabilities or condition (financial or otherwise) of Seller or Sponsor, as a whole, (c) the legality, validity, binding effect or enforceability against Seller, Sponsor or any Funding Investor of any Transaction Document to which it is a party, and (d) the rights, remedies and benefits available to, or conferred upon, Buyer under any Transaction Document, as a whole.
     “Material Purchased Loan Default” means (i) the occurrence of any Collateral Bankruptcy Event, or (ii) the occurrence and continuance of any monetary default or other material default by the borrower under a Purchased Loan which, in each such case, is not cured within thirty (30) days after expiration of the applicable grace period, if any, provided for such cure under the applicable loan documents for such Purchased Loan (assuming, for purposes of this definition, and in order to avoid a circumstance whereby the effect of this provision is avoided by virtue of non-assertion of the occurrence of a default, that prompt written notice of such default is given to the borrower under the Purchased Loan at the time such monetary or other material default occurs or is discovered by Seller or Buyer).
     “Mezzanine Loan” means a loan secured by pledges of the entire equity ownership interests in entities that own directly or indirectly multifamily or commercial properties.
     “Mezzanine Note” shall mean a note or other evidence of Mezzanine Loan indebtedness.
     “Mezzanine Pledge Agreement” means a security agreement in favor of the holder of a Mezzanine Note under which the entire equity ownership interests in entities that own directly or indirectly multifamily or commercial properties, which equity interests are pledged to such holder thereunder as collateral for the obligations under such Mezzanine Note.
     “Minimum Liquid Net Worth Amount” shall mean $5,000,000.
     “Minimum Net Worth Amount” shall mean $50,000,000.
     “Moody’s” shall mean Moody’s Investors Service, Inc. or any successor thereto.
     “Mortgage” shall mean a mortgage, deed of trust, deed to secure debt or other instrument, creating a valid and enforceable first priority lien on or a first priority ownership interest in an estate in fee simple in real property and the improvements thereon, directly securing a Mortgage Note and/or a Mortgage Loan.
     “Mortgage Note” shall mean a note or other evidence of indebtedness of a Mortgagor under a Purchased Loan (including a Junior Participation Interest) that is secured by a Mortgage.
     “Mortgage Loan” shall mean a mortgage loan secured by the Mortgaged Property, including any mortgage loan which is a Junior Participation Interest or in which a Junior Participation Interest is granted, or any mortgage loan which is senior to or pari passu with (directly or structurally, by virtue of, for example, a mortgage loan’s structural seniority to a Mezzanine loan secured by direct or indirect equity interests in the Mortgage Property Owner, rather than by the Mortgaged Property itself) a Junior Participation Interest or a Mezzanine Loan.
     “Mortgage Loan Documents” shall mean the Mortgage Note, Mortgage and other documents evidencing, securing or otherwise entered into by the Mortgagor and any guarantor or other obligor with respect to the Mortgage Loan.
     “Mortgaged Property” shall mean the real property that (a) directly secures repayment of the debt evidenced by a Mortgage Note, or (b) indirectly secures the debt evidenced by a Mezzanine Note.
     “Mortgaged Property Owner” shall mean the owner of the Mortgaged Property that indirectly secures a Mezzanine Loan.
     “Mortgagor” shall mean the obligor on a Mortgage Note and the grantor of the related Mortgage or the obligor on a Mezzanine Note.
     “Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been, or were required to have been, made by Seller or any ERISA Affiliate and which is covered by Title IV of ERISA.
     “Net Worth” of any Person as used herein shall mean the aggregate fair market value of the assets of such Person, minus the aggregate full face amount of all liabilities and contingent liabilities of such Person determined in accordance with GAAP.

     “New Collateral” shall mean an Eligible Loan that Seller proposes to be included as Collateral.
     “Originated Collateral” shall mean any Collateral that is an Eligible Loan and whose Purchased Loan Documents were prepared by or on behalf of Seller.
     “Original Funding Investors” shall mean the Funding Investors identified in connection with the original Pledged Funding Commitments identified on Schedule II attached hereto.
     “Other Price Components” has the meaning set forth in the definition of Repurchase Price.
     “Person” shall mean an individual, corporation, limited liability company, business trust, partnership, joint tenant or tenant-in-common, trust, unincorporated organization, or other entity, or a federal, state or local government or any agency or political subdivision thereof.
     “Plan” means an employee benefit or other plan established or maintained by Seller or any ERISA Affiliate during the five year period ended prior to the date of this Agreement or to which Seller or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement, been required to make contributions and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, other than a Multiemployer Plan.
     “Pledge Adjustment Provisions” shall have the meaning set forth in the definition of Pledged Funding Commitments below.
     “Pledge Agreement” means that certain Assignment and Security Agreement from Sponsor in favor of Buyer, in the form of Exhibit X attached hereto and made a part hereof, as the same may be amended, modified or supplemented from time to time, pursuant to which (a) Sponsor pledges all of its right, title and interest in each Pledged Funding Commitment as security for Sponsor’s obligations under the Transaction Documents, and (b) each Funding Investor executes and delivers to Buyer a Pledge Consent and Agreement in which each such party agrees to fund directly to Buyer any unfunded amount of its Pledged Funding Commitment upon Buyer’s demand and notice of the occurrence of an Event of Default.
     “Pledge Consent and Agreement” shall mean, with respect to each Funding Investor, the Consent and Agreement executed by such Funding Investor, in the form attached to the form of Pledge Agreement attached hereto as Exhibit X (guaranteed, in the case of the Original Funding Investor identified on Schedule II as ROKI, LLC, by HSH Nordbank AG, pursuant to the guaranty provisions indicated in brackets on the Consent and Agreement attachment to the Pledge Agreement attached hereto as Exhibit X), subject to such reasonable modifications as such Funding Investor may request as a condition to its execution and delivery thereof and Buyer may reasonably accept, pursuant to which each Funding Investor, among other things, agrees to fund directly to Buyer any then unfunded amount of its Pledged Funding Commitment upon Buyer’s demand and notice of the occurrence of an Event of Default, together with any amendments, modifications or supplements to such Consent and Agreement which may be entered into from time to time by Buyer, Seller, Sponsor and such Funding Investor.
     “Pledged Equity” means the equity ownership interests in entities that own directly or indirectly multifamily or commercial properties, which equity interests are pledged to pledged to the holder of a Mezzanine Note under a Mezzanine Pledge Agreement as collateral for the obligations under such Mezzanine Note.
     “Pledged Funding Commitment(s)” shall mean, individually, each Funding Commitment which is an LP Class A Capital Commitment and, collectively, all Funding Commitments which are LP Class A Capital Commitments; provided, that while the entire Funding Commitments of the Original Funding Investors, in the aggregate amount of $50,000,000 (the “Pledged Funding Commitment Amount”) constitute LP Class A Capital Commitments and are the initial Pledged Funding Commitments hereunder; provided, further, that in the event that Sponsor desires to (1) admit one or more additional Funding Investors or (2) consent to the assignment of all or any portion of any LP Class A Capital Commitment, then provided that no Event of Default then exists and such new or replacement Funding Investor(s) is/are approved by Buyer in its reasonable discretion, exercised in good faith, and not unreasonably withheld, delayed or conditioned (it being acknowledged that Buyer shall perform an underwriting and credit analysis of each proposed new or replacement Funding Investor, that any proposed new or replacement Funding Investor will require approval of Buyer’s credit committee, and Buyer may, for reasons other than credit and underwriting matters, reasonably deny approval of a proposed new or replacement Funding Investor for objective or subjective reasons), the portion of the Funding Commitments which constitute LP Class A Capital Commitments pledged to Buyer and thus constituting “Collateral” under (and as defined in) the Pledge Agreement shall be adjusted on a pro rata basis such that the aggregate amount of the LP Class A Capital Commitments constituting Pledged Funding Commitments of (i) the Original Funding Investors and (ii) such approved new or replacement Funding Investor(s) is equal to the Pledged Funding Commitment Amount, subject to and in accordance with the following provisions, which must be satisfied as a condition to (except as indicated in the parenthetical in clause (g) below) such pro rata adjustment to the Pledged Funding Commitments and acceptance of such approved new or replacement Funding Investors (the “Pledge Adjustment Provisions”):
     (a) the Sponsor LP Agreement and any associated subscription and/or similar agreements relating to the Funding Investors’ Funding Commitments to the Sponsor, as appropriate, shall operate solely by written designation by the Sponsor GP (and without amendment thereto) to provide for separate Funding Commitments for each of the Funding Investors, dividing such Funding Commitments into LP Class A Capital Commitments (constituting the Pledged Funding Commitments) and Funding Commitments which do not constitute LP Class A Capital Commitments (and thus shall not constitute Pledged Funding Commitments); such designations shall create a distinct and separately identifiable class of Pledged Funding Commitments separate from the other Funding Commitments of each Funding Investor (the provisions of the Sponsor LP

Agreement as in effect as of the date hereof are acknowledged and agreed to accomplish such separate designation);
     (b) the Pledge Agreement and associated UCC financing statements shall be amended, if necessary, to provide for a pledge by the Sponsor of the Pledged Funding Commitments only (the Pledge Agreement and associated UCC financing statements describing the “Collateral” (as defined in the Pledge Agreement) on the basis of the LP Class A Capital Commitments, together with the provisions of the Sponsor LP Agreement separately designating the LP Class A Capital Commitments, are acknowledged and agreed to be sufficient for the foregoing purposes, such that, other than an amendment to Exhibit C of the Pledge Agreement to reflect the new or replacement Funding Investor(s) and the adjusted LP Class A Capital Commitments of each then existing Funding Investor, no amendment to the Pledge Agreement and associated UCC financing statements shall be necessary so long as no amendment to the Sponsor LP Agreement is made);
     (c) the portion of the total Funding Commitments that are not, at any time, LP Class A Capital Commitments and thus not Pledged Funding Commitments shall not be pledged to the Buyer or constitute “Collateral” under (and as defined in) the Pledge Agreement; in connection with the addition of any one or more new or replacement Funding Investors approved by Buyer as described above, the amount of the LP Class A Capital Commitment of any Original Funding Investor and other Funding Investor in effect immediately prior to the Sponsor’s admission of such new or replacement Funding Investor(s) that shall be adjusted on a pro rata basis (e.g., such that aggregate amount of Pledged Funding Commitments of all Funding Investors is equal to the Pledged Funding Commitment Amount) immediately upon such admission (as described above), and the Funding Commitments of each Funding Investor which are not LP Class A Capital Commitments shall no longer constitute Pledged Funding Commitments and shall be free and clear of any and all security interests therein and pledges thereof, and shall not constitute “Collateral” under (and as defined in) the Pledge Agreement;
     (d) each of the Funding Investors (and any guarantor(s) of any related Funding Investor’s obligations under a Pledge Consent and Agreement) shall execute, or enter into an amendment to any previously executed, Pledge Consent and Agreement respecting the Pledged Funding Commitments; the Pledge Consent and Agreements shall, or shall be amended appropriately so as to, set forth the amount of each Funding Investor’s LP Class A Capital Commitment, which shall be acknowledged and agreed in the Pledge Consent and Agreement to constitute the Pledged Funding Commitment subject to the security interest and pledge of the Pledge Agreement;
     (e) Buyer shall prepare the amendments to the Pledge Agreement, if any, and the Pledge Consent and Agreements, or additional Pledge Consent and Agreements, and the same shall be in form and substance satisfactory to Buyer, with such modifications as the Sponsor and Funding Investors may reasonably request which are reasonably satisfactory to Buyer;

     (f) the aggregate amount of the Pledged Funding Commitments shall at all times be equal to the Pledged Funding Commitment Amount, both prior to and upon and after the admission of any new or replacement Funding Investor;
     (g) Seller, Sponsor and the Funding Investors shall provide such organizational documents and opinions respecting the Pledge Agreement, as amended, and the new and amended Pledge Consent and Agreements, including formation, existence and good standing, due authorization, execution and delivery, enforceability and, with respect to the Pledge Agreement, perfection in the Pledged Funding Commitments, as Buyer may require; such documents and opinions shall be in form and substance reasonably acceptable to Buyer (the opinions provided in connection with the initial Pledge Agreement and Pledge Consent and Agreements are acknowledged as reasonably acceptable, although modifications to account for the implementation of the Pledge Adjustment Provisions may be required);
     (h) the Pledged Funding Commitments shall not be permitted to be pledged to any Person other than Buyer; the portion of the total Funding Commitments that do not constitute Pledged Funding Commitments may be pledged to any one or more other Persons, subject to (regardless of whether such pledge occurs at the time of or after the implementation of the Pledge Adjustment Provisions, although if after then not as a condition to such implementation), execution and delivery by such Persons of an acknowledgment and agreement in form and substance reasonably satisfactory to Buyer acknowledging that such Person has no claim or security interest in the Pledged Funding Commitments; Buyer shall upon Seller’s request execute and deliver a reciprocal acknowledgement and agreement with respect to the Funding Commitments which do and do not constitute the Pledged Funding Commitments in form and substance reasonably satisfactory to Seller and such other Person; and
     (i) Seller shall pay all Buyer’s reasonable out-of-pocket costs and expenses, including reasonable out-of-pocket legal fees and expenses, filing fees and reasonable out-of-pocket consultant’s fees and expenses, associated with the review, underwriting and analysis of any new or replacement Funding Investor, and preparation and review of documentation associated with, and the implementation of, the Pledge Adjustment Provisions. Seller agrees to pay all such costs and expenses regardless of whether a proposed new or replacement Funding Investor is approved or the Pledge Adjustment Provisions are implemented.
     The parties acknowledge that the foregoing provisions of this definition of Pledged Funding Commitments, and certain other provisions contained in other definitions in this Agreement, contain various operative terms of this Agreement, and are not merely definitions, notwithstanding that such terms and provisions are included in the definitions, or definition provisions, of this Agreement.
     “Pre-Existing Collateral” shall mean any Collateral that is an Eligible Loan and is not Originated Collateral.

     “Preliminary Due Diligence Package” shall mean with respect to any New Collateral, a summary memorandum outlining the proposed transaction, including potential transaction benefits and all material underwriting risks, all Underwriting Issues and all other characteristics of the proposed transaction that a reasonable buyer would consider material, together with the following due diligence information relating to the New Collateral to be provided by Seller to Buyer pursuant to this Agreement:
     With respect to each Eligible Loan:
     (i) the Collateral Information;
     (ii) current rent roll, if applicable;
     (iii) cash flow pro-forma, plus historical information, if available;
     (iv) description of the Mortgaged Property and if the Mortgaged Property does not directly secure such Eligible Loan, the related Collateral securing such Eligible Loan, if any, and the ownership structure of the borrower and the sponsor (including, without limitation, the board of directors, if applicable);
     (v) indicative debt service coverage ratios;
     (vi) indicative loan-to-value ratio;
     (vii) term sheet outlining the transaction generally;
     (viii) Seller’s relationship with the Mortgagor, if any;
     (ix) with respect to any New Collateral that is Pre-Existing Collateral, a list that specifically and expressly identifies any Purchased Loan Documents that relate to such New Collateral but are not in Seller’s possession;
     (x) a completed “cunderwriter” program submission made in accordance with Buyer’s loan origination program, as provided by Buyer to Seller from time to time; and
     (xi) any exceptions to the representations and warranties set forth in Exhibit VI to this Agreement.
     “Price Differential” shall mean, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Repurchase Price for such Transaction on a 360-day-per-year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction).

     “Pricing Rate” shall mean, for any Pricing Rate Period with respect to any Transaction, an annual rate equal to the LIBO Rate for such Pricing Rate Period plus the relevant Applicable Spread for such Transaction; provided, that the Pricing Rate shall be the Alternative Rate for any Pricing Rate Period or portion thereof for which the Alternative Rate is provided to be used under either of, or both, Sections 3(h) and/or 3(i) of this Agreement.
     “Pricing Rate Determination Date” shall mean (a) in the case of the first Pricing Rate Period with respect to any Transaction, the second (2nd) Business Day preceding the first day of such Pricing Rate Period and (b) with respect to any subsequent Pricing Rate Period, the second (2nd) Business Day preceding the first day of the Pricing Rate Period.
     “Pricing Rate Period” shall mean, (a) in the case of the first Pricing Rate Period with respect to any Transaction, the period commencing on and including the Purchase Date for such Transaction and ending on and including the following Remittance Date, and (b) in the case of any subsequent Pricing Rate Period, the period commencing on the calendar day following each Remittance Date and ending on and including the following Remittance Date; provided, however, that in no event shall any Pricing Rate Period end subsequent to the Repurchase Date.
     “Principal Payment” shall mean, with respect to any Purchased Loan, any payment or prepayment of all or any part of any principal and any proceeds of redemption received by the Depository in respect thereof.
     “Prohibited Person” shall have the meaning specified in Section 9(b)(xxi) of this Agreement.
     “Purchase Date” shall mean, with respect to any Purchased Loan, the date on which such Purchased Loan is transferred by Seller to Buyer hereunder.
     “Purchase Percentage” for any Purchased Loan shall be the “Purchase Percentage” set forth in the Confirmation for such Purchased Loan, which shall, unless the Buyer and Seller otherwise agree in such Confirmation, be the “Purchase Percentage” for the Category applicable to such Purchased Loan, as set forth in Schedule I attached to this Agreement.
     “Purchase Price” shall mean, with respect to any Purchased Loan, the price at which such Purchased Loan is transferred by Seller to Buyer on the applicable Purchase Date, plus the amount of any Subsequent Advance with respect to such Purchased Loan pursuant to Section 3(o) of this Agreement. The Purchase Price as of any Purchase Date for any Purchased Loan shall be set forth in the Confirmation for the Transaction for the purchase of such Purchased Loan, which shall, unless the Buyer and Seller otherwise agree in such Confirmation, be an amount (expressed in dollars) equal to the product obtained by multiplying (i) the lesser of (A) the lesser of the acquisition cost or the purchase price paid by Seller for such Purchased Loan (or, if the Purchased Loan proposed to be included in a Transaction is being originated by Seller or acquired by Seller from the Sponsor or any Affiliate thereof, the lesser of the acquisition cost or the purchase price paid by the Sponsor or Affiliate for the same, if lower than that paid by Seller), or (B) the Market Value of such Purchased Loan (or the unpaid principal amount of the Purchased Loan, if lower than Market Value), by (ii) the Purchase Percentage for such Purchased Loan, as set forth in the Confirmation for the Transaction.
     “Purchased Loan File” shall mean the documents specified as the definition of “Purchased Loan File” in Section 7(b), together with any additional documents and information required to be delivered to Buyer or its designee (including the Custodian) pursuant to this Agreement.
     “Purchased Loan Documents” shall mean, with respect to a Purchased Loan, the documents comprising the Purchased Loan File for such Purchased Loan.
     “Purchased Loans” shall mean (i) with respect to any Transaction, the Eligible Loans sold by Seller to Buyer in such Transaction and (ii) with respect to the Transactions in general, all Eligible Loans sold by Seller to Buyer and any Additional Collateral delivered by Seller to Buyer pursuant to Section 4(a) of this Agreement.
     “Purchased Loan Schedule” shall mean a schedule of Purchased Loans attached to each Trust Receipt and Custodial Delivery containing information substantially similar to the Collateral Information.
     “Relevant System” shall mean (a) The Depository Trust Company in New York, New York, or (b) such other clearing organization or book-entry system as is designated in writing by Buyer.
     “Remittance Date” shall mean the twenty-sixth (26th) calendar day of each month, or the next succeeding Business Day, if such calendar day shall not be a Business Day, or such other day as is designated by Buyer.
     “Repurchase Date” shall mean February___, 2009.
     “Repurchase Price” shall mean, with respect to any Purchased Loan as of any date, the price at which such Purchased Loan is to be transferred from Buyer to Seller upon termination of the related Transaction; such price will be determined in each case as the sum of (a) the Purchase Price of such Purchased Loan, less any amounts paid by Seller to Buyer, or Income received by Buyer from the Depository pursuant to Section 5 hereof, on or prior to the date of such determination on account of the Repurchase Price for such Purchased Loan (other than amounts applied to the components of the Repurchase Price set forth in the following clauses (b), (c) and (d) of this definition (collectively, the “Other Price Components”)), (b) the accrued and unpaid Price Differential with respect to such Purchased Loan as of the date of such determination, (c) the Exit Fee, if any, payable with respect to the Purchased Loan, provided that such Exit Fees shall constitute a component of the Repurchase Price only as, if and when payable with respect to the Purchased Loan being repurchased or for which a prepayment of the Repurchase Price is made, or upon an Accelerated Repurchase Date if an Event of Default exists, in each case as provided in Section 3(g) hereof), and (d) all other amounts (other than the Hyperamortization Amount, if any) due and owing to Buyer under this

Agreement and the Transaction Documents, provided that if such other amounts are not payable at the time of a repurchase of a Purchased Loan the same shall not be included in the Repurchase Price of such Purchased Loan.
     “Requirement of Law” shall mean any law, treaty, rule, regulation, code, directive, policy, order or requirement or determination of an arbitrator or a court or other governmental authority whether now or hereafter enacted or in effect.
     “Reset Date” shall mean, with respect to any Pricing Rate Period, the second (2nd) Business Day preceding the first day of such Pricing Rate Period with respect to any Transaction.
     “S&P” shall mean Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.
     “Seller” shall mean NY Credit Funding I, LLC, a Delaware limited liability company.
     “Seller LLC Agreement” shall mean the Limited Liability Company Agreement of Seller dated as of November 16, 2005 by Sponsor.
     “Senior LTV” shall mean, with respect to any debt senior to or pari passu with any Junior Participation Interest or Mezzanine Loan, the ratio (expressed as a percentage) of (A) the unpaid principal amount of such debt, divided by (B) the fair market value of the real property, properties or other collateral directly or indirectly securing such debt, as determined by Buyer in its sole discretion, exercised in good faith.
     “Servicing Agreement” has the meaning specified in Section 24(b).
     “Servicer” means, with respect to any Purchased Loan, the applicable servicer of such Purchased Loan pursuant to the applicable Servicing Agreement.
     “Servicing Records” has the meaning specified in Section 24(b).
     “Side Agreement” means that certain letter agreement dated as of the date hereof, by and among Seller, Greenwich Capital Markets, Inc. and Buyer, relating to, among other things, prospective transactions involving Seller involving commercial mortgage-backed securitization transactions, collateralized debt obligations or similar capital markets transactions intended to finance any Purchased Loans or the repurchase thereof.
     “Special-Purpose Entity” shall mean a Person, other than an individual, which is formed or organized solely for the purpose of holding, directly and subject to this Agreement, the Purchased Loans, does not engage in any business unrelated to the Purchased Loans and the financing thereof, does not have any assets other than the Purchased Loans and the financing thereof, or any indebtedness other than as permitted by this Agreement, has its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, holds itself out as being a Person, separate and apart from any other Person. If the foregoing entity is a limited partnership or limited liability company, (i) its partnership agreement or limited liability company agreement (as applicable) shall provide that the partnership or limited liability company shall dissolve upon the withdrawal or dissolution of the last remaining general partner or managing member, but the partnership or limited liability company will not be dissolved if the remaining partners or members, within ninety (90) days, by majority vote elect to continue the partnership or limited liability company and appoint a new general partner or new managing member, and (ii) the partnership agreement or limited liability company agreement (as applicable) shall provide that the dissolution and winding up or bankruptcy or insolvency filing of such partnership or limited liability company shall require the unanimous consent of all partners or members.
     “Sponsor” shall mean NY Credit Real Estate Fund I, L.P., a Delaware limited partnership.
     “Sponsor GP” shall mean NY Credit Real Estate GP, LLC, a Delaware limited liability company.
     “Sponsor GP LLC Agreement” shall mean the Amended and Restated Limited Liability Agreement of Sponsor GP dated as of March 16, 2005, among BRK Management LLC, Cushman & Wakefield, Inc., New York Life Investment Management LLC and HSH Nordbank AG, Cayman Islands Branch.
     “Sponsor LP Agreement” shall mean the Second Amended and Restated Limited Partnership Agreement of Sponsor dated as of March 16, 2005, among Sponsor GP and the limited partners of Sponsor.
     “Sponsor Manager” shall mean NY Credit Advisors, LLC, a Delaware limited liability company.
     “Sponsor Manager LLC Agreement” shall mean the Second Amended and Restated Limited Liability Agreement of Sponsor Manager dated as of March 16, 2005 among BRK Management LLC, Cushman & Wakefield, Inc., New York Life Investment Management LLC and HSH Nordbank AG, Cayman Islands Branch..
     “Sponsor Management Agreement” shall mean that certain Investment Advisory Agreement dated as of March 16, 2005. by and between Sponsor and Sponsor Manager.
     “Sponsor UT Manager” shall mean BRK Management LLC, a Delaware limited liability company.
     “Sponsor UT Manager LLC Agreement” shall mean that certain Operating Agreement of Sponsor UT Manager dated as of March 1, 2000 by William V. Adamski, as sole Member.
     “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one (1) and the denominator of which is the number one (1) minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which Buyer or its Affiliates is or are subject for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors of the Federal Reserve System). Such reserve percentages shall include those imposed pursuant to such Regulation D. Transactions shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to Buyer under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
     “Subsequent Advance” shall have the meaning set forth in Section 3(o) of this Agreement.
     “Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.
     “Supplemental Due Diligence List” shall mean, with respect to any New Collateral, information or deliveries concerning the New Collateral that Buyer shall reasonably request in addition to the Preliminary Due Diligence Package.
     “Survey” shall mean a certified ALTA/ACSM (or applicable state standards for the state in which the Collateral is located) survey of a Mortgaged Property prepared by a registered independent surveyor and in form and content satisfactory to Buyer and the company issuing the Title Policy for such Property.
     “Target Price” shall mean, with respect to any Purchased Loan as of any date, the amount (expressed in dollars) obtained by multiplying (i) the lesser of the Adjusted Par Value or Market Value of such Purchased Loan as of such date by (ii) the Purchase Percentage for such Purchased Loan, as specified in the related Confirmation.
     “Title Policy” shall have the meaning specified in paragraph 9 of Exhibit VI.
     “Transaction” shall have the meaning specified in Section 1 of this Agreement.
     “Transaction Conditions Precedent” shall have the meaning specified in Section 3(b) of this Agreement.
     “Transaction Documents” shall mean, collectively, this Agreement, any other applicable Annexes to this Agreement, the Pledge Agreement, each Pledge Consent and Agreement, the Custodial Agreement, the Interim Servicing Agreement, the Side

Agreement and all Confirmations executed pursuant to this Agreement in connection with specific Transactions.
     “Trust Receipt” shall mean a trust receipt issued by Custodian to Buyer confirming the Custodian’s possession of certain Purchased Loan Files which are the property of and held by Custodian for the benefit of Buyer (or any other holder of such trust receipt).
     “UCC” shall have the meaning specified in Section 6 of this Agreement.
     “Underutilization Fee” shall have the meaning specified in Section 3(f) of this Agreement.
     “Underwriting Issues” shall mean, with respect to any Collateral as to which Seller intends to request a Transaction, all material information that has come to Seller’s attention that, based on the making of reasonable inquiries and the exercise of reasonable care and diligence under the circumstances, would be considered a materially “negative” factor (either separately or in the aggregate with other information), or a material defect in loan documentation or closing deliveries (such as any absence of any material Purchased Loan Document(s)), to a reasonable institutional mortgage Buyer in determining whether to originate or acquire the Collateral in question.
     “Whole Loan” shall mean a commercial mortgage loan secured by a first lien in multifamily and commercial real property.
3. INITIATION; CONFIRMATION; TERMINATION; FEES
     (a) On or after the Initial Commitment Commencement Date and prior to the Commitment Expiration Date and subject to the terms and conditions set forth in this Agreement (including, without limitation, the “Transaction Conditions Precedent” specified in Section 3(b) of this Agreement), one or more proposals to enter into a Transaction may be requested by Seller as provided below; provided, however, that the aggregate of the Repurchase Prices (excluding Other Price Components) for all Transactions purchased hereunder and outstanding at any one time (i.e., which shall not then have not been repurchased by Seller) shall not exceed the Facility Amount. Seller shall give Buyer written notice of each proposed Transaction and Buyer shall inform Seller of its determination with respect to any assets proposed to be sold to Buyer by Seller solely in accordance with Exhibit VIII attached hereto. Buyer shall have the right to review all Eligible Loans proposed to be sold to Buyer in any Transaction and to conduct its own due diligence investigation of such Eligible Loans as Buyer determines in good faith. Within five (5) Business Days after Seller’s certification to Buyer that Seller has delivered to Buyer all Diligence Materials and other required documentation with respect to any Loan(s) Seller requests Buyer to consider for purchase under the terms of this Agreement, Buyer agrees to provide Seller with Buyer’s determination of the completeness of the Diligence Materials including Buyer’s request of any additional or missing documentation with respect to such Loan(s), if any. Seller shall provide Buyer with any such additional or missing documentation within three (3) Business Days after request thereof (“Additional Submission”), and Buyer agrees to provide Seller with confirmation of the completeness of such documentation (or notice of such missing or incomplete information, if applicable) within two (2) Business Days after Buyer’s receipt of the Additional Submission, which procedure shall continue until Buyer reasonably determines that the Diligence Materials are complete. Upon Buyer’s receipt of all Diligence Materials and other required documentation in accordance with the procedure set forth above, Buyer shall complete its due diligence review and financial modeling with respect to the assets proposed to be sold to Buyer by Seller within five (5) Business Days. Buyer shall be entitled to make a determination, in the exercise of its sole discretion, exercised in good faith, that it shall not purchase any or all of the assets proposed to be sold to Buyer by Seller. On the Purchase Date for the Transaction which shall be not less than two (2) Business Days following the approval of an Eligible Loan by Buyer in accordance with Exhibit VIII hereto, the related Purchased Loan shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller. To the extent Buyer enters into a Transaction with Seller with respect to a Purchased Loan which is an Eligible Loan of the type described in clause (iii) of the definition thereof (i.e., such Eligible Loan does not satisfy the characteristics described in clauses (i) and (ii) of the definition thereof), then such Purchased Loan shall be deemed to be an Eligible Loan for all purposes of this Agreement.
     (b) Upon agreeing to enter into a Transaction hereunder, provided each of the Transaction Conditions Precedent (as hereinafter defined) shall have been satisfied (or waived by Buyer), Buyer shall promptly deliver to Seller a written confirmation in the form of Exhibit I attached hereto of each Transaction (each, a “Confirmation”). In the absence of execution and delivery by Buyer of a Confirmation for a proposed Transaction, Buyer shall under no circumstance be deemed to have agreed to enter into such Transaction. Such Confirmation shall describe each Purchased Loan that shall be the subject of the proposed Transaction, shall identify Buyer and Seller, and shall set forth (i) the proposed Purchase Date for such Transaction, (ii) the Category, Purchase Percentage and Purchase Price for each such Purchased Loan, (iii) the CF Sweep Percentage, Capital Call Percentage and Buyer’s Margin Percentage for each such Purchased Loan, (iv) the Applicable Spread for each Purchased Loan, and any additional terms or conditions not inconsistent with this Agreement. With respect to any Transaction, the Pricing Rate shall be determined initially on the Pricing Rate Determination Date applicable to the first Pricing Rate Period for such Transaction, and shall be reset on each Reset Date for the next succeeding Pricing Rate Period for such Transaction. Buyer or its agent shall determine in accordance with the terms of this Agreement the Pricing Rate on each Pricing Rate Determination Date for the related Pricing Rate Period and notify Seller of such rate for such period on the Reset Date. For purposes of this Section 3(b), the “Transaction Conditions Precedent” shall be deemed to have been satisfied with respect to any proposed Transaction if:
     (1) no Default or Event of Default under this Agreement shall have occurred and be continuing as of the Purchase Date for such proposed Transaction;
     (2) Seller shall have certified to Buyer in writing the acquisition cost of such Purchased Loan (including therein reasonable supporting documentation required by Buyer, if any);
     (3) the representations and warranties made by Seller in any of the Transaction Documents shall be true and correct in all material respects as of the Purchase Date for such Transaction;

     (4) Buyer shall have received the Diligence Materials and completed to Buyer’s satisfaction its due diligence review and financial modeling with respect to the loan(s) proposed to be sold to Buyer by Seller, including, without limitation, the hedging strategy, if any, and any associated Hedging Transactions relating thereto;
     (5) Buyer or the Custodian on behalf of Buyer shall have received the applicable Transaction documents and other documents and opinions specified in Section 7 of this Agreement;
     (6) Buyer shall have (A) determined, in accordance with the applicable provisions of Section 3(a) of this Agreement, that the Loan(s) proposed to be sold to Buyer by Seller in such Transaction are Eligible Loans and (B) obtained internal credit approval for the inclusion of such Eligible Loan as a Purchased Loan in a Transaction;
     (7) none of the following shall have occurred and/or be continuing:
     (i) an event or events shall have occurred resulting in the effective absence of a “repo market” or comparable “lending market” for financing mortgage securities or mortgage loans or an event or events shall have occurred resulting in Buyer not being able to finance any Transactions and/or Purchased Loans through the “repo market” or “lending market” with traditional counterparties at rates that would have been available prior to the occurrence of such event or events; or
     (ii) an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by mortgage loans or an event or events shall have occurred resulting in Buyer not being able to sell securities backed by mortgage loans at prices which would have been available prior to such event or events; or
     (iii) there shall have occurred a material adverse change in the “repo market” or comparable “lending market” or in the financial condition of Buyer which effects (or can reasonably be expected to effect) materially and adversely the ability of Buyer to fund its obligations under this Agreement;
     (8) the purchase by Buyer from Seller of the Purchased Loans shall be completed prior to the Commitment Expiration Date and shall not result in non-compliance with the Facility Limits or the aggregate of the Purchase Prices for all Transactions to exceed the Facility Amount;
     (9) Seller shall have delivered to Buyer a due authorization, execution and enforceability opinion of Seller’s counsel, in such form reasonably acceptable to Buyer, including an opinion that Buyer has a perfected security interest in the Purchased Loan, the Purchased Loan Documents and such collateral as is the subject to the Transaction, prior to any other claim or interest, subject to reasonable and customary exceptions, qualifications and assumptions; provided, that such opinions shall not be required with respect to any individual Purchase Date to the extent Seller shall have delivered on the date of this Agreement or on a previous Purchase Date opinions of counsel satisfactory to

Buyer with respect to such matters;
     (10) there shall not have occurred a material adverse change in the financial condition of Seller which effects (or can reasonably be expected to effect) materially and adversely the ability of Seller to fund its obligations under this Agreement;
     (11) the Key Person shall not have resigned from or been removed from, or is no longer allowed, to continue in the management of Seller (a “Key Person Removal”); provided, however, that if a Key Person Removal occurs, the condition in this clause (11) shall nevertheless continue to be satisfied so long as, within ninety (90) days after such Key Person Removal, Buyer reasonably approves the individual(s) acting or to act as the manager(s) of Seller and the scope of authority and duties of such individual(s); and
     (12) Buyer shall have determined in its sole discretion (exercised in good faith) that, after giving effect to any Transaction the Average Collateral LTV shall not exceed 80%.
     Notwithstanding anything to the contrary contained in this Agreement, in no event shall any Transaction hereunder be consummated until such time as Buyer has received all of the following, each in form and substance reasonably satisfactory to Buyer: (i) the fully executed Pledge Agreement (along with the applicable Pledge Consent and Agreement from each Original Funding Investor), (ii) the fully executed Custodial Agreement; (iii) the fully executed Interim Servicing Agreement; (iv) a control agreement with respect to the Cash Management Account executed by the Depository; (v) the following legal opinions: (A) from Seller’s counsel with respect to Seller’s formation, existence and good standing and the authorization, execution, delivery and enforceability of the Repurchase Agreement and each other Transaction Document to which Seller is a party; (B) from Sponsor’s counsel with respect to the Sponsor’s formation, existence and good standing and the authorization, execution, delivery and enforceability of the Sponsor Guaranty and the Repurchase Agreement, and (C) from each Original Funding Investor’s counsel with respect to each Original Funding Investor’s formation, existence and good standing and the authorization, execution, delivery and enforceability of such Original Funding Investor’s Pledge Consent and Agreement; and (vi) certified organizational documents with respect to each of Seller and Sponsor, to the extent not delivered as of the date hereof.
     (c) Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby unless objected to in writing by Seller no more than two (2) Business Days after the date such Confirmation is received by Seller. An objection sent by Seller with respect to any Confirmation must state specifically that the writing is an objection, must specify the provision(s) of such Confirmation being objected to by Seller, must set forth such provision(s) in the manner that Seller believes such provisions should be stated, and must be received by Buyer no more than two (2) Business Days after such Confirmation is received by Seller. Seller shall execute a written acceptance accepting each Confirmation not objected to by Seller within the aforementioned two (2) Business Day period.
     (d) Seller shall be entitled to terminate any one or more Transactions on demand and repurchase all of the Purchased Loans subject to such Transaction on any Business Day prior to the Repurchase Date (each, an “Early Repurchase Date”): provided, however, that Seller:

     (i) repurchases on such Early Repurchase Date, all of the Purchased Loans subject to such Transaction,
     (ii) notifies Buyer in writing of its intent to terminate such Transaction and repurchase such Purchased Loans no later than five (5) Business Days prior to such Early Repurchase Date,
     (iii) on such Early Repurchase Date pays to Buyer an amount equal to the sum of the Repurchase Price for such Transaction, including (subject to Section 3(g)) the Exit Fee, if any, and any accrued Availability Fee, and any other amounts payable under this Agreement (including, without limitation, Section 3(j) and Section 3(k) of this Agreement) with respect to such Transaction against transfer to Seller or its agent of such Purchased Loans, and
     (iv) if such Early Repurchase Date occurs while a Hyperamortization Condition exists, pays to Buyer the Hyperamortization Amount with respect to any Purchased Loan being repurchased, which Hyperamortization Amount shall be required to be paid as a condition to any repurchase of such Purchased Loan, and shall be applied as a partial prepayment of the Repurchase Prices of all other Purchased Loans that have not been repurchased, on a pro rata basis in accordance with the relative outstanding Repurchase Prices of such remaining Purchased Loans (for example, a $100 Hyperamortization Amount would be applied, in a case involving two remaining Purchased Loans with Repurchase Prices of $300 and $200, respectively, as a $60 prepayment of the Repurchase Price of the $300 Purchased Loan and a $40 prepayment of the Repurchase Price of the $200 Repurchased Loan).
          Such notice shall set forth the Early Repurchase Date and shall identify with particularity the Purchased Loans to be repurchased on such Early Repurchase Date. Any notice delivered under this Section 3(d) shall be irrevocable upon delivery to Buyer.
          In the event that a Material Purchased Loan Default exists, Buyer may require, upon not less than fifteen (15) Business Days prior written notice to Seller, that Seller repurchase such Purchased Loan, in which event Seller shall repurchase such Purchased Loan within such fifteen (15) Business Day time period in the same manner, making the same payments, provided for an otherwise optional repurchase of a Purchased Loan under this Section 3(d). Other than as provided in the preceding sentence, no Transaction shall be terminable upon demand by Seller other than on the Repurchase Date or (if an Event of Default shall exist) the Accelerated Repurchase Date.
     (e) On the Repurchase Date, termination of the Transactions will be effected by transfer to Seller or its agent of the Purchased Loans and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Section 5 of this Agreement) against the simultaneous transfer of the Repurchase Price to an account of Buyer.
     (f) Seller shall pay to Buyer a commitment fee (the “Commitment Fee”) in an amount equal to $800,000, which Commitment Fee is deemed fully earned by Buyer and nonrefundable upon execution and delivery of this Agreement, and shall be paid as follows: (i) $400,000 of the Commitment Fee shall be paid by Seller to Buyer on the date hereof, and (ii) $400,000 of the Commitment Fees shall be due and payable upon the earlier of the date of the first Transaction hereunder or the Repurchase Date or earlier termination of this Agreement. In addition, on each Purchase Date and on the date of each Subsequent Advance, Seller shall pay Buyer a draw fee (a “Draw Fee”) in an amount equal to one-quarter of one percent (0.25%) of either: (1) in the case of the initial purchase of a Purchased Loan, the Purchase Price for such Purchased Loan, or (2) in the case of a Subsequent Advance, the amount of such Subsequent Advance, which Draw Fee shall be deemed fully earned by Buyer and nonrefundable on the Purchase Date for such Transaction or the date of such Subsequent Advance, as applicable; provided, (I) that once Draw Fees in the aggregate amount of $500,000 have been paid to Buyer, no further Draw Fees shall be required to be paid by Seller, and (II) in the event Draw Fees in the aggregate amount of $500,000 have not been paid by Seller prior to the earlier of the Initial Commitment Expiration Date or (if an Event of Default has occurred and is continuing) the Accelerated Repurchase Date (the “Draw Fee Settlement Date”), Seller shall, and hereby covenants and agrees with Buyer to, pay to Buyer on the Draw Fee Settlement Date a fee (the “Underutilization Fee”) equal to the difference between $500,000 and the aggregate amount of the Draw Fees previously paid by Seller to Buyer, in which event no further Draw Fees shall be required to be paid by Seller, which Underutilization Fee shall be deemed fully earned by Buyer and nonrefundable on the date the same is due. In addition, commencing on April 1, 2007 and continuing on the first day of each calendar quarter occurring thereafter (i.e., on the first day of each of July, October, January and April thereafter), Seller shall pay to Buyer a quarterly availability fee (the “Availability Fee”) in an amount equal to 0.0625% of the difference between (A) the Facility Amount and (B) the average daily aggregate total of the Repurchase Prices (exclusive of Other Price Components) for all Purchased Loans outstanding during the preceding calendar quarter, each which quarterly Availability Fee shall be deemed fully earned by Buyer and nonrefundable on the date the same is due.
     (g) On the earlier of the Early Repurchase Date or Repurchase Date with respect to any Purchased Loan, Seller shall pay to Buyer the Exit Fee applicable to such Purchased Loan (or to the portion of the Repurchase Price prepaid on an Early Payment Date) as part of the Repurchase Price owed with respect to such Purchased Loan; provided, that (i) Seller shall not be required to pay an Exit Fee with respect to such Purchased Loan if, at the time of the Early Repurchase Date or Repurchase Date, such Purchased Loan is sold by Seller through a commercial mortgage backed securitization transaction underwritten and placed by the Buyer or an Affiliate of the Buyer as provided in Section 3(n) hereof, (ii) Seller shall not be required to pay the Exit Fee with respect to the termination of all of the outstanding Transactions on the Early Repurchase Date or Repurchase Date if the source of funds for the payment of the aggregate Repurchase Price for all such Transactions on such date arises from an unsecured recourse credit line, equity or other source (including, without limitation, any commercial mortgage-backed securitization transaction, collateralized debt obligation or similar capital markets transaction) that is not a repurchase facility, secured warehouse credit facility or similar secured financing facility entered into by Seller and/or any of its Affiliates with any other lender or any purchaser under a repurchase or similar facility, provided that Seller or its Affiliates do not within four (4) months thereafter refinance any such repurchased Purchased Loan pursuant to a secured credit, repurchase or similar facility (if Seller does so, the Exit Fee shall immediately become due and owing with respect to all such repurchased Purchased Loans and an obligation of the Seller notwithstanding the Seller’s prior repurchase of such Purchased Loans), (iii) Seller shall not be required to pay the Exit Fee with respect to such Purchased Loan with respect to which an Early Repurchase Date has occurred due to a permitted prepayment of such Purchased Loan by the underlying borrower thereof pursuant to the terms and provisions of such Purchased Loan, (iv) Seller shall not be required to pay an Exit Fee with respect to any Purchased Loan if such payment of the Repurchase Price is made (x) to satisfy a Margin Call or Capital Call pursuant to Section 4(a) and no Margin Call Deficit or Capital Call Deficit continues to exist as a result of such repurchase or (y) to end a CF Sweep Condition and no CF Sweep Condition continues to exist as a result of such repurchase, and (v) so long as no Event of Default has occurred and is continuing, Seller shall not be required to pay an Exit Fee with respect to any Purchased Loan outstanding as of the Repurchase Date in the event the Commitment Expiration Date is not extended in accordance with the terms of Section 3(m) hereof.
     (h) If prior to the first (1st) day of any Pricing Rate Period with respect to any Transaction, (i) Buyer shall have determined (which determination shall be conclusive and binding upon Seller) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Pricing Rate Period, or (ii) the LIBO Rate determined or to be determined for such Pricing Rate Period will not adequately and fairly reflect the cost to Buyer (as determined and certified by Buyer) of making or maintaining Transactions during such Pricing Rate Period, Buyer shall give telecopy or telephonic notice thereof to Seller as soon as practicable thereafter. If such notice is given, the Pricing Rate with respect to such Transaction for such Pricing Rate Period, and for any subsequent Pricing Rate Periods until such notice has been withdrawn by Buyer, shall be a per annum rate equal to the Alternative Rate.
     (i) Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for Buyer to effect Transactions as contemplated by the Transaction Documents, (a) the commitment of Buyer hereunder to enter into new Transactions and to continue Transactions as such shall forthwith be canceled, and (b) the Transactions then outstanding shall be converted automatically to Alternative Rate Transactions, for which the Pricing Rate shall be the Alternative Rate, on the last day of the then current Pricing Rate Period or within such earlier period as may be required by law. If any such conversion of a Transaction occurs on a day which is not the last day of the then current Pricing Rate Period with respect to such Transaction, Seller shall pay to Buyer such amounts, if any, as may be required pursuant to Section 3(k) of this Agreement.
     (j) Seller shall indemnify Buyer and hold Buyer harmless from any loss or expense (not to include any lost profit or opportunity) (including, without limitation, reasonable attorneys’ fees and disbursements) which Buyer may sustain or incur (other than as a result of Buyer’s gross negligence or willful misconduct) as a consequence of (i) default by Seller in terminating any Transaction after Seller has given a notice in accordance with Section 3(d) of a termination of a Transaction, (ii) any payment of the Repurchase Price on any day other than a Remittance Date (including, without limitation, all Breakage Costs) and any other out of pocket loss or expense arising from the reemployment of funds obtained by Buyer to maintain Transactions hereunder or from fees payable to terminate the deposits from which such funds were obtained) or (iii) default by Seller in selling Eligible Loans after Seller has notified Buyer of a proposed Transaction and Buyer has agreed to purchase such Eligible Loans in accordance with the provisions of this Agreement. A certificate as to such costs, losses, damages and expenses, setting forth the calculations therefor shall be submitted promptly by Buyer to Seller and shall be conclusive and binding on Seller in the absence of manifest error, and Seller shall pay all such amounts to Buyer upon demand thereof.
     (k) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any Governmental Authority or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Buyer made subsequent to the date hereof:
(i)	shall subject Buyer to any tax of any kind whatsoever with respect to the Transaction Documents, any Purchased Loan or any Transaction, or change the basis of taxation of payments to Buyer in respect thereof (except for net income taxes, franchise taxes imposed in lieu of net income taxes, branch profits and similar taxes and any changes in the rate of tax on Buyer’s overall net income);

(ii)	shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer which is not otherwise included in the determination of the LIBO Rate hereunder; or

(iii)	shall impose on Buyer any other condition;
and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems, in the exercise of its reasonable business judgment, to be material, of entering into, continuing or maintaining Transactions or to reduce any amount receivable under the Transaction Documents in respect thereof; then, in any such case, Seller shall promptly pay Buyer, upon its demand and presentment of a reasonably detailed calculation of such amounts, any additional amounts necessary to compensate Buyer for such increased cost or reduced amount receivable (but only to the extent that Buyer is requesting similar amounts from other similarly situated sellers or borrowers). Such notification as to the calculation of any additional amounts payable pursuant to this subsection shall be submitted by Buyer to Seller and shall be prima facie evidence of such additional amounts.
     (l) If Buyer shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer, in the exercise of its reasonable business judgment, to be material, then from time to time, after submission by Buyer to Seller of a written request therefor (including a reasonably detailed calculation of such amounts), Seller shall pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction (but only to the extent that Buyer is requesting similar amounts from other similarly situated sellers or borrowers). Such notification as to the calculation of any additional amounts payable pursuant to this subsection shall be submitted by Buyer to Seller and shall be prima facie evidence of such additional amounts. This covenant shall survive the termination of this Agreement and the repurchase by Seller of any or all of the Purchased Loans.
     (m) The Commitment Expiration Date shall be the Initial Commitment Expiration Date; provided, that so long as no Default or Event of Default has occurred and is continuing, if Seller, not earlier than 30 days prior to the Initial Commitment Expiration Date and not later than 10 days prior to the Initial Commitment Expiration Date, makes a written request to Buyer for an extension of the Commitment Expiration Date, Buyer may at its sole option exercised in its sole discretion, elect by written notice to Seller to extend the Commitment Expiration Date to be the date which is 364 days after the Initial Commitment Expiration Date (the “Extended Commitment Expiration Date”). The Commitment Expiration Date shall not be extended as provided above unless and until Buyer makes such written election to extend, and it is understood and agreed that Buyer may grant or deny Seller’s request for an extension of the Commitment Expiration Date in Buyer’s sole discretion.
     (n) Seller, on its behalf and on behalf of the Sponsor, agrees that Sponsor and Seller shall engage Greenwich Capital Markets, Inc. or another Affiliate of Buyer (collectively, “Greenwich”) designated by it as the lead manager and bookrunner on any future commercial mortgage-backed securitization transactions, collateralized debt obligations or similar capital markets transactions intended to finance any Purchased Loans or the repurchase thereof, provided that (i) Greenwich or its Affiliates are in a position to execute such transactions on a basis reasonably satisfactory to Seller, as reasonably determined by Seller in good faith, and (ii) the terms offered by Greenwich shall be reasonably within prevailing market standards for such transactions. Seller also agrees to give strong consideration to entering into an exclusive arrangement with Greenwich to be primary bookrunner for such transactions, and will, in fact, select Greenwich as primary bookrunner unless material overriding business considerations require a different selection. Sponsor and Seller shall use commercially reasonable efforts to coordinate with the transaction schedules of Greenwich in order to include those Purchased Loans deemed appropriate by Sponsor and Seller for securitization in transactions scheduled by Greenwich.
     (o) In the event that, at any time prior to the Commitment Expiration Date, Seller believes that any Availability exists with respect to any Purchased Loan, Seller may request that Buyer determine whether such Availability exists, by a written notice to Buyer setting forth Seller’s basis for such Availability. Within five (5) Business Days after Buyer receives Seller’s request, Seller shall notify Seller whether or not any such Availability exists, as determined by Buyer in its sole business discretion, exercised in good faith, and, if so, the amount of such Availability. Seller may, prior to the Commitment Expiration Date, and provided no Hyperamortization Condition exists, obtain a further advance from Buyer (such advance, a “Subsequent Advance”) with respect to such Purchased Loan, provided that the following conditions precedent to any such Subsequent Advance shall have been satisfied (or waived by Buyer);
(i)	Seller shall have requested the Subsequent Advance by not less than five (5) Business Days’ prior written notice to Buyer specifying the amount of the requested Subsequent Advance and the Purchased Loan to which such requested Subsequent Advance relates;

(ii)	the requested Subsequent Advance may not be less than $250,000;

(iii)	the requested Subsequent Advance with respect to such Purchased Loan shall not be in excess of the Availability with respect to such Purchased Loan;

(iv)	Seller shall have paid to Buyer the Draw Fee with respect to the Subsequent Advance (which amount may be held back from funds remitted to Seller by Buyer);

(v)	no Default or Event of Default under the Agreement shall have occurred and be continuing as of the date of the Subsequent Advance;

(vi)	the representations and warranties made by Seller in any of the Transaction Documents shall be true and correct in all material respects as of the date of the Subsequent Advance;

(vii)	the date the Subsequent Advance is made shall be prior to the Commitment Expiration Date and shall not, after giving effect to such Subsequent Advance, result in the aggregate of the Purchase Prices for all Purchased Loans outstanding after such Subsequent Advance is made exceeding the Facility Amount;

(viii)	no CF Sweep Condition, Capital Call Deficit nor Margin Call Deficit under this Agreement shall exist as of the date of the Subsequent Advance; and

(ix)	there shall not have occurred a material adverse change in the financial condition of Seller which effects (or can reasonably be expected to effect) materially and adversely the ability of Seller to fund its obligations under this Agreement.
4. MARGIN MAINTENANCE
     (a) Subject to the proviso at the end of this sentence, if at any time, any of the following shall occur: (i) the Market Value of any Purchased Loan shall be less than Buyer’s Margin Amount for such Purchased Loan (each, a “Margin Call Deficit”), (ii) a Credit Loss shall occur with respect to any Purchased Loan, or (iii) the Market Value of any Purchased Loan shall be less than the Capital Call Amount of such Purchased Loan (each, a “Capital Call Deficit”), then Buyer may by notice to Seller (each notice of a Margin Call Deficit or Credit Loss is herein referred to as a “Margin Call”; a notice of a Capital Call Deficit is herein referred to as a “Capital Call”) require Seller to cure such Margin Call Deficit, Credit Loss or Capital Call Deficit by transferring to Buyer, (A) cash or (B) additional collateral acceptable to Buyer in its sole discretion, exercised in good faith (such cash or additional collateral paid by Seller to Buyer is herein referred to as “Additional Collateral”), so that the sum obtained by adding the Market Value of such Purchased Loan, plus the Market Value of such Additional Collateral shall equal or exceed the Deficit Cure Amount for such Purchased Loan as of the same date; provided, however, that if and so long as the Call Support Condition exists, Buyer shall not be required to make a Margin Call or Capital Call hereunder on account of a Call Deficit unless and until the Call Support Condition no longer exists. Seller’s failure to cure any Margin Call Deficit, Credit Loss or Capital Call Deficit as required by the preceding sentence prior to expiration of the time period set forth in the first sentence of Section 4(b) below (in the case of a Margin Call) or the second sentence of Section 4(b) below (in the case of a Capital Call) shall constitute an Event of Default under the Transaction Documents and shall entitle Buyer to exercise its remedies under Section 14 of this Agreement (including, without limitation, the liquidation remedy provided for in Section 14(iv) of this Agreement).
     (b) If any Margin Call is given by Buyer under Section 4(a) of this Agreement, Seller shall transfer Additional Collateral as provided in Section 4(a) by no later than one (1) Business Days after the giving of such Margin Call notice. If any Capital Call is given by Buyer under Section 4(a) of this Agreement, Seller shall transfer Additional Collateral as provided in Section 4(a) of this Agreement by no later than ten (10) Business Days after the giving of such Capital Call notice; provided, however, that: (i) if a Capital Call is made with respect to any Purchased Loan prior to the date six (6) months prior to the Repurchase Date, and Seller requests, in a written notice to Buyer given not later than five (5) Business Days after the giving of a Capital Call notice, that Buyer make a determination whether the “Excess Cash Flow Sufficiency Condition” (as defined below) will be met and Buyer makes such determination (which determination, if made, shall be made in a written notice from Buyer to Seller and shall not be deemed made in the absence of such written notice), Seller’s obligation to transfer Additional Collateral to cure a Capital Call Deficit with respect to a Purchased Loan shall be deferred (each, a “Capital Call Deferral”); if, and (subject to clause (ii) of this proviso) so long as, (A) no Margin Call Deficit exists with respect to such Purchased Loan, and no Capital Call Deficit or Margin Call Deficit exists with respect to any other Purchased Loan, and no Event of Default exists, and (B) Buyer determines, in Buyer’s sole discretion, exercised in good faith, that the aggregate excess Income (i.e., the excess Income after application thereof to the Price Differential and the other obligations of Seller in accordance with Section 5 of this Agreement, exclusive, however, of Principal Payments) to be generated from all other Purchased Loans (i.e., all Purchased Loans other than the Purchased Loan to which such Capital Call is made) during the six (6) month period immediately following such Capital Call will, when added to the Market Value of such Purchased Loan, equal or exceed the Deficit Cure Amount for such Purchased Loan (the “Excess Cash Flow Sufficiency Condition”), it being understood that if a Capital Call Deferral occurs, (X) the related Capital Call Deficit shall not be deemed to have been waived and shall nevertheless continue to exist and (Y) and a CF Sweep Condition shall continue to exist on account of such Capital Call Deficit, unless and until the Capital Call Deficit is satisfied with Additional Collateral or pursuant to applications of funds to satisfy the same pursuant to Section 5; and (ii) without limiting Buyer’s other rights and remedies or operating to extend any other applicable time periods hereunder (including any time periods for notice and cure or applicable to any Margin Call or Event of Default), (A) any Capital Call Deferral shall automatically end if Buyer makes any Margin Call or if an Event of Default occurs, and (B) such Capital Call Deferral shall end at Buyer’s option, and Buyer may give a further Capital Call notice with respect to the Capital Call Deficit subject to such Capital Call Deferral (indicating that the Capital Call Deferral is ended), and the provisions of this sentence and Section 4(a) of this Agreement shall apply to such further Capital Call without giving effect to the provisions of clause (i) of this proviso in the event Buyer makes a Capital Call with respect to any other Purchased Loan or Buyer determines, in good faith, that the Excess Cash Flow Sufficiency Condition will not be satisfied. Notice required pursuant to Section 4(a) of this Agreement may be given by any means of telecopier or telegraphic transmission and shall be delivered in accordance with the terms of this Agreement. The failure of Buyer on any one or more occasions to exercise its rights under Section 4(a) of this Agreement shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer or Seller to do so at a later date. Buyer and Seller agree that any failure or delay by Buyer to exercise its rights under Section 4(a) of this Agreement shall not limit such party’s rights under this Agreement or otherwise existing by law or in any way create additional rights for such party.
     (c) Any Additional Collateral transferred to Buyer pursuant to Section 4(a) of this Agreement with respect to any Purchased Loans shall be attributed to the Transaction relating to such Purchased Loans.
5. INCOME PAYMENTS AND PRINCIPAL PAYMENTS
     (a) The Cash Management Account shall be established at the Depository concurrently with the execution and delivery of this Agreement by Seller and Buyer. Buyer shall have sole dominion and control over the Cash Management Account. All Income in respect of the Purchased Loans, as well as any payments in respect of associated Hedging Transactions, shall be deposited directly into the Cash Management Account and shall be remitted by the Depository in accordance with the applicable provisions of this Section 5 and Section 14 of this Agreement.
     (b) So long as no Event of Default shall have occurred and be continuing, and subject to application in accordance with Section 5(d) or Section 5(e) of this Agreement in the event a CF Sweep Condition, Margin Call Deficit or Capital Call Deficit exists, all Income (other than Principal Payments) received by the Depository in respect of the Purchased Loans and the associated Hedging Transactions during each Collection Period shall be applied by the Depository on the related Remittance Date as follows:
     (i) first, to remit to Buyer an amount equal to the Price Differential which has accrued and is outstanding as of such Remittance Date;
     (ii) second, to remit to Buyer an amount equal to any accrued premium or accrued interest included in the Purchase Price for the Purchased Loans; and
     (iii) third, to remit to Seller the remainder, if any.
     (c) So long as no Event of Default shall have occurred and be continuing, any Principal Payment received by the Depository in respect of any Purchased Loan during each

Collection Period shall be applied by the Depository on the related Remittance Date in the following order of priority:
     (i) first, to make a payment to Buyer on account of the Repurchase Price of the Purchased Loan in respect of which such Principal Payment has been received, until the Repurchase Price for such Purchased Loan has been reduced to the Target Prices for such Purchased Loan;
     (ii) second, if a Capital Call Deficit or Margin Call Deficit exists with respect to any Purchased Loan, to make a payment on account of the Repurchase Price of such Purchased Loan until the Repurchase Price for such Purchased Loan has been reduced to the Target Price for such Purchased Loan;
     (iii) third, to make a payment on account of the Repurchase Price of any other Purchased Loans as to which the Repurchase Price exceeds the Target Price (for this purpose, making such payment in the order of those Purchased Loans with the largest to smallest excess of Repurchase Price over Target Price), until the Repurchase Price for each of the Purchased Loans has been reduced to the Target Price for such Purchased Loans, respectively as of the date of such payment (as determined by Buyer after giving effect to such payment); and
     (iv) fourth, as follows: (A) so long as no Event of Default shall have occurred and be continuing and no CF Sweep Condition exists, the remainder of such Principal Payment shall be either (1) if no Hyperamortization Condition exists, remitted to Seller or (2) if a Hyperamortization Condition exists applied to make a payment to Buyer pro rata on account of the Repurchase Price of the Purchased Loans until the Repurchase Price for all of the Purchased Loans; (B) if a CF Sweep Condition shall have occurred, but no Event of Default shall have occurred and be continuing, the remainder of such Principal Payment shall be applied as provided in Section 5(d) of this Agreement below with respect to other Income; and (C) if an Event of Default shall have occurred, the remainder of such Principal Payment shall be applied as provided in Section 5(e) of this Agreement below with respect to other Income.
     (d) If a CF Sweep Condition exists with respect to one or more Purchased Loans, then until the Repurchase Price for each of such Purchased Loans has been reduced to the Target Price for such Purchased Loans, and so long as no Event of Default shall have occurred and be continuing, all Income (other than Principal Payments, except for the portion of each Principal Payment available for application pursuant to this Section 5(d) under the provisions of Section 5(c)(iv)(B) of this Agreement above) received by the Depository in respect of the Purchased Loans and the associated Hedging Transactions shall be applied by the Depository on the Business Day next following the Business Day on which such funds are deposited in the Cash Management Account as follows:
     (i) first, to remit to Buyer an amount equal to the Price Differential which has accrued and is outstanding in respect of all of the Purchased Loans as of such Business Day;

     (ii) second, if a Capital Call Deficit or Margin Call Deficit exists with respect to any Purchased Loan, to make a payment on account of the Repurchase Price of such Purchased Loan until the Repurchase Price for such Purchased Loan has been reduced to the Target Price for such Purchased Loan; and
     (iii) third, to make payments on account of the Repurchase Price of each of the other Purchased Loans as to which a CF Sweep Condition shall have occurred (for this purpose, making such payment in the order of those Purchased Loans with the largest to smallest excess of Repurchase Price over Target Price), until the aggregate Repurchase Price for all of such Purchased Loans has been reduced to the aggregate Target Price for all of such Purchased Loans, respectively as of the date of such payment (as determined by Buyer after giving effect to such payment).
     (e) If an Event of Default shall have occurred and be continuing, all Income (including all Principal Payments) received by the Depository in respect of the Purchased Loans and the associated Hedging Transactions shall be applied by the Depository on the Business Day next following the Business Day on which such funds are deposited in the Cash Management Account as follows (provided that Buyer may change the order and manner of any such application from time to time in Buyer’s sole and absolute discretion):
     (i) first, to remit to Buyer an amount equal to any and all reasonable out-of-pocket costs and expenses, including, but not limited to, reasonable out-of-pocket attorneys’ fees and expenses and enforcement costs, due and owing by Seller hereunder as of such Business Day;
     (ii) second, to remit to Buyer an amount equal to the Price Differential which has accrued and is outstanding in respect of all of the Purchased Loans as of such Business Day;
     (iii) third, to make a payment to Buyer pro rata on account of the Repurchase Price of the Purchased Loans until the Repurchase Price for all of the Purchased Loans has been reduced to zero; and
     (iv) fourth, to remit to Seller the remainder.
     (f) Buyer is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all amounts held by Buyer and any other obligations at any time owing to Buyer, or an Affiliate of Buyer to or for the credit or the account of Seller against any of or all the obligations of Seller now or hereafter existing under this Agreement irrespective of whether or not Buyer shall have made any demand under this Agreement (and without prior notice to Seller) and although such obligations may be unmatured, whereupon such obligations owing by Buyer or its Affiliates to Seller shall, to the extent (and only to the extent) of such set off actually made by Buyer, be discharged. The rights of Buyer under this Section are in addition to other rights and remedies (including other rights of setoff) which Buyer may have.
     (g) At the end of each Collection Period and prior to the Remittance Date for such Collection Period, Seller shall provide to Buyer a statement and analysis of all Income for such period, indicating the Purchased Loans to which each element of Income relates and the amounts constituting interest on each Purchased Loan, Principal Payments on each Purchased Loan, Reserve Deposits with respect to each Purchased Loan and other Income.
6. SECURITY INTEREST
     Buyer and Seller intend that all Transactions hereunder be sales to Buyer of the Purchased Loans and not loans from Buyer to Seller secured by the Purchased Loans. However, in the event any such Transaction is deemed to be a loan, Seller hereby pledges all of its right, title, and interest in, to and under and grants a first priority lien on, and security interest in and right of set-off against, all of the property of Seller, including, without limitation, the following property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located (collectively, the “Collateral”) to Buyer to secure the payment and performance of all amounts or obligations owing to Buyer pursuant to this Agreement, each of the Transactions and the Transaction Documents:
     (a) the Purchased Loans, all “securities accounts” (as defined in Section 8-501 (a) of the UCC) to which any or all of the Purchased Loans or any proceeds that are credited and all “securities entitlements” (as defined in Section 8-102(a)(17) of the UCC) therein;
     (b) the Servicing Agreements, Servicing Records, insurance relating to the Purchased Loans, and all “deposit accounts” (as defined in the UCC, including, without limitation, collection and escrow accounts) and securities accounts relating to the Purchased Loans;
(c) all of Seller’s right, title and interest in, to and under the Transaction Documents;
     (d) the Cash Management Account and all monies or investments from time to time on deposit in or credited to the Cash Management Account;
     (e) all Hedging Transactions and all agreements, instruments and documents evidencing and/or securing all Hedging Transactions;
     (f) all “general intangibles” (including without limitation “payment intangibles”), “accounts,” “chattel paper,” “investment property,” “documents” and “instruments” as defined in the UCC relating to or constituting any and all of the foregoing;
     (g) all “supporting obligations” and “letter of credit rights” as defined in the UCC relating to or constituting any and all of the foregoing; and
     (h) all replacements, substitutions or distributions on or proceeds, payments, Income and profits of, tort claims, insurance claims and other rights to payments, and records (but excluding any financial models or other proprietary information) and files relating to any and all of any of the foregoing.
          Buyer’s security interest in the Collateral shall terminate only when Seller’s obligations under this Agreement, the other Transaction Documents and the documents delivered in connection herewith and therewith have been paid and satisfied in full and no amounts may thereafter become payable by Seller hereunder or thereunder. For purposes of the grant of the security interest pursuant to Section 6 of this Agreement, this Agreement shall be deemed to constitute a security agreement under the New York Uniform Commercial Code (the “UCC”) and the Uniform Commercial Code as in effect in any other applicable jurisdiction. Buyer shall have all of the rights and may exercise all of the remedies of a secured creditor under the UCC and the other laws of any applicable jurisdiction, including without limitation the State of New York. In furtherance of the foregoing, (a) Seller, at its sole cost and expense, shall cause to be filed in such locations as may be necessary to perfect and maintain perfection and priority of the security interest granted hereby, UCC-1 financing statements and continuation statements (collectively, the “Filings”), and shall forward copies of such Filings to Buyer upon completion thereof, and (b) Seller shall from time to time take such further actions as may be reasonably requested by Buyer to maintain and continue the perfection and priority of the security interest granted hereby (including marking its records and files to evidence the interests granted to Buyer hereunder), it being agreed that Seller shall pay any and all fees required in connection therewith. In addition, Seller hereby authorizes Buyer to make Filings, at the sole cost and expense of Seller, in such locations as Buyer may determine to be necessary or advisable to perfect and maintain priority of the security interest granted hereby.
7. PAYMENT, TRANSFER AND CUSTODY
     (a) On the Purchase Date for each Transaction, ownership of the Purchased Loans shall be transferred to Buyer or its designee (including the Custodian) against the simultaneous transfer of the Purchase Price to an account of Seller specified in the Confirmation relating to such Transaction.
     (b) On or before each Purchase Date, Seller shall deliver or cause to be delivered to Buyer or its designee the Custodial Delivery in the form attached hereto as Exhibit IV. In connection with each sale, transfer, conveyance and assignment of a Purchased Loan, on or prior to each Purchase Date with respect to such Purchased Loan, Seller shall deliver or cause to be delivered and released to the Custodian the following original documents (collectively, the “Purchased Loan File”), pertaining to each of the Purchased Loans identified in the Custodial Delivery delivered therewith:
     With respect to each Purchased Loan which is a Whole Loan:
     (i) The original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of ___without recourse” and signed in the name of the last endorsee (the “Last Endorsee”) by an authorized Person (in the event that the Purchased Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form: “[Last Endorsee], successor by merger to [name of predecessor]”; in the event that the Purchased Loan was acquired or originated by the Last Endorsee while doing business under another name, the signature must be in the following form: “[Last Endorsee], formerly known as [previous name]”); or, in the event Seller purchased the applicable Whole Loan and the seller (or a predecessor-in-interest to such seller) of such Whole Loan lost any of the Mortgage Notes evidencing the applicable Whole Loan, a lost note affidavit substantially in the form of Annex 7 to the Custodial Agreement, with a copy of the applicable Mortgage Note attached thereto, if the original Mortgage Note shall have been lost.

     (ii) The original of any guarantee executed in connection with the Mortgage Note (if any).
     (iii) The original Mortgage, or a certified copy thereof from the applicable recorder’s office, in each case with evidence of recording thereon, or a copy of the original Mortgage together with an officer’s certificate of Seller certifying that such copy represents a true and correct copy of the original and that such original has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.
     (iv) The originals of all assumption, modification, consolidation or extension agreements, or a certified copy thereof from the applicable recorder’s office, in each case with evidence of recording thereon, or copies of such agreements together with an officer’s certificate of Seller certifying that such copies represent true and correct copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.
     (v) The original Assignment of Mortgage to Buyer or its designee, or in blank, as Buyer requires, for each Purchased Loan evidenced by a Mortgage Note secured by a Mortgage, in form and substance acceptable for recording and signed in the name of the Last Endorsee (in the event that such Purchased Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form: “[Last Endorsee], successor by merger to [name of predecessor]”; in the event that such Purchased Loan was acquired or originated while doing business under another name, the signature must be in the following form: “[Last Endorsee], formerly known as [previous name]”).
     (vi) The originals of all intervening assignments of mortgage, or a certified copy thereof from the applicable recorder’s office, in each case with evidence of recording thereon, or copies of such assignments together with an officer’s certificate of Seller certifying that such assignments represent true and correct copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.
     (vii) The original attorney’s opinion of title and abstract of title or the original mortgagee title insurance policy, or if the original mortgagee title insurance policy has not yet been issued, the irrevocable marked commitment to issue the same, or a final pro-forma title policy issued by the applicable title company.
     (viii) The original of any security agreement, chattel mortgage or equivalent document executed in connection with the Purchased Loan.
     (ix) The original assignment of leases and rents, if any, or a certified copy of such assignment of leases and rents from the applicable recorder’s office, in each case, with evidence of recording thereon, or a copy thereof together with an officer’s certificate of Seller, certifying that such copy represents a true and correct copy of the original that has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.
     (x) The originals of all intervening assignments of assignment of leases and rents, if any, or copies of the intervening assignments, in each case, with evidence of recording thereon.
     (xi) A copy of the UCC-1 financing statements and all necessary UCC-3 continuation statements with evidence of filing thereon or copies thereof certified by Seller to have been sent for filing, and UCC-3 assignments from Seller to Buyer or its designee, which UCC-3 assignments shall be in form and substance acceptable for filing.
     (xii) An environmental indemnity agreement (if any).
     (xiii) An omnibus assignment in blank (if any).
     (xiv) A disbursement letter from the Mortgagor to the original mortgagee (if any).
     (xv) A survey of the Mortgaged Property (if any) as accepted by the title company for issuance of the Title Policy.
     (xvi) A copy of the Mortgagor’s enforceability/due authority opinion (and any other opinions relating to the applicable Purchased Loan) of counsel (if any).
     (xvii) An assignment of permits, contracts and agreements (if any).
     (xviii) An assignment of any interest rate cap agreement or other interest rate protection agreement entered into by the Mortgagor or its affiliates, with the counterparty’s written consent to such assignment and agreement not to amend or modify the underlying cap or other interest rate protection agreement and, subject to the express terms of any participation agreement or intercreditor agreement, to make all payments thereunder to Buyer as assignee.
     With respect to each Purchased Loan which is a Mezzanine Loan:
     (i) The original Mezzanine Note signed in connection with the Purchased Loan bearing all intervening endorsements, endorsed “Pay to the order of ___without recourse” and signed in the name of the Last Endorsee by an authorized Person (in the event that the Mezzanine Note was acquired by the Last Endorsee in a merger, the signature must be in the following form: “[Last Endorsee], successor by merger to [name of predecessor]”; in the event that the Purchased Loan was acquired or originated by the Last Endorsee while doing business under another name, the signature must be in the following form: “[Last Endorsee], formerly known as [previous name]”); or a lost note affidavit substantially in the form of Annex 7 to the Custodial Agreement, with a copy of the applicable Mezzanine Note attached thereto, if the original Mezzanine Note shall have been lost.

     (ii) The original of the loan agreement and the guarantee, if any, executed in connection with such Purchased Loan.
     (iii) The original intercreditor or loan coordination agreement, if any, executed in connection with such Purchased Loan.
     (iv) The original Mezzanine Pledge Agreement executed in connection with the Purchased Loan.
     (v) Copies of all documents relating to the formation and organization of the borrower with respect to such Purchased Loan, together with all consents and resolutions delivered in connection with such borrower’s obtaining the Purchased Loan.
     (vi) Copies of all other documents and instruments, if any, evidencing, guaranteeing, insuring or otherwise constituting or modifying or otherwise affecting such Purchased Loan, or otherwise executed or delivered in connection with, or otherwise relating to, such Purchased Loan, including all documents establishing or implementing any lockbox pursuant to which Seller is entitled to receive any payments from cash flow of the underlying real property to the extent Seller actually has copies of such documents in its possession.
     (vii) An original executed assignment of Purchased Loan sufficient to transfer to Buyer all of Seller’s rights, title and interest in and to the Purchased Loan.
     (viii) A copy of the borrower’s enforceability/due authority opinion (and any other opinions relating to the applicable Purchased Loan) of counsel (if any).
     (ix) A copy of the UCC-1 financing statements and all necessary UCC-3 continuation statements with evidence of filing thereon or copies thereof certified by Seller to have been sent for filing, and UCC-3 assignments from Seller to Buyer or its designee, which UCC-3 assignments shall be in form and substance acceptable for filing.
     (x) The original certificates representing the related Pledged Equity (if any).
     (xi) Original stock powers relating to each Pledged Equity, executed in blank, if an original stock certificate is provided.
     (xii) Copy of the Assignment of any management agreements, agreements among equity interest holders or other material contracts.
     (xiii) If no original stock certificate or other instrument is provided, evidence satisfactory to Buyer that the Pledged Equity has been transferred to, or otherwise made subject to a first priority security interest in favor of, Seller.
     (xiv) To the extent in Seller’s possession, copies of all material loan documents and related closing documents pertaining to the closing of the senior indebtedness incurred or owed by the owner of the real property with respect to which the borrower of the Mezzanine Loan has pledged its ownership interests, whether directly or indirectly through intermediate entities, including without limitation the organizational documents of such owner. Notwithstanding the foregoing, Seller shall deliver to Buyer a copy of the (i) senior loan agreement (if any), (ii) senior promissory note, (iii) senior mortgage, (iv) senior cash management agreement (if any); and (v) senior assignment of leases and rents.
     (xv) An assignment of any interest rate cap agreement or other interest rate protection agreement entered into by the borrower under the Purchased Loan or its affiliates with respect to the Purchased Loan, with the counterparty’s written consent to such assignment and agreement not to amend or modify the underlying cap or other interest rate protection agreement and to make all payments thereunder to Buyer as assignee.
     With respect to each Purchased Loan that is a Junior Participation Interest (including a junior or “B” note):
     (i) original counterparts, if available, and otherwise certified copies of all of the following documents:
a.	Either, (i) the underlying Mortgage Note evidencing the Junior Participation Interest bearing all intervening endorsements, endorsed “Pay to the order of ___without recourse” and signed in the name of the last endorsee (the “Last Endorsee”) by an authorized Person (in the event that the Mortgage Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form: “[Last Endorsee], successor by merger to [name of predecessor]”; in the event that the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the signature must be in the following form: “[Last Endorsee], formerly known as [previous name]”); or (ii) the applicable participation certificate evidencing Seller’s Junior Participation Interest together with an assignment of such participation certificate to Buyer. If the Junior Participation Interest is not evidenced by an original junior Mortgage Note, as contemplated by subclause (i) above, Seller shall then deliver a copy of the executed Mortgage Note and all endorsements shall be provided, which will show the current holder thereof.

b.	Any guarantee executed in connection with the Mortgage Note (if any).

c.	A copy of the underlying Mortgage, or a certified copy thereof from the applicable recorder’s office, in each case with evidence of recording thereon, or an officer’s certificate of Seller certifying that such copy of the underlying Mortgage represents a true and correct copy of the original.

d.	Copies of all assumption, modification, consolidation or extension agreements, if any, or a certified copy thereof from the applicable recorder’s office, in each case with evidence of recording thereon, or an officer’s certificate of Seller certifying that such represent true and correct copies of the originals and that such originals.
e.	Copies of all intervening assignments of mortgage, if any, or a certified copy thereof from the applicable recorder’s office, in each case with evidence of recording thereon, or an officer’s certificate of Seller certifying that such represent true and correct copies of the originals.

f.	The attorney’s opinion of title and abstract of title or the mortgagee title insurance policy, or if the original mortgagee title insurance policy has not been issued, the irrevocable marked commitment to issue the same or a final pro-forma title policy issued by the applicable title company.

g.	Any security agreement, chattel mortgage or equivalent document executed in connection with such Purchased Loan.

h.	A copy of the assignment of leases and rents, if any, with evidence of recording thereon, or any officer’s certificate of Seller, certifying that such copy represents a true and correct copy of the original that has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the underlying Mortgaged Property is located.

i.	Copies of all intervening assignments of assignment of leases and rents, if any, with evidence of recording thereon.

j.	A copy of the UCC-1 financing statements and all necessary UCC-3 continuation statements with evidence of filing thereon or copies thereof.

k.	An environmental indemnity agreement (if any).

l.	An omnibus assignment in blank (if any) with respect to all of Seller’s right, title and interest in and to the Junior Participation Interest.

m.	A disbursement letter from the Mortgagor to the original mortgagee (if any).

n.	A survey of the underlying Mortgaged Property (if any) as accepted by the title company for issuance of the Title Policy.

o.	A copy of the Mortgagor’s enforceability/due authority opinion (and any other opinions relating the applicable Purchased Loan) of counsel (if any).

p.	An assignment of permits, contracts and agreements (if any).

q.	An assignment of any interest rate cap agreement or other interest rate protection agreement entered into by the Mortgagor or its affiliates, with the counterparty’s written consent to such assignment and agreement not to amend or modify the underlying cap or other interest rate protection agreement and, if permitted pursuant to the express terms of any participation agreement or intercreditor agreement, to make all payments due Seller thereunder to Buyer as assignee.
     (ii) the original of any participation agreement, intercreditor agreement and/or servicing agreement executed in connection with the Purchased Loan.
     With respect to each Purchased Loan which is of the type described in clause (iii) of the definition of Eligible Loan, any of the documentation referred to above in this Section 7(b) of this Agreement which is reasonably determined by Buyer to be necessary to effectuate the sale, transfer, conveyance and assignment of such Purchased Loan.
     In addition, with respect to each Purchased Loan, Seller shall deliver an instruction letter from Seller to either the Mortgagor or the borrower under such Purchased Loan or the servicer with respect to such Purchased Loan, as applicable, instructing the Mortgagor, such borrower or the servicer, as applicable, to remit all sums required to be remitted to the holder of such Purchased Loan under the loan documents to the Depository for deposit in the Cash Management Account or as otherwise directed in a written notice signed by Seller and Buyer, if Buyer so requires.
     From time to time, Seller shall forward to the Custodian additional original documents or additional documents evidencing any assumption, modification, consolidation or extension of a Purchased Loan approved in accordance with the terms of this Agreement, and upon receipt of any such other documents, the Custodian shall hold such other documents as Buyer shall request from time to time. With respect to any documents which have been delivered or are being delivered to recording offices by Seller for recording and have not been returned to Seller in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, Seller shall deliver to Buyer a true copy thereof with an officer’s certificate certifying that such copy is a true, correct and complete copy of the original, which has been transmitted for recordation. Seller shall deliver such original documents to the Custodian promptly when they are received. With respect to all of the Purchased Loans delivered by Seller to Buyer or its designee (including the Custodian), Seller shall execute an omnibus power of attorney substantially in the form of Exhibit V attached hereto irrevocably appointing Buyer its attorney-in-fact with full power to (i) complete and record the Assignment of Mortgage, (ii) complete the endorsement of the Mortgage Note or Mezzanine Note and (iii) take such other steps as may be necessary or desirable to enforce Buyer’s rights against such Purchased Loans and the related Purchased Loan Files and the Servicing Records and to create a first priority perfected security interest in favor of Buyer, as secured party, therein. Buyer shall deposit the Purchased Loan Files representing the Purchased Loans, or direct that the Purchased Loan Files be deposited directly, with the Custodian. The Purchased Loan Files shall be maintained in accordance with the Custodial Agreement. Any Purchased Loan Files not delivered to Buyer or its designee (including the Custodian) are and shall be held in trust by Seller or its designee for the benefit of Buyer as the owner thereof. Seller or its designee shall maintain a copy of the Purchased Loan File and the originals of the Purchased Loan File not delivered to Buyer or its designee. The possession of the Purchased Loan File by Seller or its designee is at the will of Buyer for the sole purpose of servicing the related Purchased Loan, and such retention and possession by Seller or its designee is in a custodial capacity only. The books and records

(including, without limitation, any computer records or tapes) of Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Loan to Buyer. Seller or its designee (including the Custodian) shall release its custody of the Purchased Loan File only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Loans or is in connection with a repurchase of any Purchased Loan by Seller.
8. SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED LOANS
     (a) Title to all Purchased Loans shall pass to Buyer on the applicable Purchase Date, and Buyer shall have free and unrestricted use of all Purchased Loans, subject, however, to the limitations set forth in this Agreement, including, without limitation, Section 24(a) hereof. Nothing in this Agreement or any other Transaction Document shall preclude Buyer from engaging in repurchase transactions with the Purchased Loans or otherwise selling, transferring, pledging, repledging, hypothecating, or rehypothecating the Purchased Loans, subject to the terms of this Agreement and the other Transaction Documents, provided, however, that no such transaction shall relieve Buyer of its obligations to transfer the Purchased Loans to Seller pursuant to Section 3 of this Agreement or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Section 5 hereof, or to comply with Section 24(a) hereof.
     (b) Nothing contained in this Agreement or any other Transaction Document shall obligate Buyer to segregate any Purchased Loans delivered to Buyer by Seller. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, no Purchased Loan shall remain in the custody of Seller or any Affiliate of Seller.
9. REPRESENTATIONS
     (a) Seller represents and warrants to Buyer that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate, in any material respect, any law, ordinance or rule applicable to it or its formation, organizational and other governing documents or equivalent organizational documents or any agreement by which it is bound or by which any of its material assets are affected. On the Purchase Date for any Transaction, Seller shall each be deemed to repeat all the foregoing representations made by it hereunder.
     (b) In addition to the representations and warranties appearing in subsection (a) above) of this Agreement and elsewhere in this Agreement, Seller represents and warrants to Buyer that as of the Purchase Date for the purchase of any Purchased Loans by Buyer from

Seller and any Transaction thereunder and as of the date of this Agreement and at all times while this Agreement and any Transaction thereunder is in full force and effect:
     (i) Organization. Each of Seller and Sponsor is duly organized, validly existing and in good standing under the laws and regulations of the state of its organization and is duly licensed, qualified, and in good standing in every state where such licensing or qualification is necessary for the transaction of its business. Each of Sponsor and Seller has the power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted, and has the power to execute, deliver, and perform its obligations under this Agreement and the other Transaction Documents.
     (ii) Due Execution; Enforceability. The Transaction Documents have been duly executed and delivered by Seller and, to the extent it is a party thereto, Sponsor, for good and valuable consideration. The Transaction Documents to which Seller is a party constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles. The Transaction Documents to which Sponsor is a party constitute the legal, valid and binding obligations of Sponsor, enforceable against Sponsor in accordance with their respective terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.
     (iii) Non-Contravention. Neither the execution and delivery of the Transaction Documents, nor consummation by Seller and Sponsor of the transactions contemplated by the Transaction Documents (or any of them), nor compliance by Seller and Sponsor with the terms, conditions and provisions of the Transaction Documents (or any of them) will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the formation, organizational or other governing documents of Seller or Sponsor, (ii) any contractual obligation to which Seller or Sponsor is now a party or the rights under which have been assigned to Seller or Sponsor or the obligations under which have been assumed by Seller or Sponsor or to which the assets of Seller or Sponsor are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any lien upon any of the assets of Seller or Sponsor, other than pursuant to the Transaction Documents, (iii) any judgment or order, writ, injunction, decree or demand of any court applicable to Seller or Sponsor, or (iv) any applicable Requirement of Law, except where such violation under clauses (ii), (iii) or (iv) would not reasonably be likely to have a Material Adverse Effect. Seller has all necessary licenses, permits and other consents from Governmental Authorities necessary to acquire, own and sell the Purchased Loans and for the performance of its obligations under the Transaction Documents.
     (iv) Litigation: Requirements of Law. There is no action, suit, proceeding, investigation, or arbitration pending or, to the best knowledge of Seller, threatened against Seller, the Sponsor or any of their respective assets, nor is there any action, suit, proceeding, investigation, or arbitration pending or threatened against Seller or the Sponsor which may result in any material adverse change in the business, operations, financial condition, properties, or assets of Seller or the Sponsor or which may have an adverse effect on the validity of the Transaction Documents or the Purchased Loans or any action taken or to be taken in connection with the obligations of Seller under any of the Transaction Documents. Each of Seller and Sponsor is in compliance in all material respects with all Requirements of Law. Neither Seller nor the Sponsor is in default in any material respect with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority.
     (v) No Broker. Neither Seller nor Sponsor has dealt with any broker, investment banker, agent, or other Person (other than Buyer or an Affiliate of Buyer) who may be entitled to any commission or compensation in connection with the sale of Purchased Loans pursuant to any of the Transaction Documents.
     (vi) Good Title to Purchased Loans. Immediately prior to the purchase of any Purchased Loans by Buyer from Seller, such Purchased Loans are free and clear of any lien, encumbrance or impediment to transfer (including any “adverse claim” as defined in Section 8-102(a)(l) of the UCC), and Seller is the record and beneficial owner of and has good and marketable title to and the right to sell and transfer such Purchased Loans to Buyer and, upon transfer of such Purchased Loans to Buyer, Buyer shall be the owner of such Purchased Loans free of any adverse claim. In the event the related Transaction is recharacterized as a secured financing of the Purchased Loans, the provisions of this Agreement are effective to create in favor of Buyer a valid security interest in all rights, title and interest of Seller in, to and under the Collateral and Buyer shall have a valid, perfected first priority security interest in the Purchased Loans.
     (vii) No Default. No Default or Event of Default exists under or with respect to the Transaction Documents.
     (viii) Representations and Warranties Regarding Purchased Loans; Delivery of Purchased Loan File. Seller represents and warrants to Buyer that each Purchased Loan sold hereunder and each pool of Purchased Loans sold in a Transaction hereunder, as of each Purchase Date for a Transaction conform to the applicable representations and warranties set forth in Exhibit VI attached hereto, except as disclosed to Buyer in writing prior to the related Purchase Date for the Transaction in which such Purchased Loan is purchased by Buyer. It is understood and agreed that the representations and warranties set forth in Exhibit VI hereto, if any, shall survive delivery of the respective Purchased Loan File to Buyer or its designee (including the Custodian). With respect to each Purchased Loan, the Mortgage Note or Mezzanine Note, the Mortgage (if any), the Assignment of Mortgage (if any) and any other documents required to be delivered under this Agreement and the Custodial Agreement for such Purchased Loan have been delivered to Buyer or the Custodian on its behalf. Seller or its designee is in possession of a complete, true and accurate Purchased Loan File with respect to each Purchased Loan, except for such documents the originals of which have been delivered to the Custodian.
     (ix) Adequate Capitalization: No Fraudulent Transfer. Seller has, as of such Purchase Date, adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Seller is generally able to pay, and as of the date hereof is paying, its debts as they come due. Seller has not become, or is presently, financially insolvent nor will Seller be made insolvent by virtue of Seller’s execution of or performance under any of the Transaction Documents within the meaning of the bankruptcy laws or the insolvency laws of any jurisdiction. Seller has not entered into any Transaction Document or any Transaction pursuant thereto in contemplation of insolvency or with intent to hinder, delay or defraud any creditor.
     (x) Consents. No consent, approval or other action of, or filing by Seller with, any Governmental Authority or any other Person is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of any of the Transaction Documents (other than consents, approvals and filings that have been obtained or made, as applicable).
     (xi) Ownership. Seller does not have any stockholders, partner, members or other holders of ownership interests other than the Sponsor. Set forth on Exhibit IX attached hereto is a true, complete and correct ownership chart for the Seller and Sponsor.
     (xii) Organizational Documents. Seller has delivered to Buyer certified copies of its formation, organizational and other governing documents, together with all amendments thereto.
     (xiii) No Encumbrances. There are (i) no outstanding rights, options, warrants or agreements on the part of Seller for a purchase, sale or issuance, in connection with the Purchased Loans, (ii) no agreements on the part of Seller to issue, sell or distribute the Purchased Loans, and (iii) no obligations on the part of Seller (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or any interest therein or to pay any dividend or make any distribution in respect of the Purchased Loans.
     (xiv) Federal Regulations. Seller is not (A) an “investment company,” or a company “controlled by an investment company,” within the meaning of the Investment Company Act of 1940, as amended, or (B) a “holding company,” or a “subsidiary company of a holding company,” or an “affiliate” of either a “holding company” or a “subsidiary company of a holding company,” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.
     (xv) Taxes. Seller has filed or caused to be filed (or obtained extensions for) all tax returns which to the knowledge of Seller would be delinquent if they had not been filed on or before the date hereof and has paid all taxes shown to be due and payable on or before the date hereof on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it and any of its assets by any Governmental Authority, except for those being contested in good faith proceedings and for which adequate reserves are maintained in accordance with GAAP; no tax liens have been filed against any of Seller’s assets.
     (xvi) ERISA. Seller does not have any Plans or any ERISA Affiliates and makes no contributions to any Plans or any Multiemployer Plans.
     (xvii) Judgments/Bankruptcy. Except as disclosed in writing to Buyer, there are no judgments against Seller or the Sponsor unsatisfied of record or docketed in any court located in the United States of America and no Act of Insolvency has ever occurred with respect to Seller or the Sponsor.
     (xviii) Full and Accurate Disclosure. No information contained in the Transaction Documents, or any written statement furnished by or on behalf of Seller pursuant to the terms of the Transaction Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.
     (xix) Financial Information. All financial data concerning Seller, Sponsor and the Purchased Loans that has been delivered by or on behalf of Seller to Buyer is true, complete and correct in all material respects and has been prepared in accordance with GAAP. Since the delivery of such data, except as otherwise disclosed in writing to Buyer, there has been no change in the financial position of Seller, Sponsor or the Purchased Loans, or in the results of operations of Seller or Sponsor, which change is reasonably likely to have in a material adverse effect on Seller or Sponsor.
     (xx) Selection Process. The Purchased Loans were selected from among the outstanding Purchased Loans owned by the Seller or Sponsor and their respective Affiliates as to which the representations and warranties set forth in this Agreement could be made and such selection was not made in a manner so as to affect adversely the interests of Buyer.
     (xxi) No Prohibited Persons. Neither Seller nor Sponsor, nor any of their respective officers, directors, partners or members, an entity or person (or to any Seller’s or Sponsor’s knowledge, owned or controlled by an entity or person): (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website,

http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).
     (xxii) Pledged Funding Commitments. Seller has delivered to Buyer a true, correct and complete copy of each Pledged Funding Commitment, (ii) each Pledged Funding Commitment is in full force and effect without default by any party thereunder, and (iii) there are no other agreements between or binding upon Seller, or Funding Investors concerning the Pledged Funding Commitments.
     (c) On the Purchase Date for any Transaction, Seller shall be deemed to have made all of the representations set forth in Section 9(b) of this Agreement as of such Purchase Date.
10. NEGATIVE COVENANTS OF SELLER
     On and as of the date hereof and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, Seller shall not without the prior written consent of Buyer:
     (a) take any action which would directly or indirectly impair or adversely affect Buyer’s title to the Purchased Loans;
     (b) transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in the Purchased Loans (or any of them) to any Person other than Buyer, or engage in repurchase transactions or similar transactions with respect to the Purchased Loans (or any of them) with any Person other than Buyer;
     (c) create, incur or permit to exist any lien, encumbrance or security interest in or on the Purchased Loans, except as described in Section 6 of this Agreement;
     (d) create, incur or permit to exist any lien, encumbrance or security interest in or on any of the other Collateral subject to the security interest granted by Seller pursuant to Section 6 of this Agreement;
     (e) modify or terminate any of the organizational documents of Seller in any material respects;
     (f) consent or assent to any amendment or supplement to, or termination of, any note, loan agreement, mortgage or guaranty relating to the Purchased Loans or other material agreement or instrument relating to the Purchased Loans other than in accordance with Section 24(a);
     (g) admit any additional members, partners, shareholders or other holders of ownership interest in Seller, or permit the Sponsor to assign, transfer pledge or encumber all or any portion of its shareholder, membership, partnership or other ownership interest in Seller;

     (h) after the occurrence and during the continuation of any Default or Event of Default, make any distribution, payment on account of, or set apart assets for any equity or ownership interest of Seller, or for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or ownership interest of Seller, whether now or hereafter outstanding, or make any other distribution in respect to any equity or ownership interest of Seller, either directly or indirectly, whether in cash or property or in obligations of Seller, other than, prior to the Accelerated Repurchase Date, distributions (with Buyer’s reasonable prior written approval) to the Sponsor in accordance with the terms of the Seller LLC Agreement for the purpose of paying fees, taxes, costs and expenses of Sponsor which have been reasonably approved by Buyer for payment;
     (i) file a financing statement in which the Seller is the debtor (as opposed to the secured party), or an amendment or termination statement with respect to a financing statement in which the Seller is the Debtor, except as approved by Buyer in each instance; or
     (j) dissolve or liquidate, in whole or in part, or consolidate or merge with or into any other entity.
11. AFFIRMATIVE COVENANTS OF SELLER
     (a) Seller shall promptly notify Buyer of any material adverse change in its business operations and/or financial condition; provided, however, that nothing in this Section 11 shall relieve Seller of its obligations under this Agreement.
     (b) Seller shall provide Buyer with copies of such documents as Buyer may request evidencing the truthfulness of the representations set forth in Section 9.
     (c) Seller (1) shall defend the right, title and interest of Buyer in and to the Collateral against, and take such other action as is necessary to remove, the Liens, security interests, claims and demands of all Persons (other than security interests by or through Buyer) and (2) shall, at Buyer’s request, take all action necessary to ensure that Buyer will have a first priority security interest in the Purchased Loans subject to any of the Transactions in the event such Transactions are recharacterized as secured financings.
     (d) Seller shall notify Buyer and the Depository of the occurrence of any Default or Event of Default with respect to Seller as soon as possible but in no event later than the second (2nd) Business Day after obtaining actual knowledge of such event.
     (e) Seller shall not (and shall not suffer or permit Sponsor or any other Person to) (1) surrender, terminate, modify or amend any Pledged Funding Commitment in any material respect, or otherwise consent to the assignment of any of the rights or obligations under any Pledged Funding Commitment, (2) enter into any additional Pledged Funding Commitment or (3) otherwise add or admit any new or replacement Funding Investor to Sponsor, in each instance, without the prior written consent of Buyer, approved in writing by Buyer in its reasonable discretion, exercised in good faith and not unreasonably withheld, delayed or conditioned, if in connection with the implementation of, and in satisfaction of, the Pledge Adjustment Provisions.

     (f) With respect to each Purchased Loan, Seller shall (1) maintain a hedging strategy approved by Buyer, upon request of Buyer, (2) provide evidence of such strategy, (3) implement such hedging strategy by entering into Hedging Transactions acceptable to Buyer, and (4) unless such requirement is expressly waived by Buyer with respect to a particular Hedging Transaction relating to any Purchased Loans in the related Confirmation for the Transaction by which Buyer purchased the same, assign and transfer to Buyer all Seller’s right, title and interest in such Hedging Transactions and obtain a written consent and agreement of each counterparty to such Hedging Transactions in form and substance satisfactory to Buyer, including an agreement on the part of each counterparty that no amendment, modification or termination (other than by expiration of the applicable terms thereof) of such Hedging Transactions shall occur without the Buyer’s written consent, that Buyer shall have no liability under such Hedging Transactions and that all payments made by each such counterparty pursuant to such Hedging Transactions shall be made to or at the direction of Buyer.
     (g) Seller shall promptly (and in any event not later than three (3) Business Days following receipt) deliver to Buyer any other information with respect to the Purchased Loans as may be reasonably requested by Buyer from time to time.
     (h) Seller will permit Buyer or its designated representative to inspect Seller’s records with respect to the Collateral and the conduct and operation of its business related thereto upon reasonable prior written notice from Buyer or its designated representative, at such reasonable times during normal business hours and with reasonable frequency, and to make copies of extracts of any and all thereof.
     (i) If Seller shall at any time become entitled to receive or shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for the Purchased Loans, or otherwise in respect thereof, Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and deliver the same forthwith to Buyer in the exact form received, duly endorsed by Seller to Buyer, if required, together with an undated bond power covering such certificate duly executed in blank to be held by Buyer hereunder as additional collateral security for the Transactions. If any sums of money or property so paid or distributed in respect of the Portfolio Loans shall be received by Seller, Seller shall, until such money or property is paid or delivered to Buyer, hold such money or property in trust for Buyer, segregated from other funds of Seller, as additional collateral security for the Transactions.
     (j) At any time from time to time upon the reasonable request of Buyer, at the reasonable expense of Seller, Seller will promptly and duly execute and deliver such further instruments and documents and take such further actions as Buyer may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement including the first priority security interest granted hereunder and of the rights and powers herein granted (including, among other things, filing such Uniform Commercial Code financing statements as Buyer may reasonably request). If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument, negotiable document, certificated security or chattel paper, such note, instrument, document, security or chattel paper shall be immediately delivered to Buyer, duly endorsed in a manner satisfactory to Buyer, to be held as Collateral pursuant to this Agreement, and the documents delivered in connection herewith. Seller hereby irrevocably authorizes Buyer at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that (1) indicate the Collateral (i) as all assets of Seller or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (2) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Seller is an organization, the type of organization and any organization identification number issued to Seller, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Seller agrees to furnish any such information to Buyer promptly upon reasonable request. Seller also ratifies its authorization for Buyer to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.
     (k) Seller shall provide Buyer with the following financial and reporting information:
     (i) Within 45 days after the last day of each calendar quarter, Seller’s and Sponsor’s unaudited consolidated statements of income and statements of changes in cash flow for such quarter and balance sheets as of the end of such quarter (which statements and balance sheets shall separately break out the statements of income and changes in cash flow and balance sheets of the Seller and Sponsor), and be accompanied by Seller’s calculations, with such supporting information as Buyer shall reasonably require, of Sponsor’s Consolidated Net Worth and Liquid Net Worth), in each case presented fairly in accordance with GAAP and certified as being true and correct by an officer’s certificate;
     (ii) Within 120 days after the last day of its fiscal year, Seller’s and Sponsor’s audited consolidated statements of income and statements of changes in cash flow for such year and balance sheets as of the end of such year (which statements and balance sheets shall separately break out the statements of income and changes in cash flow and balance sheets of the Seller and Sponsor), in each case presented fairly in accordance with GAAP, and accompanied, in all cases, by an unqualified report of a nationally recognized independent certified public accounting firm consented to by Buyer;
     (iii) Within 45 days after the last day of each calendar quarter, an officer’s certificate from Seller addressed to Buyer certifying that, as of such calendar month, (x) Seller is in compliance with all of the terms, conditions and requirements of this Agreement, and (y) no Event of Default exists;
     (iv) within 45 days after the last day of each calendar quarter, any and all property level financial information with respect to the Purchased Loans that is in the possession or control of Seller or an Affiliate, or such other information as may be mutually determined and agreed upon in writing by both Buyer and Seller, including, without limitation, rent rolls and income statements; and

     (v) Within 15 days after each month end, a monthly reporting package containing all information set forth on Exhibit III attached hereto.
     (l) Seller shall at all times comply in all material respects with all laws, ordinances, rules and regulations of any federal, state, municipal or other public authority having jurisdiction over Seller or any of its assets and Seller shall do or cause to be done all things reasonably necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business.
     (m) Seller shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP.
     (n) Seller shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Transaction Documents. Seller shall pay and discharge all taxes, levies, liens and other charges on its assets and on the Collateral that, in each case, in any manner would create any lien or charge upon the Collateral, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.
     (o) Seller shall advise Buyer in writing of the opening of any new chief executive office or the closing of any such office and of any change in Seller’s name or the places where the books and records pertaining to the Purchased Loans are held not less than fifteen (15) Business Days prior to taking any such action.
     (p) Seller will maintain records with respect to the Collateral and the conduct and operation of its business with no less a degree of prudence than if the Collateral were held by Seller for its own account and will furnish Buyer, upon request by Buyer or its designated representative, with information reasonably obtainable by Seller with respect to the Collateral and the conduct and operation of its business.
     (q) Seller shall cause Sponsor to perform in all material respects as and when due each and all of its obligations under the Pledged Funding Commitments in accordance with the terms thereof, and shall use commercially reasonable efforts to enforce the obligations of the Funding Investors and other parties to the Sponsor LP Agreement and the other Pledged Funding Commitments to the end that Sponsor and any Seller (and Buyer pursuant to the Pledge Agreement) may enjoy all the rights and benefit of the Pledged Funding Commitments.
     (r) Seller shall provide Buyer with access to operating statements, the occupancy status and other property level information, with respect to the Mortgaged Properties, plus any such additional reports as Buyer may reasonably request.
     (s) Seller hereby covenants and agrees that all interest and original issue discount received or accrued with respect to the Purchased Loans shall be treated as portfolio interest within the meaning of Sections 871(h) and 881(c) of the Internal Revenue Code, as amended, and no amount will be required to be deducted from any remittance on the Purchased Loans on account of withholding tax or otherwise.
     (t) Seller covenants and agrees that none of Seller or Sponsor knowingly: (i) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person; or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224. Seller further covenants and agrees to deliver (from time to time) to Buyer any such certification or other evidence as may be requested by Lender in its reasonable business discretion, exercised in good faith, confirming that: (i) neither Seller nor Sponsor, nor any of their respective officers, directors, partners or members, is an entity or person (or to Seller’s or Sponsor’s knowledge, owned or controlled by an entity or person) which is a Prohibited Person; and (ii) none of Seller or Sponsor has to its knowledge engaged in any business transaction or dealings with a Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person.
12. SPECIAL PURPOSE ENTITY
     Seller hereby represents and warrants to Buyer, and covenants with Buyer, that as of the date hereof and so long as any of the Transaction Documents shall remain in effect:
     (a) It is and intends to remain solvent and it has paid and will pay its debts and liabilities (including employment and overhead expenses) from its own assets as the same shall become due.
     (b) It has complied and will comply with the provisions of its formation, organizational and other governing documents.
     (c) It has done or caused to be done and will do all things necessary to observe applicable entity formalities and to preserve its existence.
     (d) It has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates, its members, partners, shareholders, owners and any other Person, and it will file its own tax returns (except to the extent consolidation is required under GAAP or as a matter of law).
     (e) It has been, is and will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other, shall maintain and utilize separate stationery, invoices and checks, and shall pay to any Affiliate that incurs costs for office space and administrative services that it uses, the amount of such costs allocable to its use of such office space and administrative services.

     (f) It has not owned and will not own any property or any other assets other than Purchased Loans, cash and its interest under any associated Hedging Transactions and the Transaction Documents.
     (g) It has not engaged and will not engage in any business other than the acquisition, ownership, financing and disposition of Purchased Loans in accordance with the applicable provisions of the Transaction Documents.
     (h) It has not entered into, and will not enter into, any contract or agreement with any of its Affiliates, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with Persons other than such Affiliate.
     (i) It has not incurred and will not incur any indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (A) obligations under the Transaction Documents and (B) unsecured trade payables, in an aggregate amount not to exceed $100,000 at any one time outstanding, incurred in the ordinary course of acquiring, owning, financing and disposing of Purchased Loans; provided, however, that any such trade payables incurred by Seller shall be paid within 30 days of the date incurred.
     (j) It has not made and will not make any loans or advances to any other Person, other than Eligible Loans which are part of the Purchased Loans, and shall not acquire obligations or securities of any member or any Affiliate of any member (other than other than Eligible Loans which are part of the Purchased Loans) or any other Person.
     (k) It intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.
     (l) Neither it nor Sponsor will seek its dissolution, liquidation or winding up, in whole or in part, or suffer any Change of Control, consolidation or merger with respect to Seller or the Sponsor.
     (m) It will not commingle its funds and other assets with those of any of its Affiliates or any other Person.
     (n) It has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any of its Affiliates or any other Person.
     (o) It has not held and will not hold itself out to be responsible for the debts or obligations of any other Person.
     (p) It shall not take, and shall not permit the Sponsor to take any of the following actions: (i) dissolve or liquidate, in whole or in part; (ii) consolidate or merge with or into any other entity or convey or transfer all or substantially all of its properties and assets to any entity; (iii) institute any proceeding to be adjudicated as bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or consent to the filing of any such petition or to the appointment of a receiver, rehabilitator, conservator, liquidator, assignee, trustee or sequestrator (or other similar official) of Sponsor or Seller or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, or make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any action in furtherance of any of the foregoing; (v) without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed, amend or suffer or permit the amendment of the formation, organizational or other governing documents of Seller; (vi) enter into any transaction with an Affiliate not in the ordinary course of Seller’s business; or (vii) withdraw as the sole equity owner of Seller.
     (q) It has and shall have no liabilities, contingent or otherwise, other than those normal and incidental to the acquisition, ownership, financing and disposition of Purchased Loans.
     (r) It has conducted and shall conduct its business consistent with the requirements of being a Single-Purpose Entity.
     (s) It shall not maintain any employees.
     (t) Upon request by Buyer, it shall promptly amend its formation, organizational and other governing documents to reflect the provisions of this Section 12.
13. EVENTS OF DEFAULT
     Each of the following shall constitute an “Event of Default” under this Agreement:
     (i) either (A) the Transaction Documents shall for any reason not cause, or shall cease to cause, Buyer to be the owner free of any valid adverse claim of any of the Purchased Loans, provided, that any such claim shall not be considered an Event of Default if Seller cures such claim or repurchases the related Purchased Loan on an Early Repurchase Date, in either case, no later than five (5) Business Days after Seller acquires knowledge of or receives written notice from Buyer of such claim, or (B) if a Transaction is recharacterized as a secured financing, the Transaction Documents with respect to any Transaction shall for any reason cease to create a valid first priority security interest in favor of Buyer in any of the Purchased Loans;
     (ii) in the event that the Buyer or any of its Affiliates is a party to any Hedging Transaction and a default or breach occurs thereunder on the part of Seller or any of its Affiliates which results in the early termination of such Hedging Transaction or otherwise is not cured within the cure period for such default or breach provided under the terms and conditions of such Hedging Transaction;
     (iii) failure of Buyer to receive on any Remittance Date the accreted value of the Price Differential (less any amount of such Price Differential previously paid by Seller to Buyer), including, without limitation, in the event the Income paid or distributed on or in respect of the Purchased Loans into the Cash Management Account is insufficient to make such payment and Seller does not make such payment or cause such payment to be made; provided that if no other Event of Default exists, an Event of Default shall not arise solely from a late payment of the Price Differential on a Remittance Date if the Income on deposit in the Cash Management Account on such Remittance Date (exclusive of Principal Payments or amounts otherwise not available under the provisions of Section 5 hereof for application to the payment of the Price Differential), and the Depository fails to remit such funds to Buyer, unless such failure results from any action, conduct, notice or demand made by Seller, Sponsor or any of their Affiliates, or the Depository is constrained from remitting such funds by reason of an Act of Insolvency with respect to Seller or Sponsor or any of their Affiliates or due to any other event;
     (iv) failure of Buyer to receive the Repurchase Price for any Purchased Loans, the Exit Fee, the Draw Fee, the Availability Fee, the Underutilization Fee, if any, or the Hyperamortization Amount, if any, on the date the same is due under this Agreement (whether on the Repurchase Date, Early Repurchase Date or otherwise as provided herein);
     (v) failure of Seller to make any other payment (i.e., a payment of a type not specified in any other clause of this Section 13) owing to Buyer which has become due, whether by acceleration or otherwise under the terms of this Agreement which failure is not remedied within the applicable period (in the case of a failure pursuant to Section 4) or five (5) Business Days after written notice from Buyer to Seller (in the case of any other such failure);
     (vi) any governmental, regulatory, or self-regulatory authority shall have taken any action to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of Seller, which suspension has a material adverse effect on the financial condition or business operations of Seller, taken as a whole;
     (vii) Buyer shall have determined in its sole business judgment, exercised in good faith, (A) that there has been a material adverse change in the business, operations, corporate structure or financial condition, creditworthiness or prospects, taken as a whole, of either of Seller or Sponsor; (B) that Seller or Sponsor will not meet or has breached any of its obligations under any Transaction pursuant to any of the Transaction Documents; or (C) that a material adverse change in the financial or legal condition of Seller or Sponsor may occur due to the pendency or threatened pendency of a material legal action against Seller or Sponsor;
     (viii) a Change of Control shall have occurred;
     (ix) an Act of Insolvency shall have occurred with respect to Seller or Sponsor;
     (x) any representation made by Seller shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated;

     (xi) Sponsor shall have defaulted or failed to perform any material obligation under the Guaranty, and such default or failure continues unremedied for five (5) Business Days after Seller and Sponsor receives written notice from Buyer thereof;
     (xii) if Seller shall breach or fail to perform any of the terms, covenants, obligations or conditions of this Agreement, other than as specifically otherwise referred to in this definition of “Event of Default”, and such breach or failure to perform is not remedied within five (5) Business Days after notice thereof to Seller from Buyer or its successors or assigns or, as to any breach or failure to perform which by its nature cannot be remedied with the payment of money and which is capable of being cured within thirty (30) days after the occurrence such breach or failure but not within five (5) Business Days, such longer period of time as is reasonably necessary to effectuate a cure, not to exceed thirty (30) days after notice of such breach or failure is given to Seller by Buyer, so long as Seller is diligently acting to remedy such breach or failure during such period of cure;
     (xiii) Sponsor shall fail to maintain (A) a Consolidated Net Worth equal to or greater than the Minimum Net Worth Amount, or (B) Liquid Net Worth equal to or greater than the Minimum Liquid Net Worth Amount, or (C) a Consolidated Leverage Ratio equal to or less than 4.00:1.00;
     (xiv) any breach by Sponsor or Seller under Section 3(b) or Section 3(i) of the Pledge Agreement;
     (xv) Seller or Sponsor shall have defaulted or failed to perform under any other note, indenture, loan agreement, guaranty, swap agreement or any other contract, agreement or transaction to which it is a party, which default (A) involves the failure to pay a matured obligation in excess of $250,000, or (B) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such note, indenture, loan agreement, guaranty, swap agreement or other contract agreement or transaction, or Seller or Sponsor shall breach any covenant or condition, shall fail to perform, admits its inability to perform or state its intention not to perform its obligations under any Transaction or in respect of any repurchase agreement, reverse repurchase agreement, securities contract or derivative transaction with any party;
     (xvi) Sponsor or Seller shall (or shall suffer or permit any other Person to) surrender, terminate, modify or amend in any material respect any Pledged Funding Commitment, the Seller LLC Agreement, the Sponsor LP Agreement or the Sponsor GP LLC Agreement, in each case without the prior written approval of Buyer, which approval shall not be unreasonably withheld; or
     (xvii) any of the Pledged Funding Commitments are advanced for purposes other than the funding or acquisition of Purchased Loans by Seller and payment and performance of Seller’s obligations under the Transaction Documents; provided, that up to an aggregate amount equal to $2,500,000 of the Pledged Funding Commitments may, so long as no other Event of Default exists, be advanced to pay, on the basis of a pro rata draw upon the LP Class A Capital Commitments and the other Funding Commitments, bona fide organizational and operating costs and expenses as well as indemnification obligations and management fees of the Sponsor.
14. REMEDIES
     If an Event of Default shall occur and be continuing with respect to Seller, the following rights and remedies shall be available to Buyer:
     (i) At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (the date on which such option is exercised or deemed to have been exercised being referred to hereinafter as the “Accelerated Repurchase Date”).
     (ii) If Buyer exercises or is deemed to have exercised the option referred to in Section 14(i) of this Agreement:
(A)	Seller’s obligations hereunder to repurchase all Purchased Loans shall become immediately due and payable on and as of the Accelerated Repurchase Date; and

(B)	to the extent permitted by applicable law, the Repurchase Price with respect to each Transaction (determined as of the Accelerated Repurchase Date) shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the Accelerated Repurchase Date to but excluding the date of payment of the Repurchase Price (as so increased), (x) the Pricing Rate for such Transaction multiplied by (y) the Repurchase Price for such Transaction (decreased by (I) any amounts actually remitted to Buyer by the Depository or Seller from time to time pursuant to Section 5 of this Agreement and applied to such Repurchase Price, and (II) any amounts applied to the Repurchase Price pursuant to Section 14(iii) of this Agreement); and

(C)	the Custodian shall, upon the request of Buyer, deliver to Buyer all instruments, certificates and other documents then held by the Custodian relating to the Purchased Loans.
     (iii) Upon the occurrence of an Event of Default with respect to Seller, Buyer may (A) immediately sell, at a public or private sale in a commercially reasonable manner and at such price or prices as Buyer may deem satisfactory any or all of the Purchased Loans or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Loans, to give Seller credit for such Purchased Loans in an amount equal to the Market Value of such Purchased Loans against the aggregate unpaid Repurchase Price for such Purchased Loans and any other amounts owing by Seller under the Transaction Documents. The proceeds of any disposition of Purchased Loans effected pursuant to this Section 14(iii) shall be applied, (v) first, to the costs and expenses incurred by Buyer in connection with Seller’s default; (w) second, to consequential damages, including, but not limited to, costs of cover and/or Hedging Transactions, if any; (x) third, to the Repurchase Price; (y) fourth, to the Exit Fee and (z) fifth, to any other outstanding obligation of Seller to Buyer or its Affiliates.
     (iv) The parties recognize that it may not be possible to purchase or sell all of the Purchased Loans on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Loans may not be liquid. In view of the nature of the Purchased Loans, the parties agree that liquidation of a Transaction or the Purchased Loans does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its sole discretion, the time and manner of liquidating any Purchased Loans, and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Loans on the occurrence and during the continuance of an Event of Default or to liquidate all of the Purchased Loans in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer.
     (v) Seller shall be liable to Buyer for (A) the amount of all reasonable out-of-pocket expenses, including legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default with respect to Seller, (B) consequential damages, including, without limitation, all costs incurred in connection with covering transactions or Hedging Transactions, and (C) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default with respect to Seller.
     (vi) Buyer shall have, in addition to its rights and remedies under the Transaction Documents, all of the rights and remedies provided by applicable federal, state, foreign, and local laws (including, without limitation, if the Transactions are recharacterized as secured financings, the rights and remedies of a secured party under the UCC, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and Seller. Without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Loans against all of Seller’s obligations to Buyer, whether or not such obligations are then due, without prejudice to Buyer’s right to recover any deficiency.
     (vii) Buyer may exercise any or all of the remedies available to Buyer immediately upon the occurrence of an Event of Default and at any time during the continuance thereof. All rights and remedies arising under the Transaction Documents, as amended from time to time, are cumulative and not exclusive of any other rights or remedies which Buyer may have.
     (viii) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.
     (ix) To the extent that applicable law imposes duties on Buyer to exercise remedies in a commercially reasonable manner, Seller acknowledges and agrees that it is not commercially unreasonable for Buyer (i) to fail to incur expenses reasonably deemed significant by Buyer to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Persons obligated on Collateral or to remove liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as Seller, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Buyer against risks of loss, collection or disposition of Collateral or to provide to Buyer a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Buyer, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Buyer in the collection or disposition of any of the Collateral. Seller acknowledges that the purpose of this Section 14(ix) is to provide non-exhaustive indications of what actions or omissions by Buyer would not be commercially unreasonable in Buyer’s exercise of remedies against the Collateral and that other actions or omissions by Buyer shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 14(ix). Without limitation upon the foregoing, nothing contained in this Section 14(ix) shall be construed to grant any rights to Seller or to impose any duties on Buyer that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 14(ix).
     (x) Buyer shall not be required to make any demand upon, or pursue or exhaust any of its rights or remedies against, Seller, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the obligations of Seller hereunder or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof. Buyer shall not be required to marshal the Collateral or any guarantee of the obligations of Seller hereunder or to resort to the Collateral or any such guarantee in any particular order, and all of its rights hereunder or under any other document or instrument executed in connection herewith shall be cumulative. To the extent it may lawfully do so, Seller absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Buyer, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise.
     (xi) Upon the occurrence of an Event of Default with respect to Seller, Buyer may terminate the Interim Servicing Agreement(s) and terminate the Servicer(s) and any sub-servicer(s) of the Purchased Loans.
     Seller hereby appoints Buyer as attorney-in-fact of Seller for the purpose, after the occurrence and during the continuance of an Event of Default, of carrying out the provisions of this Agreement and taking any lawful action and executing or endorsing any instruments that Buyer may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.
15. NOTICES AND OTHER COMMUNICATIONS
     All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) by telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth in (a), (b) or (c) above, to the address specified in Annex I hereto or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery on a Business Day, (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day, (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day, or (d) in the case telecopier, upon receipt of answerback confirmation on a Business Day, provided that such telecopied notice was also delivered as required in this Section. A party receiving a notice which does not comply with the technical requirements for notice under this Section may elect to waive any deficiencies and treat the notice as having been properly given.
16. SINGLE AGREEMENT
     Seller acknowledges that Buyer has entered into this Agreement and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that Buyer shall be entitled to set off claims and apply property held by it in respect of any Transaction against obligations owing to it in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by Buyer in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.
17. RECORDING OF COMMUNICATIONS
     BUYER SHALL HAVE THE RIGHT (BUT NOT THE OBLIGATION) FROM TIME TO TIME TO MAKE OR CAUSE TO BE MADE TAPE RECORDINGS OF COMMUNICATIONS BETWEEN ITS EMPLOYEES, IF ANY, AND EMPLOYEES AND REPRESENTATIVES OF SELLER WITH RESPECT TO TRANSACTIONS. SELLER HEREBY CONSENTS TO THE ADMISSIBILITY OF SUCH TAPE RECORDINGS IN ANY COURT, ARBITRATION, OR OTHER PROCEEDINGS.
18. NON-ASSIGNABILITY
     (a) The rights and obligations of the parties under the Transaction Documents and under any Transaction shall not be assigned by either party without the prior written consent of the other party, provided, however, that Buyer may assign its rights and obligations under the Transaction Documents and/or under any Transaction, and shall be entitled to issue one or more participation interests with respect to any or all of the Transactions, without the prior written consent of Seller; if, however, Greenwich Capital Financial Products, Inc. or its Affiliate(s) no longer own at least ten percent (10%) of the unparticipated interests of the Buyer under the Transaction Documents or no longer remain(s) as agent for purposes of administering and exercising the rights and remedies of the Buyer under the Transaction Documents, Buyer shall so notify Seller in writing and Seller shall have the right, exercisable within ninety (90) days following delivery of such notice (the “Early Repurchase Period”), to terminate the outstanding Transactions and repurchase in a single closing all the Purchased Loans on an Early Repurchase Date pursuant to Section 3(d) hereof, in which event such repurchase, if occurring within the Early Repurchase Period, shall not require the payment of any Exit Fee, provided that the following conditions are satisfied with respect to such repurchase: (1) no Event of Default exists, and (2) such Early Repurchase Date occurs prior to the expiration of the Early Repurchase Period.
     (b) Subject to the foregoing, the Transaction Documents and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in the Transaction Documents, express or implied, shall give to any Person, other than the parties to the Transaction Documents and their respective successors, any benefit or any legal or equitable right, power, remedy or claim under the Transaction Documents.
19. ENTIRE AGREEMENT; SEVERABILITY
     This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

20. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
     (a) This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.
     (b) Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.
     (c) The parties hereby irrevocably waive, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified herein. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 20 shall affect the right of Buyer to serve legal process in any other manner permitted by law or affect the right of Buyer to bring any action or proceeding against Seller or its property in the courts of other jurisdictions.
     (d) EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.
21. NO RELIANCE
     Each of Buyer and Seller hereby acknowledges, represents and warrants to the other that, in connection with the negotiation of, the entering into, and the performance under, the Transaction Documents and each Transaction thereunder:
     (a) it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to the Transaction Documents, other than the representations expressly set forth in the Transaction Documents.
     (b) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party;

     (c) it is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Transaction Documents and each Transaction thereunder and is capable of assuming and willing to assume (financially and otherwise) those risks;
     (d) it is entering into the Transaction Documents and each Transaction thereunder for the purposes of managing its borrowings or investments or hedging its underlying assets or liabilities and not for purposes of speculation; and
     (e) it is not acting as a fiduciary or financial, investment or commodity trading advisor for the other party and has not given the other party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Transaction Documents or any Transaction thereunder.
22. INDEMNITY
     Seller hereby agrees to indemnify Buyer, Buyer’s successors and assigns, Buyer’s designee and each of its officers, directors, employees and agents (“Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, taxes (including stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement and the documents delivered in connection herewith, other than income taxes of Buyer), fees, costs, expenses (including, without limitation reasonable out-of-pocket attorneys fees and disbursements) or disbursements (all of the foregoing, collectively “Indemnified Amounts”) which may at any time (including, without limitation, such time as this Agreement shall no longer be in effect and the Transactions shall have been repaid in full) be imposed on or asserted against any Indemnified Party in any way whatsoever arising out of or in connection with, or relating to, this Agreement or any Transactions thereunder or any action taken or omitted to be taken by any Indemnified Party under or in connection with any of the foregoing; provided, that Seller shall not be liable for Indemnified Amounts resulting from the gross negligence or willful misconduct of any Indemnified Party. Without limiting the generality of the foregoing, Seller agrees to hold Indemnified Parties harmless from and indemnify the Indemnified Parties against all Indemnified Amounts with respect to all Purchased Loans relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation ERISA, the Truth in Lending Act and/or the Real Estate Settlement Procedures Act, that, in each case, results from anything other than Indemnified Parties’ gross negligence or willful misconduct. In any suit, proceeding or action brought by Indemnified Parties in connection with any Purchased Loan for any sum owing thereunder, or to enforce any provisions of any Purchased Loan, Seller will save, indemnify and hold Indemnified Parties harmless from and against all expense (including, without limitation, reasonable attorneys’ fees and expenses), loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller also agrees to reimburse Indemnified Parties as and when billed by Buyer for all Buyer’s costs and expenses incurred in connection with Buyer’s due diligence reviews with respect to the Purchased Loans (including, without limitation, those incurred pursuant to Section 23) and the enforcement or the preservation of Buyer’s rights under this Agreement or any Transaction contemplated hereby, including without limitation the reasonable fees and disbursements of its counsel. Seller hereby acknowledges that, the obligation of Seller hereunder is a recourse obligation of Seller.
23. DUE DILIGENCE
     Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Purchased Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that upon reasonable prior notice to Seller, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Purchased Loan Files, Servicing Records and any and all documents, records, agreements, instruments or information relating to such Purchased Loans in the possession or under the control of Seller, any Servicer or sub-servicer and/or the Custodian. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Purchased Loan Files and the Purchased Loans. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may enter into Transactions with Seller based solely upon the information provided by Seller to Buyer and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Loans. Buyer may underwrite such Purchased Loans itself or engage a third party underwriter to perform such underwriting. Seller agrees to reasonably cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Loans in the possession, or under the control, of Seller. Seller further agrees that Seller shall reimburse Buyer for any and all out-of-pocket costs and expenses reasonably incurred by Buyer in connection with Buyer’s activities pursuant to this Section 23, including, without limitation, reasonable attorneys’ fees and expenses.
24. SERVICING AND ADMINISTRATION OF PURCHASED LOANS
     (a) Notwithstanding the purchase and sale of the Purchased Loans hereby, Seller shall continue to cause the Purchased Loans to be serviced for the benefit of Buyer and, if Buyer shall exercise its rights to pledge or hypothecate the Purchased Loans prior to the Repurchase Date pursuant to Section 8, Buyer’s assigns. Seller shall (or shall cause the Servicer or any sub-servicer to) service the Purchased Loans in accordance with Accepted Servicing Practices approved by Buyer and maintained by other prudent mortgage lenders with respect to mortgage loans similar to the Purchased Loans. Provided no Event of Default exists (and thereafter if and for so long as Buyer, in its sole discretion, requires), (1) Seller shall (or, pursuant to the Interim Servicing Agreement or such other servicing agreement approved in writing by Buyer (such approvals not to be unreasonably withheld, delayed or conditioned by Buyer), shall cause and direct the Servicer to), in accordance with Accepted Servicing Practices, exercise all voting and other rights with respect to the Purchased Loans and participate in all dealings with (x) the holder of the senior portion related to any Purchased Loan, (y) loan administration and routine lender approval requests and (z) the borrower, Mortgagor, guarantors and other obligors with respect to any Purchased Loan, and (2) Buyer shall not exercise such voting or other rights or otherwise participate in the administration of such Purchased Loans (except as provided in the following proviso of this sentence or pursuant to the provisions of the following sentence); provided, that notwithstanding the foregoing or anything contained in this Agreement to the contrary, Seller shall not, and shall not direct the Servicer to, take any of the following actions without the express written consent of Buyer, such consent not to be unreasonably withheld, delayed or conditioned (Buyer shall promptly respond to Seller’s requests for approvals): (i) any waiver or release of any material right, condition or benefit under any Purchased Loan; (ii) take any action to accelerate the debt, issue a notice of acceleration, foreclose and/or enforce any remedies with respect to any Purchased Loan; (iii) amend or modify, or approve the amendment or modification of, any economic or other material term or provision (including, but not limited to, casualty and condemnation provisions, application of insurance proceeds or condemnation awards, escrow or reserve provisions or exculpation provisions) of any Purchased Loan or any loan documents, securitization documents or other agreements respecting the same; or (iv) take any other action which would materially modify or materially and adversely affect or impair any Purchased Loan. Seller shall, or cause Servicer to, promptly deliver to Buyer copies of all amendments, modifications and waivers with respect to Purchased Loans, regardless of whether the same require approval of the Buyer under the foregoing provisions, and in any event shall do so within five (5) Business Days of the execution and delivery thereof. So long as no Event of Default exists, Buyer agrees upon Seller’s written request (and at Seller’s cost and expense, with reimbursement to Buyer if Buyer is required to incur costs and expenses in complying with Seller’s requests), (A) to promptly provide written directions to the Custodian with respect to the release to Seller of documentation contained in the “Portfolio Collateral Files” (as defined in the Custodial Agreement) that are in the possession of the Custodian, or its designee, for the purpose of servicing or correcting documentary deficiencies relating thereto as permitted hereby, all in accordance with the terms and conditions of the Custodial Agreement, and (B) to promptly provide written directions and/or (as provided in the Interim Servicing Agreement) powers of attorney to Servicer to facilitate the Servicer’s exercise (pursuant the Seller’s directions given subject and in accordance with the foregoing sentence and the Interim Servicing Agreement), of its voting and other rights with respect to the Purchased Loans pursuant to the Interim Servicing Agreement and the provisions of this Section 24(a).
     (b) Seller agrees that Buyer is the owner of all servicing records, including but not limited to the Interim Servicing Agreement and any and all other servicing agreements with respect to the Purchased Loans (collectively, the “Servicing Agreements”), files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Loans (the “Servicing Records”) so long as the Purchased Loans are subject to this Agreement. Seller grants Buyer a security interest in any and all right, title and interest (if any) of Seller in and to all rights relating to the Purchased Loans and all Servicing Records to secure the obligation of Seller or its designee to service in conformity with this Section and any other obligation of Seller to Buyer. Seller covenants to safeguard such Servicing Records and to deliver them to Buyer or its designee (including the Custodian) within three (3) Business Days of Buyer’s request.

     (c) Upon the occurrence and during the continuance of an Event of Default, Buyer may, in its sole discretion, exercised in good faith, (i) sell its right to the Purchased Loans on a servicing released basis or (ii) terminate Seller or any Servicer or sub-servicer of the Purchased Loans with or without cause, in each case without payment of any termination fee subject, in the case of Junior Participation Interests only, to the terms of any participation agreement or intercreditor agreement governing the applicable Purchased Loan (including the terms and provisions thereof which may limit the discretion or control of Seller with respect to servicing and servicers). Notwithstanding any provision of this Agreement to the contrary, upon the occurrence and during the continuance of an Event of Default, Buyer shall have sole control over all decisions, approvals or determinations made with respect to the servicing and administration of the Purchased Loans and the exercise of all rights and remedies with respect to the Purchased Loans and the related loan and securitization documents evidencing and securing the Purchased Loans.
     (d) Seller shall not employ sub-servicers to service the Purchased Loans without the prior written approval of Buyer (which approval not to be unreasonably withheld, delayed or conditioned), provided that it is acknowledged and agreed that the Interim Servicing Agreement is hereby approved by Buyer. If the Purchased Loans are serviced by a sub-servicer, Seller shall irrevocably assign all rights, title and interest in the Servicing Agreements in the Purchased Loans to Buyer.
     (e) Seller shall cause any Servicers engaged by Seller to execute a letter agreement with Buyer acknowledging Buyer’s security interest and agreeing that it shall deposit all Income with respect to the Purchased Loans in the Cash Management Account.
     (f) The payment of servicing fees to Seller (if Seller is the Servicer) shall be subordinate to payment of amounts outstanding under any Transaction and this Agreement.
     (g) Upon the failure of any borrower or other obligor under any Purchased Loan to make any required payment of principal, interest or other amounts due under such Purchased Loan, or otherwise to perform fully any material covenants or other obligations under any of the related loan documents, in either case within any applicable grace period, Seller shall promptly notify Buyer in writing, by e-mail and by fax. Upon the prior written approval or direction of Buyer (such approval or direction not to be unreasonably withheld, delayed or conditioned), Seller (or, at Seller’s option, any Servicer or sub-servicer) shall issue notices of default, declare events of default, declare due the entire outstanding principal balance, and otherwise take all actions under the related loan documents evidencing and securing the Purchased Loan in preparation for Buyer to realize upon the underlying collateral. Except as otherwise provided in written instructions delivered to Seller by Buyer, Seller shall not obtain or cause Buyer to obtain title to any Mortgaged Property or other collateral securing such Purchased Loan as a result or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take other action with respect to, any Mortgaged Property or other collateral directly or indirectly securing such Purchased Loan, if, as a result of any such action, Buyer would be considered to hold title to, to be a “mortgagee in possession” of, or to be an “owner” or “operator” of, such Mortgaged Property or other collateral directly or indirectly securing such Purchased Loan within the meaning of any federal, state or local law, rule, regulation or statute (including, without limitation, any Environmental Laws) or a “discharger or responsible party” thereunder. In the event that title to any of the Mortgaged Properties or other collateral securing such Purchased Loan is acquired by Buyer or Persons designated by Buyer or by a third party at a foreclosure or trustee’s sale, the servicing rights of Seller (if any) with respect to such Purchased Loan shall terminate, unless Buyer shall have agreed or directed in writing that Seller shall continue to perform servicing with respect to any such Mortgaged Property or other collateral.
25. MISCELLANEOUS
     (a) Time is of the essence under the Transaction Documents and all Transactions thereunder and all references to a time shall mean New York City time in effect on the date of the action unless otherwise expressly stated in the Transaction Documents.
     (b) All rights, remedies and powers of Buyer hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of Buyer whether under law, equity or agreement. In addition to the rights and remedies granted to it in this Agreement, Buyer shall have all rights and remedies of a secured party under the Uniform Commercial Code.
     (c) The Transaction Documents may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument
     (d) The headings in the Transaction Documents are for convenience of reference only and shall not affect the interpretation or construction of the Transaction Documents.
     (e) Without limiting the rights and remedies of Buyer under the Transaction Documents, Seller shall pay Buyer’s reasonable out-of-pocket costs and expenses, including reasonable fees and expenses of accountants, attorneys and advisors, incurred in connection with the preparation, negotiation, execution and consummation of, and any amendment, supplement or modification to, the Transaction Documents and the Transactions thereunder. Seller agrees to pay Buyer on demand all reasonable out-of-pocket costs and expenses (including reasonable out-of-pocket expenses for legal services of every kind) of any subsequent enforcement of any of the provisions hereof, or of the performance by Buyer of any obligations of Seller in respect of the Purchased Loans, or any actual or attempted sale, or any exchange, enforcement, collection; compromise or settlement in respect of any of the Collateral and for the custody, care or preservation of the Collateral (including insurance costs) and defending or asserting rights and claims of Buyer in respect thereof, by litigation or otherwise. In addition, Seller agrees to pay Buyer on demand all reasonable out-of-pocket costs and expenses (including reasonable expenses for legal services) incurred in connection with the maintenance of the Cash Management Account and registering the Collateral in the name of Buyer or its nominee. All such expenses shall be recourse obligations of Seller to Buyer under this Agreement.
     (f) Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     (g) The parties acknowledge and agree that although they intend to treat each Transaction as a sale of the Purchased Loans, in the event that such sale shall be recharacterized as a secured financing, this Agreement shall also serve as a security agreement with respect to Buyer’s rights in the Collateral. In order to secure and to provide for the prompt and unconditional repayment of the Repurchase Price and the performance of its obligations under this Agreement, Seller hereby pledges to Buyer and hereby grants to Buyer a first priority security interest in all of its rights in the Purchased Loans. Buyer may without Seller’s execution, consent or approval, and Seller hereby covenants that it shall at Buyer’s request duly file any Form UCC-1 financing statements as may be required by Buyer in order to perfect its security interest created hereby in such rights and obligations granted above, it being agreed that Seller shall pay any and all fees required to file such financing statements.
     (h) This Agreement contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.
     (i) The parties understand that this Agreement is a legally binding agreement that may affect such party’s rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.
     (j) Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.
     (k) The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of the Bankruptcy Code (except insofar as the type of assets subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of the Bankruptcy Code (except insofar as the type of assets subject to such Transaction would render such definition inapplicable), and a “forward contract” as that term is defined in Section 101 of the Bankruptcy Code (except insofar as the type of assets subject to such Transaction would render such definition inapplicable). It is understood that either party’s right to liquidate assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Section 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555, 556 and 559 (as applicable) of the Bankruptcy Code.
     (l) Any notice, acknowledgment, statement or certificate (including, without limitation, any Confirmation) given by Buyer to any Seller shall be effective as, and shall be deemed to be, a notice, acknowledgment, statement or certificate given to each and every Seller. Buyer may, without necessity of any inquiry, rely solely upon any notice, acknowledgment, statement or certificate of any of (1) any Seller or (2) any authorized representative of Seller set forth on Exhibit II or otherwise designated by any Seller from time to time, as constituting the joint and several statement and certificate of each and every Seller fully authorized by each and every Seller. Any disbursements of funds to Seller provided for in Article 5 of this Agreement or otherwise in this Agreement or the Transaction Documents shall be deemed properly made to Seller if disbursed to any Seller or its designee.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the 9th day of February, 2006.

BUYER:

GREENWICH CAPITAL FINANCIAL
PRODUCTS, INC.

By: /s/ Lance W. Haberin
Name: Lance W. Haberin
Title: Vice President

SELLER:

NY CREDIT FUNDING I, LLC,
a Delaware limited liability company

By:	NY Credit Real Estate Fund I, L.P.,
Its Managing Member

	By:	NY Credit Real Estate GP, LLC,
Its General Partner

		By:	BRK Management, LLC
Its Managing Member

By: William V. Adamski
Name: William V. Adamski
Title: Managing Member

ANNEX I
Names and Addresses for Communications between Parties

Buyer:

Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
	Attention:	Lance Haberin
	Telephone:	(203) 618-2777
	Telecopy:	(203) 618-2052

With copies to:

Sidley Austin Brown & Wood LLP
One Bank One Plaza
10 South Dearborn Street
Chicago, Illinois 60603
	Attention:	Charles Schrank, Esq.
	Telephone:	(312) 853-4140
	Telecopy:	(312) 853-7036

Seller:

230 Park Avenue
Suite 1150
New York, NY 10169
	Attention:	Edward Santoro
	Telephone:	(347) 448-4102
	Telecopy:	(347) 448-4099

With copies to:

Schulte Roth & Zabel, LLP
919 Third Avenue
New York, NY 10022
	Attention:	Nancy R. Finkelstein, Esq.
	Telephone:	(212) 756-2000
	Telecopy:	(212) 593-5955

SCHEDULE I
Facility Limits, Purchase Percentages, CF Sweep Percentages
Buyer’s Margin Percentages, Capital Call Percentages and Applicable Spreads
I.	PURCHASE PERCENTAGES, CF SWEEP PERCENTAGES, BUYER’S MARGIN PERCENTAGES, CAPITAL CALL PERCENTAGES AND APPLICABLE SPREADS

A.	ELIGIBLE LOANS:
          The following table sets forth the Purchase Percentages, CF Sweep Percentages, Buyer’s Margin Percentages, Capital Call Percentages and Applicable Spread for each Eligible Loan that is a Junior Participation Interest or Mezzanine Loan and its underwriting characteristics at the time of the purchase of such Eligible Loan pursuant to this Agreement, separated into various categories A through E below (each, a “Category”). To qualify for the Purchase Percentage, Applicable Spread, CF Sweep Percentage, Capital Call Percentage and Buyer’s Margin Percentage for any Category, the Eligible Loan must be of the applicable type for such Category (floating rate Whole Loans qualify for Category G only, fixed rate Whole Loans qualify for Category H only, Junior Participation Interests qualify for Categories A through C only, and Mezzanine Loans qualify for Categories D through E only), and must satisfy each of the Combined LTV, Average LTV and Combined DSCR for such Category.

					Applicable			Buyer's
	Combined	Average	Combined	Purchase	Spread (in	CF Sweep	Capital Call	Margin
Category	LTV	LTV	DSCR	Percentage	Basis Points)	Percentage	Percentage	Percentage

Junior Participation Interests (Categories A-C only)

A	70%	65%	1.25x	85%	125	90%	92%	95%

B	80%	75%	1.20x	75%	150	80%	82%	85%

C	90%	85%	1.05x	65%	175	70%	72%	75%

Mezzanine Loans (Categories D-F only)

D	80%	75%	1.15x	65%	175	70%	72%	75%

E	85%	80%	1.10x	60%	200	65%	67%	70%

F	90%	85%	1.05x	55%	225	60%	62%	65%

Floating rate Whole

Loans (Category G only)

G	85%	N/A	1.40x	90%	90	N/A	N/A	N/A

Fixed rate Whole Loans (Category H only)

H	80%	N/A	1.30x	90%	90	N/A	N/A	N/A

B. NON-CONFORMING ELIGIBLE LOANS AND SECURITIES
          The Purchase Percentage, CF Sweep Percentage, Buyer’s Margin Percentage, Capital Call Percentage and Applicable Spread for an Eligible Loan of the type described in clause (iv) of the definition of “Eligible Loan” shall be determined by Buyer and set forth in the Confirmation for the related Transaction.

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II.	FACILITY LIMITS
          The following are the “Facility Limits” with respect to Eligible Loans as applicable, provided that such Facility Limits may be waived or modified (and as and if so modified, shall constitute the Facility Limits under this Agreement for such Eligible Loan) in whole or in part by Buyer as to any Eligible Loan, if and to the extent such waiver or modification is expressly set forth in writing in the Confirmation for the Transaction pursuant to which such Eligible Loan is purchased by Buyer:
          A. The Purchase Price for any proposed Eligible Loan proposed for a Transaction shall not be (i) in excess of $20,000,000 or (ii) less than $1,000,000.
          B. The aggregate Repurchase Prices (excluding Other Price Components) for all Transactions with respect to Eligible Loans that are Junior Participation Interests and Mezzanine Loans purchased hereunder and outstanding at any one time (i.e., which shall have not then been repurchased by Seller) shall not exceed $100,000,000.

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SCHEDULE II
ORIGINAL PLEDGED FUNDING COMMITMENTS

ORIGINAL FUNDING INVESTOR	FUNDING COMMITMENT AMOUNT

New York Life Insurance Company	$25,000,000

ROKI, LLC	$25,000,000

EXHIBIT I
CONFIRMATION STATEMENT
GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
                    Ladies and Gentlemen:
          Greenwich Capital Financial Products, Inc., is pleased to deliver our written CONFIRMATION of our agreement to enter into the Transaction pursuant to which Greenwich Capital Financial Products, Inc. shall purchase from you the Purchased Loans identified in this Agreement, pursuant to the Master Repurchase Agreement between Greenwich Capital Financial Products, Inc. (the “Buyer”) and NY Credit Funding I, LLC (“Seller”), dated as of February ___, 2006 (the “Agreement”: capitalized terms used herein without definition have the meanings given in the Agreement), as follows below and on the attached Schedule 1:

Purchase Date:
Purchased Loan(s):	As identified on attached Schedule 1
Principal Amount of Purchased Loan(s)	As identified on attached Schedule 1
Purchase Percentage:	As identified on attached Schedule 1
Aggregate Purchase Price:	$
Applicable Spread (Pricing Rate):	As identified on attached Schedule 1
CF Sweep Percentage:	As identified on attached Schedule 1
Capital Call Percentage:	As identified on attached Schedule 1
Buyer’s Margin Percentage:	As identified on attached Schedule 1
Purchased Loan Servicer	As identified on attached Schedule 1
Purchased Loan Category	As identified on attached Schedule 1
Name and address for communications:	Buyer:	Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
Attn: Lance Haberin
Telephone: (203) 618 2777
Telecopy: (203) 618 2052
	Seller:	NY Credit Funding I, LLC
230 Park Avenue
Suite 1150
New York, New York 10169
Attention: Edward Santoro
Telephone: (347) 448-4102
Telecopy: (347) 448-4099

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

By:

Name:

Title:

AGREED AND ACKNOWLEDGED: NY CREDIT FUNDING I, LLC, a Delaware limited liability company

By: NY Credit Real Estate Fund I, L.P., Its Managing Member

By: NY Credit Real Estate GP, LLC, Its General Partner

By: BRK Management, LLC Its Managing Member

By:

Name:

Title:

     Schedule 1 to Confirmation Statement
For Each Purchased Loan:
          Purchased Loan:
          Principal Amount:
          Purchase Percentage:
          Purchase Price:
          CF Sweep Percentage:
          Capital Call Percentage:
          Buyer’s Margin Percentage:
          Purchased Loan Servicer:
          Purchased Loan Category:

EXHIBIT II
AUTHORIZED REPRESENTATIVES OF SELLER

Name	Specimen Signature

William Adamski

Edward Santoro

EXHIBIT III
MONTHLY REPORTING PACKAGE
FORM OF AGGREGATE COLLATERAL REPORT
AGGREGATE COLLATERAL REPORT INFORMATION
FOR EACH PURCHASED LOAN
Purchased Loan Information:
Aggregate Outstanding Balance
Cumulative Realized Losses for Underlying Trust
Realized Losses for Underlying Trust for the Related Distribution Date
Cumulative Realized Losses from Purchase Date
Dollar Amount and Percentage of Underlying Trust Balance of:
          Purchased Loans 30-59 days delinquent
          Purchased Loans 60-89 days delinquent
          Purchased Loans 90 or more days delinquent
          Purchased Loans in Foreclosure
Property Levels
Rent Rolls
Income Statements
REO
Appraisal
Reduction Amounts
Number of loans at start and end of the month
Outstanding principal balance at start and end of the month
Payoffs
Foreclosures
Bankruptcies
Current weighted average maturity
Current weighted average coupon

EXHIBIT IV
FORM OF CUSTODIAL DELIVERY
     On this 9th day of February, 2006, NY Credit Funding I, LLC (“Seller”), as Seller under that certain Master Repurchase Agreement, dated as of (the “Repurchase Agreement”) between Seller and Greenwich Capital Financial Products, Inc. (“Buyer”), does hereby deliver to LaSalle Bank National Association (“Custodian”), as custodian under that certain Custodial Agreement, dated as of February 9, 2006, among Buyer, Seller and Custodian, the Purchased Loan Files with respect to the Purchased Loans to be purchased by Buyer pursuant to the Repurchase Agreement, which Purchased Loans are listed on the Purchased Loan Schedule attached hereto and which Purchased Loans shall be subject to the terms of the Custodial Agreement on the date hereof.
     With respect to the Purchased Loan Files delivered hereby, for the purposes of issuing the Trust Receipt, the Custodian shall review the Purchased Loan Files to ascertain delivery of the documents listed in Section 3 to the Custodial Agreement.
     Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Custodial Agreement.
          IN WITNESS WHEREOF, Seller has caused its name to be signed hereto by its officer thereunto duly authorized as of the day and year first above written.

NY CREDIT FUNDING I, LLC,
a Delaware limited liability company

By:	NY Credit Real Estate Fund I, L.P., Its Managing Member

	By:	NY Credit Real Estate GP, LLC, Its General Partner

		By:	BRK Management, LLC Its Managing Member

By:

Name:

Title:

EXHIBIT V
FORM OF POWER OF ATTORNEY
     “Know All Men by These Presents, that NY Credit Funding I, LLC (“Seller”), does hereby appoint Greenwich Capital Financial Products, Inc. (“Buyer”), its attorney-in-fact to act in Seller’s name, place and stead in any way which Seller could do with respect to (i) the completion of the endorsements of the Mortgage Notes and the Assignments of Mortgages and the Mezzanine Notes, (ii) the recordation of the Assignments of Mortgages and (iii) the enforcement of Seller’s rights under the Purchased Loans purchased by Buyer pursuant to the Master Repurchase Agreement dated as of February ___, 2006, between Seller and Buyer and to take such other steps as may be necessary or desirable to enforce Buyer’s rights against such Purchased Loans, the related Purchased Loan Files and the Servicing Records to the extent that Seller is permitted by law to act through an agent.
     TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OR SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER ON ITS OWN BEHALF AND ON BEHALF OF SELLER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

     IN WITNESS WHEREOF Seller has caused this Power of Attorney to be executed and Seller’s seal to be affixed this 9th day of February, 2006.

NY CREDIT FUNDING I, LLC,
a Delaware limited liability company

By:	NY Credit Real Estate Fund I, L.P., Its Managing Member

	By:	NY Credit Real Estate GP, LLC, Its General Partner

		By:	BRK Management, LLC Its Managing Member

By:

Name:

Title:

EXHIBIT VI
REPRESENTATIONS AND WARRANTIES
REGARDING EACH INDIVIDUAL PURCHASED LOAN
WHICH IS A WHOLE LOAN
          1. Purchased Loan Schedule and Collateral Information. The information set forth in the Purchased Loan Schedule and the Collateral Information is complete, true and correct in all material respects.
          2. Legal Compliance — Origination. As of the date of its origination, such Purchased Loan complied in all material respects with, or was exempt from, all applicable requirements of federal, state or local law relating to the origination of such Purchased Loan.
          3. Whole Loan; Ownership of Purchased Loans. Each Purchased Loan is a whole loan and not a participation interest in a whole loan. Immediately prior to the transfer to Buyer of the Purchased Loan(s), Seller had good title to, and was the sole owner of, each Purchased Loan. Seller has full right, power and authority to transfer and assign each of the Purchased Loans to or at the direction of Buyer and has validly and effectively conveyed (or caused to be conveyed) to Buyer or its designee all of Seller’s legal and beneficial interest in and to the Purchased Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances except for Permitted Encumbrances (as hereinafter defined). The sale of the Purchased Loans to Buyer or its designee does not require Seller to obtain any governmental or regulatory approval or consent that has not been obtained.
          4. Payment Record. No scheduled payment of principal and interest under any Purchased Loan was 30 days or more past due as of the Purchase Date without giving effect to any applicable grace period, and no Purchased Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Purchase Date.
          5. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Purchased Loan constitutes a valid and, subject to the exceptions set forth in paragraph 14 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender’s title insurance policy, (c) exceptions and exclusions specifically referred to in such lender’s title insurance policy, and (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d) materially interferes with the security intended to be provided by such Mortgage or the value or current use of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Purchased Loan debt (the foregoing items (a) through (d) being herein referred to as the “Permitted Encumbrances”). The related assignment of such Mortgage executed and delivered in favor of Buyer is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor’s right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 14 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor’s personal property used in, and reasonably necessary to operate the related Mortgaged Property. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.
          6. Assignment of Leases and Rents. The assignment of leases and rents (“Assignment of Leases”) set forth in the Mortgage (or in a separate instrument) and related to and delivered in connection with each Purchased Loan establishes and creates a valid, subsisting and, subject to (i) the exceptions set forth in paragraph 14 below and (ii) the Permitted Encumbrances, enforceable first priority perfected security interest in the related Mortgagor’s interest in all leases, subleases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases, not included in a Mortgage, executed and delivered in favor of Buyer is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor’s right, title and interest in, to and under such Assignment of Leases.
          7. Mortgage Status; Waivers and Modifications. No Mortgage securing any Purchased Loan has been satisfied, canceled, rescinded or subordinated in whole or in material part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in material part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release except for any partial reconveyances of portions of the real property that do not materially adversely affect the value of the property. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases have been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File.
          8. Condition of Property; Condemnation. Except as set forth in an engineering report prepared in connection with the origination of the related Purchased Loan, each Mortgaged Property is, to Seller’s knowledge, free and clear of any damage that would materially and adversely affect its value as security for the related Purchased Loan (normal wear and tear excepted). Seller has received no notice of any pending or threatened proceeding for the condemnation of all or any material portion of any Mortgaged Property. To Seller’s knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Purchased Loans) as of the date of the origination of each Purchased Loan, all of the material improvements on the related Mortgaged Property which were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender’s title insurance policy referred to herein or that do not materially and adversely affect the value or current use of such Mortgaged Property, and no improvements on adjoining properties

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materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or current use of such Mortgaged Property, except those encroachments that are insured against by the lender’s title insurance policy referred to herein.
          9. Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form thereof as adopted in the applicable jurisdiction) lender’s title insurance policy (the “Title Policy”) in the original principal amount of the related Purchased Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the exceptions stated therein (or an escrow letter or a marked up title insurance commitment on which the required premium has been paid exists which evidences that such Title Policy will be issued). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, no claims have been made thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Such policy is assignable without consent of the insurer; such policy is in full force and effect and all premiums thereon have been paid. Immediately following the transfer and assignment of the related Purchased Loan to Buyer, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of Buyer without the consent of or notice to the insurer. The insurer issuing such policy is (x) a nationally-recognized title insurance company and (y) qualified to do business in the jurisdiction in which the related Mortgaged Property is located to the extent required. The Title Policy contains no material exclusion for, or alternatively it insures (unless such coverage is unavailable in the relevant jurisdiction) (a) access to a public road or (b) against any loss due to encroachment of any material portion of the improvements thereon.
          10. No Holdbacks. The proceeds of each Purchased Loan have been fully disbursed and there is no obligation for future advances with respect thereto . With respect to each Purchased Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the Purchase Date have been complied with, or any such funds so escrowed have not been released.
          11. Mortgage Provisions. Subject to the exceptions set forth in paragraph 14 below, the Mortgage Note or Mortgage for each Purchased Loan, together with applicable state law, contains customary and enforceable provisions for comparable mortgaged properties similarly situated such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.
          12. Buyer under Deed of Trust. If any Mortgage is a deed of trust, (1) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (2) no fees or expenses are payable to such trustee by Seller, Buyer or any transferee thereof except in connection with a trustee’s sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Purchased Loan.

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          13. Environmental Conditions. An environmental site assessment (or an update of a previous assessment) was performed with respect to each Mortgaged Property in connection with the origination of the related Purchased Loan, a report of each such assessment (an “Environmental Report”) has been delivered to Buyer, and to Seller’s knowledge, there is no material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such report. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such assessment disclosed the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property and the same have not been subsequently addressed in all material respects, then either, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance, (ii) the related Mortgagor was required either to provide additional security and/or to obtain an operations and maintenance plan, (iii) an escrow greater than or equal to 100% of the amount identified as necessary by the environmental consulting firm to address such condition is held by the Seller for purposes of effecting same (and the Mortgagor has covenanted in the Purchased Loan documents to perform such work), (iv) the Mortgagor has provided an environmental insurance policy, (v) an operations and maintenance plan has been or will be implemented or (vi) the related Mortgagor provided evidence that applicable federal, state or local governmental authorities would not take any action, or require the taking of any action, in respect of such condition or circumstance. The related Purchased Loan Documents contain provisions pursuant to which the related borrower or a principal of such borrower has agreed to indemnify the mortgagee for damages resulting from violations of any applicable Environmental Laws.
          14. Loan Document Status. Each of the Mortgage Note, Mortgage and the other Purchased Loan Documents that evidences or secures a Purchased Loan and that was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there currently exists no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Loan Documents, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges. The related Purchased Loan Documents contain no provision limiting the right or ability of the Seller to assign, transfer and convey the related Purchased Loan to any other Person.
          15. Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage to be insured by (a) a fire and extended perils insurance policy issued by an insurer meeting the requirements of such Purchased Loan providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Purchased Loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property in an amount not less than the lesser of the

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principal balance of the related Purchased Loan and the replacement cost (not allowing for depreciation) of the Mortgaged Property, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy, in an amount at least equal to twelve months of operations of the Mortgaged Property (other than manufactured housing communities); (c) a flood insurance policy (if any portion of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards) and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders, and in any event not less than $1 million per occurrence. Such insurance policy contains a standard mortgagee clause that names the Seller, its successors and assigns (including Buyer) as an additional insured and that requires at least thirty days’ (in the case of termination or cancellation other than for nonpayment of premiums) and at least ten days’ (in the case of termination or cancellation for nonpayment of premiums) prior notice to the holder of the Mortgage, and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Other than as set forth in this paragraph 15 hereof, each Mortgage provides that casualty insurance proceeds will be applied either to the restoration or repair of the related Mortgaged Property or to the reduction or defeasance of the outstanding principal amount of the Purchased Loan. The insurer with respect to each policy is qualified to write insurance in the relevant jurisdiction to the extent required.
          16. Taxes and Assessments. There are no delinquent or unpaid taxes or assessments (including assessments payable in future installments), or other outstanding charges affecting any Mortgaged Property which are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent until the earlier of (i) the date on which interest and/or penalties would be first payable thereon and (ii) the date on which enforcement action is entitled to be taken by the relevant taxing authority.
          17. Mortgagor Bankruptcy. No Mortgagor is currently a debtor in, and no Mortgaged Property is the subject of, any state or federal bankruptcy or insolvency proceeding.
          18. Leasehold Estate. Each Mortgaged Property consists of the related Mortgagor’s fee simple estate in real estate or, if the related Purchased Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a “Ground Lease”), by the related Mortgagor’s interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the “Fee Interest”). With respect to any Purchased Loan secured by a Ground Lease but not by the related Fee Interest:
a.	Such Ground Lease or a memorandum thereof has been duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between Seller and related lessor) permits the current use of the Mortgaged Property and permits the interest of the lessee thereunder to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a

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manner that would adversely effect the security provided by the related Mortgage by limiting in any way its current use; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Purchased Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;
b.	The lessee’s interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances;

c.	The Mortgagor’s interest in such Ground Lease is assignable to Buyer and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Purchase Date) and, in the event that it is so assigned, is further assignable by Buyer and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor;

d.	Such Ground Lease is in full force and effect, and Seller has received no notice that an event of default has occurred thereunder, and, to Seller’s knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

e.	Such Ground Lease, or an estoppel letter or other agreement, (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the mortgagee, provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease to the extent such Ground Lease requires such notice, and (B) provides that no notice of termination given under such Ground Lease (including rejection of such Ground Lease in a bankruptcy proceeding) is effective against the holder of the Mortgage unless a copy of such notice has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on terms that do not materially vary from the economic terms of the Ground Lease;

f.	A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

g.	Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the stated maturity date of the related Purchased Loan and ten years beyond the amortization period for the related Purchased Loan;

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h.	Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award other than in respect of a total loss will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a Buyer appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender for conduit programs), or to the payment or defeasance of the outstanding principal balance of the Purchased Loan together with any accrued interest thereon;

i.	Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located;

j.	Such Ground Lease provides, or the lessor has otherwise agreed, that such Ground Lease may not be amended or modified without the prior written consent of the mortgagee under such Purchased Loan; and

k.	The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.
          19. Escrow Deposits. All escrow deposits and payments relating to each Purchased Loan that are, as of the Purchase Date required to be deposited or paid have been so deposited or paid.
          20. LTV Ratio. The gross proceeds of each Purchased Loan advanced to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Purchased Loan and either: (a) such Purchased Loan is secured by an interest in real property having a fair market value (i) at the date the Purchased Loan was originated at least equal to 80 percent of the original principal balance of the Purchased Loan or (ii) at the Purchase Date at least equal to 80 percent of the principal balance of the Purchased Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Purchased Loan and (y) a proportionate amount of any lien that is in parity with the Purchased Loan (unless such other lien secures a Purchased Loan that is cross-collateralized with such Purchased Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 20 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Purchased Loans; or (b) substantially all the proceeds of such Purchased Loan were used to acquire, improve or protect the real property which served as the only security for such Purchased Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(l)(ii)).

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          21. Purchased Loan Modifications. Any Purchased Loan that was “significantly modified” prior to the Purchase Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default or reasonably foreseeable default of such Purchased Loan or (b) satisfies the provisions of either clause (a)(i) of paragraph 20 (substituting the date of the last such modification for the date the Purchased Loan was originated) or clause (a)(ii) of paragraph 20, including the proviso thereto.
          22. Advancement of Funds by Seller. Seller has not advanced funds or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Purchased Loan.
          23. No Mechanics’ Liens. As of the date of the Mortgage, and to the actual knowledge of Seller as of the Purchase Date, each Mortgaged Property is free and clear of any and all mechanics’ and materialmen’s liens that are prior or equal to the lien of the related Mortgage, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein or otherwise bonded.
          24. Compliance with Usury Laws. Each Purchased Loan (exclusive of any default interest, late charges or prepayment premiums) complied with, or is exempt from, all applicable usury laws in effect at its date of origination.
          25. Cross-collateralization; Cross-default. No Purchased Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Purchased Loans.
          26. Releases of Mortgaged Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon payment in full or defeasance of all amounts due under the related Purchased Loan. The Mortgages relating to those Purchased Loans identified on the Purchased Loan Schedule require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (a) the satisfaction of certain legal and underwriting requirements and (b) except where the portion of the Mortgaged Property permitted to be released was not considered by, Seller to be material in the underwriting of the Purchased Loan, either (1) the payment of a release price set forth therein and prepayment consideration in connection therewith or (2) the partial defeasance of such Purchased Loan.
          27. No Equity Participation or Contingent Interest. No Purchased Loan contains any equity participation by the lender or provides for negative amortization or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.
          28. No Material Default. To Seller’s knowledge, there exists no material default, breach, violation or event of acceleration under the documents evidencing or securing the Purchased Loan, in any such case to the extent the same materially and adversely affects the value of the Purchased Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or

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event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by Seller in any of paragraphs 4, 8, 13, 15, 16 and 18 of this Exhibit VI. No Person or party other than the holder of such Mortgage Note (and such holder’s servicer) may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note.
          29. Inspections. The Seller or the originator of the Purchased Loan has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Purchased Loan.
          30. Local Law Compliance. Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where each Mortgaged Property is located (including, but not limited to, obtaining a zoning report from a nationally recognized zoning consultant), the improvements located on or forming part of each Mortgaged Property complies with applicable zoning laws and ordinances, or constitutes a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property as determined by the appraisal performed at origination.
          31. Junior Liens. None of the Purchased Loans permits the related Mortgaged Property to be encumbered by any lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. To Seller’s knowledge, none of the Mortgaged Properties is encumbered by any lien junior to the lien of the related Mortgage. Each Purchased Loan contains a “due on sale” clause that provides for the acceleration of the payment of the unpaid principal balance of the Purchased Loan if, without the prior written consent of the holder of the Purchased Loan, the related Mortgaged Property is transferred or sold.
          32. Actions Concerning Purchased Loans. To the knowledge of Seller, there are no actions, suits or proceedings pending or threatened before any court, administrative agency or arbitrator concerning any Purchased Loan or related Mortgagor or Mortgaged Property that might adversely affect title to the Purchased Loan or the validity or enforceability of the related Mortgage or that might materially and adversely affect the value of the Mortgaged Property as security for the Purchased Loan or the use for which the premises were intended.
          33. Servicing. The servicing and collection practices used by Seller for the Purchased Loan have complied with applicable law in all material respects and are consistent with those employed by prudent servicers of comparable commercial loans.
          34. Licenses and Permits. To Seller’s knowledge, as of the date of origination of each Purchased Loan, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.
          35. Assisted Living Facility Regulation. If any Mortgaged Property is operated as an assisted living facility, to Seller’s knowledge, (a) the related Mortgagor and operator, if different, is in compliance in all material respects with all federal and state laws

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applicable to the use and operation of the related Mortgaged Property and (b) if the operator of the Mortgaged Property participates in Medicare or Medicaid programs, the facility is in compliance in all material respects with the requirements for participation in such programs.
          36. Non-Recourse Exceptions. The Purchased Loan Documents for each Purchased Loan provide that such Purchased Loan constitutes the non-recourse obligations of the related obligor thereon except that the Mortgagor has agreed to be liable with respect to losses incurred due to (i) fraud and/or other intentional material misrepresentation, (ii) misapplication or misappropriation of rents collected in advance or received by the related Mortgagor after the occurrence of an event of default and not paid to the mortgagee or applied to the Mortgaged Property in the ordinary course of business, (iii) misapplication or conversion by the Mortgagor of insurance proceeds or condemnation awards or (iv) breach of the environmental covenants in the related Purchased Loan documents.
          37. Single Purpose Entity. The Mortgagor on each Purchased Loan was, as of the origination of the Purchased Loan, a Single Purpose Entity. For this purpose, a “Single Purpose Entity” shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more Mortgaged Properties securing the Purchased Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Purchased Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage or the other related Purchased Loan documents, that it has its own books and records and accounts separate and apart from any other person, and that it holds itself out as a legal entity, separate and apart from any other person. Each Mortgagor under a Purchased Loan which has an original principal balance of $25,000,000 or more is an entity which has represented in connection with the origination of the Purchased Loan, or whose organizational documents as of the date of origination of the Purchased Loan provide that so long as the Purchased Loan is outstanding it will have at least one independent director.
          38. Access; Separate Tax Parcels. Each Mortgaged Property (a) is located on or adjacent to a dedicated road, or has access to an irrevocable easement permitting ingress and egress, (b) is served by public utilities, water and sewer (or septic facilities) and (c) constitutes one or more complete separate tax lots or is subject to an endorsement under the related title insurance policy.
          39. Defeasance. Each Purchased Loan containing provisions for defeasance of mortgage collateral either (i) requires the prior written consent of, and compliance with the conditions set by, the holder of the Purchased Loan, or (ii) requires that (A) defeasance may not occur prior to the time permitted by applicable “real estate mortgage investment conduit” rules and regulations (if applicable), (B) the replacement collateral consist of U.S. governmental securities in an amount sufficient to make all scheduled payments under the Mortgage Note when due, (C) independent public accountants certify that the collateral is sufficient to make such payments, (D) counsel provide an opinion that the Buyer has a perfected security interest in

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such collateral prior to any other claim or interest, and (E) all costs and expenses arising from the defeasance of the mortgage collateral shall be borne by the borrower.
          40. Operating or Financial Statement. The related Purchased Loan Documents require the related borrower to furnish to the mortgagee at least annually an operating statement with respect to the related Mortgaged Property.
          41. Qualified Mortgage. Each Purchased Loan constitutes a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but without regard to Treasury Regulations Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision). Each Purchased Loan is directly secured by a Mortgage on a commercial property or a multifamily residential property, and either (1) substantially all of the proceeds of such Purchased Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for such Purchased Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures such Purchased Loan was at least equal to 80% of the principal amount of the Purchased Loan (a) as of the Testing Date, or (b) as of the Closing Date. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the Purchased Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the Purchased Loan, and (2) the “Testing Date” shall be the date on which the referenced Purchased Loan was originated unless (a) such Purchased Loan was modified after the date of its origination in a manner that would cause a “significant modification” of such Purchased Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such “significant modification” did not occur at a time when such Purchased Loan was in default or when default with respect to such Purchased Loan was reasonably foreseeable. However, if the referenced Purchased Loan has been subjected to a “significant modification” after the date of its origination and at a time when such Purchased Loan was not in default or when default with respect to such Purchased Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such “significant modification” occurred. Each yield maintenance payment and prepayment premium payable under the Purchased Loans is a “customary prepayment penalty” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).
          42. Organization of Mortgagors; Affiliation with other Mortgagors. With respect to each Purchased Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Purchased Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Purchased Loan that is cross-collateralized and cross defaulted with another Purchased Loan, no Purchased Loan has a Mortgagor that is an affiliate of another Mortgagor.
          43. Authorization in Jurisdiction. To the extent required under applicable law and necessary for the enforcement of the Purchased Loan, as of the date of origination and at all times it held the Purchased Loan, the originator of such Purchased Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located.

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          44. Capital Contributions. Neither the Seller nor any affiliate thereof has any obligation to make any capital contributions to the Mortgagor under the Purchased Loan documents.

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REPRESENTATIONS AND WARRANTIES
REGARDING EACH INDIVIDUAL PURCHASED LOAN
WHICH IS A MEZZANINE LOAN
          1. Purchased Loan Information. The information set forth in the Purchased Loan Schedule is complete, true and correct in all material respects.
          2. No Default or Dispute Under Purchased Loan Documents. There exists no material default, breach, violation or event of acceleration under the documents evidencing or securing the Purchased Loan, in any such case to the extent the same materially and adversely affects the value of the Purchased Loan and the related underlying real property.
          3. No Offsets, Defenses or Counterclaims. Subject to the exceptions set forth in paragraph 5 below, there currently exists no valid offset, defense or counterclaim to such Purchased Loan.
          4. Equity Pledges. The pledge of ownership interests securing such Purchased Loan relates to all direct or indirect equity or ownership interests in the underlying real property owner (so that, except for the equity interests pledged to Seller, there are no direct or indirect equity or ownership interests in underlying real property owner or in any constituent entity) and has been fully perfected in favor of Seller as mezzanine lender.
          5. Enforceability. The Purchased Loan Documents have been duly and properly executed by the parties thereto, and each is the legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The Purchased Loan (exclusive of any default interest, late charges or prepayment premiums) complied with, or is exempt from, all applicable usury laws in effect at its date of origination. Seller has fully and validly perfected all security interests created or intended to be created pursuant to the Purchased Loan Documents.
          6. Waivers and Modifications. The terms of the related Purchased Loan Documents have not been impaired, waived, altered or modified in any material respect (other than by a written instrument which is included in the related Purchased Loan File).
          7. Valid Assignment. The assignment of Purchased Loan constitutes the legal valid and binding assignment of such Purchased Loan from Seller to or for the benefit of Buyer. No consent or approval by any third party is required for any such assignment of such Purchased Loan, for Buyer’s exercise of any rights or remedies under the assignment of Purchased Loan, or for Buyer’s sale or other disposition of such Purchased Loan if Buyer acquires title thereto, other than consents and approvals which have been obtained. No third party (including the Mortgagor or Mortgaged Property Owner) holds any “right of first refusal,” “right of first negotiation,” “right of first offer,” purchase option, or other similar rights of any kind on account of the occurrence of any of the foregoing. No other impediment exists to any such transfer.

          8. Certain Representations and Warranties. To the actual knowledge of Seller, all representations and warranties in the Purchased Loan Documents are true and correct in all material respects..
          9. Parties Authorized. To the extent required under applicable law as of the Purchase Date, each party to the Purchased Loan Documents was authorized to do business in the jurisdiction in which the related underlying real property is located at all times when it held the Purchased Loan to the extent necessary to ensure the validity and enforceability of such Purchased Loan.
          10. No Advances of Funds. No party to the Purchased Loan Documents has advanced funds on account of any default under the Purchased Loan or, to the best of Seller’s knowledge, under the underlying real property mortgage documents.
          11. Servicing. The servicing and collection practices used by Seller for the Purchased Loan have complied with applicable law in all material respects and are consistent with those employed by prudent servicers of comparable commercial loans.
          12. No Assignment. Seller has not effectuated any transfer, sale, assignment, hypothecation, or other conveyance of any of its rights and obligations under any Purchased Loan Document, except in connection with the Agreement.
          13. No Bankruptcy. To Seller’s actual knowledge, none of the following parties is a debtor in any state or federal bankruptcy or insolvency proceeding: Seller; the mezzanine loan borrower or the material Mortgaged Property Owner.
          14. Mortgage Loan Documents and Purchased Loan Documents. Seller has provided to Buyer true, correct and complete copies (or original counterparts) of the Purchased Loan Documents and the Mortgage Loan Documents.
          15. Cross-Default. The Purchased Loan Documents provide that an event of default under the related Mortgage Loan(s) (continuing beyond any applicable notice and cure periods provided for in the related Mortgage Loan Documents) is an event of default under the related Purchased Loan Documents.
          16. Payment Record. No scheduled payment of principal and interest under the Purchased Loan or, to the best of Seller’s knowledge, any related Mortgage Loan was 30 days or more past due as of the Purchase Date without giving effect to any applicable grace period, and neither the Purchased Loan nor, to the best of Seller’s knowledge, the related Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Purchase Date.
          17. Lien. Seller has received and delivered to Buyer a copy of a lender’s title insurance policy (or a binding commitment therefore) or its equivalent, as adopted in the applicable jurisdiction (the “Title Policy”) that insures the lien of each of the Mortgage and Assignment of Leases and Rents related to and delivered in connection with each Mortgage Loan relating to the Purchased Loan constitutes a valid and enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, subject only to (a) the lien

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for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender’s title insurance policy, (c) exceptions and exclusions specifically referred to in such lender’s title insurance policy, and (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d) materially interferes with the security intended to be provided by such Mortgage or the value or current use of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan and related Purchased Loan (the foregoing items (a) through (d) being herein referred to as the “Permitted Encumbrances”).
          18. Condition of Property; Condemnation. Except as set forth in an engineering report prepared in connection with the origination of the related Purchased Loan (or Mortgage Loan), each Mortgaged Property is, to Seller’s knowledge, free and clear of any damage that would materially and adversely affect its value as security for the related Purchased Loan (normal wear and tear excepted). Seller has received no notice of any pending or threatened proceeding for the condemnation of all or any material portion of any Mortgaged Property. To Seller’s knowledge (based solely on surveys and/or title insurance obtained in connection with the origination of the Purchased Loans) as of the date of the origination of each Purchased Loan, all of the material improvements on the related Mortgaged Property which were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the Title Policy or that do not materially and adversely affect the value or current use of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or current use of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.
          19. Title Insurance. Each Mezzanine Loan is covered by a UCC Policy from a nationally recognized title insurance company in the original principal amount of the Mezzanine Loan. Each UCC Policy insures that the related security documents are a valid first priority liens on the applicable personal property, subject only to the exceptions stated therein (or an escrow letter or a marked up UCC insurance commitment on which the required premium has been paid exists which evidences that such UCC Policy will be issued).
          20. No Future Advances. The proceeds of each Mezzanine Loan and each related Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto.
          21. Environmental Conditions. Seller has received a copy of an environmental site assessment (or an update of a previous assessment) report which was performed with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loan (an “Environmental Report”), and to Seller’s knowledge, there is no material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such report. The Purchased Loan Documents require the related mezzanine loan borrower to comply with, or cause to be complied with, all applicable federal, state and local environmental laws and regulations.

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          22. Insurance. Each Mortgaged Property is, and is required pursuant to the related Purchased Loan Documents to be insured by (a) a fire and extended perils insurance policy issued by an insurer meeting the requirements of such mortgage loan providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such mortgage loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property in an amount not less than the lesser of the principal balance of the related mortgage loan and the replacement cost (not allowing for depreciation) of the Mortgaged Property, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy, in an amount at least equal to twelve months of operations of the Mortgaged Property (other than manufactured housing communities); (c) a flood insurance policy (if any portion of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards) and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders, and in any event not less than $1 million per occurrence. The Purchased Loan Documents obligate the related mezzanine loan borrower to maintain, or cause to be maintained, all such insurance and, upon such mezzanine loan borrower’s failure to do so, authorizes the holder of the Mezzanine Loan to maintain such insurance at the mezzanine loan borrower’s cost and expense and to seek reimbursement therefor from such mezzanine loan borrower. Each mezzanine loan borrower provides that casualty insurance proceeds will be applied either to the restoration or repair of the related Mortgaged Property or to the reduction of the outstanding principal amount of the Mezzanine Loan. To the best of Seller’s knowledge, the insurer with respect to each policy is qualified to write insurance in the relevant jurisdiction to the extent required.
          23. Leasehold Estate. Each Mortgaged Property consists of the related Mortgagor’s fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a “Ground Lease”), by the related Mortgagor’s interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the “Fee Interest”). With respect to any Mortgage Loan secured by a Ground Lease but not by the related Fee Interest:
     i. Such Ground Lease or a memorandum thereof has been duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between mortgagee and related lessor) permits the current use of the Mortgaged Property and permits the interest of the lessee thereunder to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely effect the security provided by the related Mortgage by limiting in any way its current use; and there has been no material change in the payment terms of such Ground Lease since the origination of the related mortgage loan, with the exception of material changes reflected in written instruments that are a part of the related Purchased Loan File;

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     ii. The lessee’s interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, if any, other than Permitted Encumbrances;
     iii. The Mortgagor’s interest in such Ground Lease is assignable to the applicable mortgagee and its successors and assigns upon notice to, but without the consent of, the lessor thereunder and, in the event that it is so assigned, is further assignable by any successor mortgagee and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor;
     iv. Such Ground Lease is in full force and effect, and to Seller’s knowledge, no event of default has occurred thereunder, and there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;
     v. Such Ground Lease, or an estoppel letter or other agreement, (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the mortgagee, provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease to the extent such Ground Lease requires such notice, further (B) provides that no notice of termination given under such Ground Lease (including rejection of such Ground Lease in a bankruptcy proceeding) is effective against the holder of the Mortgage unless a copy of such notice has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on terms that do not materially vary from the economic terms of the Ground Lease;
     vi. A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;
     vii. Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the stated maturity date of the related Mezzanine Loan;
     viii. Under the terms of such Ground Lease and the related mezzanine loan documents, taken together, any related insurance proceeds or condemnation award other than in respect of a total loss will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the holder of the either the related Mezzanine Loan or mortgage loan having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender for conduit programs), or to the payment of the outstanding principal balance of the Mezzanine Loan together with any accrued interest

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     thereon, subject to the terms of any intercreditor agreement or participation agreement;
     ix. Such Ground Lease does not impose any restrictions on (i) subletting which would be viewed as commercially unreasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located or (ii) the assignment or pledge of any direct or indirect equity interest in the Mortgage Borrower;
     x. Such Ground Lease provides, or the lessor has otherwise agreed, that such Ground Lease may not be amended or modified without the prior written consent of the holder of the Mezzanine Loan subject in all respects to any intercreditor agreement; and
     xii. The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.
          24. No Mechanics’ Liens. As of the date of the applicable Purchased Loan Documents, and to the actual knowledge of Seller as of the Purchase Date, each Mortgaged Property is free and clear of any and all mechanics’ and materialmen’s liens that are prior or equal to the lien of the related Mortgage, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein or otherwise bonded.
          25. No Material Default. To Seller’s knowledge, there exists no material default, breach, violation or event of acceleration under the documents evidencing or securing the Purchased Loan or the related Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Purchased Loan or the related Mortgaged Property.
          26. Actions Concerning Mortgage Loans. To the knowledge of Seller, there are no actions, suits or proceedings pending or threatened before any court, administrative agency or arbitrator concerning any Mezzanine Loan or related Mortgagor/Mezzanine loan borrower or Mortgaged Property that might adversely affect title to the Mortgaged Property or the validity or enforceability of the related Purchased Loan Documents or that might materially and adversely affect the value of the collateral securing the Mezzanine Loan.
          27. Licenses and Permits. To Seller’s knowledge, as of the date of origination of each Purchased Loan, the related mezzanine loan borrower delivered, or caused to be delivered, to Seller all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

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REPRESENTATIONS AND WARRANTIES REGARDING
EACH INDIVIDUAL PURCHASED LOAN
WHICH IS A JUNIOR PARTICIPATION INTEREST
          1. Purchased Loan Information. The information set forth in the Purchased Loan Schedule is complete, true and correct in all material respects.
          2. No Default or Dispute Under Purchased Loan Documents. There exists no material default, breach, violation or event of acceleration (and no event which, with the passage. of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Purchased Loan, in any such case to the extent the same materially and adversely affects the value of the Purchased Loan and the related underlying real property.
          3. No Offsets, Defenses or Counterclaims. Subject to the exceptions set forth in paragraph 5 below, there is no valid offset, defense or counterclaim to such Purchased Loan.
          4. [Intentionally Omitted]
          5. Enforceability. The Purchased Loan Documents have been duly and properly executed by the parties thereto, and each is the legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The Purchased Loan (exclusive of any default interest, late charges or prepayment premiums) complied with, or is exempt from, all applicable usury laws in effect at its date or origination. Seller has fully and validly perfected all security interests created or intended to be created pursuant to the Purchased Loan Documents.
          6. Waivers and Modifications. The terms of the related Purchased Loan Documents have not been impaired, waived, altered or modified in any material respect (other than by a written instrument which is included in the related Purchased Loan File).
          7. Valid Assignment. The assignment of Purchased Loan constitutes the legal, valid and binding assignment of such Purchased Loan from Seller to or for the benefit of Buyer. No consent or approval by any third party is required for any such assignment of such Purchased Loan, for Buyer’s exercise of any rights or remedies under the assignment of Purchased Loan, or for Buyer’s sale or other disposition of such Purchased Loan if Buyer acquires title thereto, other than consents and approvals which have been obtained. No other impediment exists to any such transfer.
          8. Certain Representations and Warranties. All representations and warranties in the Purchased Loan Documents and in the underlying documents for the

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performing commercial mortgage loan secured by a first lien on a multifamily or commercial property to which such Purchased Loan relates are true and correct in all material respects.
          9. Parties Authorized. To the extent required under applicable law as of the Purchase Date, each party to the Purchased Loan Documents was authorized to do business in the jurisdiction in which the related underlying real property is located at all times when it held the Purchased Loan to the extent necessary to ensure the validity and enforceability of such Purchased Loan.
          10. No Advances of Funds. No party to the Purchased Loan Documents has advanced funds on account of any default under the Purchased Loan or under the underlying real property mortgage documents.
          11. Servicing. The servicing and collection practices used by Seller for the Purchased Loan have complied with applicable law in all material respects and are consistent with those employed by prudent servicers of comparable commercial loans.
          12. No Assignment. Seller has not effectuated any transfer, sale, assignment, hypothecation, or other conveyance of any of its rights and obligations under any Purchased Loan Document, except in connection with the Agreement.
          13. No Bankruptcy. To Seller’s actual knowledge, none of the following parties is a debtor in any state or federal bankruptcy or insolvency proceeding: Seller; underlying real property owner; or underlying real property mortgagee.
          14. Mortgage Loan Documents and Purchased Loan Documents. Seller has provided to Buyer true, correct and complete copies (or original counterparts) of the Purchased Loan Documents and the Mortgage Loan Documents.
          14. Intentionally Omitted.
          15. Payment Record. No scheduled payment of principal and interest under the Purchased Loan or the underlying Mortgage Loan was 30 days or more past due as of the Purchase Date without giving effect to any applicable grace period, and neither the Purchased Loan nor, to the best of Seller’s knowledge, the underlying Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Purchase Date.
          16. Lien. The Mortgage related to and delivered in connection with each Mortgage Loan relating to the Purchased Loan constitutes a valid and enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender’s title insurance policy, (c) exceptions and exclusions specifically referred to in such lender’s title insurance policy, and (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d) materially interferes with the security intended to be provided by such Mortgage or the value or current use of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan and related Purchased Loan

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(the foregoing items (a) through (d) being herein referred to as the “Permitted Encumbrances”). Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and enforceable security interest in favor of the holder thereof in all of the related Mortgagor’s personal property used in, and reasonably necessary to operate the related Mortgaged Property. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.
          17. Assignment of Leases and Rents. The assignment of leases and rents (“Assignment of Leases”) set forth in the Mortgage (or in a separate instrument) and related to and delivered in connection with each mortgage loan establishes and creates a valid and enforceable first priority perfected security interest in the related Mortgagor’s interest in all leases, subleases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same.
          18. Condition of Property; Condemnation. Except as set forth in an engineering report prepared in connection with the origination of the related Purchased Loan, each Mortgaged Property is, to Seller’s knowledge, free and clear of any damage that would materially and adversely affect its value as security for the related Purchased Loan (normal wear and tear excepted). Seller has received no notice of any pending or threatened proceeding for the condemnation of all or any material portion of any Mortgaged Property. To Seller’s knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Purchased Loans) as of the date of the origination of each Purchased Loan, all of the material improvements on the related Mortgaged Property which were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender’s title insurance policy referred to herein or that do not materially and adversely affect the value or current use of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or current use of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.
          19. Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form thereof as adopted in the applicable jurisdiction) lender’s title insurance policy (the “Title Policy”) in the original principal amount of the related mortgage loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the exceptions stated therein (or an escrow letter or a marked up title insurance commitment on which the required premium has been paid exists which evidences that such Title Policy will be issued). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, no claims have been made thereunder. No

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holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. The insurer issuing such policy is (x) a nationally recognized title insurance company and (y) qualified to do business in the jurisdiction in which the related Mortgaged Property is located to the extent required. The Title Policy contains no material exclusion for, or alternatively it insures (unless such coverage is unavailable in the relevant jurisdiction) (a) access to a public road or (b) against any loss due to encroachment of any material portion of the improvements thereon.
          20. No Future Advances. The proceeds of each mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto.
          21. Mortgage Provisions. The Mortgage Loan Documents, together with applicable state law, contain customary and enforceable provisions for comparable mortgaged properties similarly situated such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.
          22. Environmental Conditions. An environmental site assessment (or an update of a previous assessment) was performed with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loan (an “Environmental Report”), and to Seller’s knowledge, there is no material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such report. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations.
          23. Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage to be insured by (a) a fire and extended perils insurance policy issued by an insurer meeting the requirements of such mortgage loan providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such mortgage loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property in an amount not less than the lesser of the principal balance of the related mortgage loan and the replacement cost (not allowing for depreciation) of the Mortgaged Property, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy, in an amount at least equal to twelve months of operations of the Mortgaged Property (other than manufactured housing communities); (c) a flood insurance policy (if any portion of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards) and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders, and in any event not less than $1 million per occurrence. Each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that casualty insurance proceeds will be applied either to the restoration or repair of the related Mortgaged Property or to the reduction or defeasance of the outstanding

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principal amount of the mortgage loan. The insurer with respect to each policy is qualified to write insurance in the relevant jurisdiction to the extent required.
          24. Leasehold Estate. Each Mortgaged Property consists of the related Mortgagor’s fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a “Ground Lease”), by the related Mortgagor’s interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the “Fee Interest”). With respect to any Mortgage Loan secured by a Ground Lease but not by the related Fee Interest:
     i. Such Ground Lease or a memorandum thereof has been duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between mortgagee and related lessor) permits the current use of the Mortgaged Property and permits the interest of the lessee thereunder to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely effect the security provided by the related Mortgage by limiting in any way its current use; and there has been no material change in the payment terms of such Ground Lease since the origination of the related mortgage loan, with the exception of material changes reflected in written instruments that are a part of the related Purchased Loan File;
     ii. The lessee’s interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances;
     iii. The Mortgagor’s interest in such Ground Lease is assignable mortgagee and its successors and assigns upon notice to, but without the consent of, the lessor thereunder and, in the event that it is so assigned, is further assignable by any successor mortgagee and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor;
     iv. Such Ground Lease is in full force and effect, and to Seller’s knowledge, no event of default has occurred thereunder, and there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;
     v. Such Ground Lease, or an estoppel letter or other agreement, (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the mortgagee, provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease to the extent such Ground Lease requires such notice, further (B) provides that no notice of termination given under such Ground Lease (including rejection of such Ground Lease in a bankruptcy proceeding) is effective against the holder of the Mortgage unless a copy of such notice has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on terms that do not materially vary from the economic terms of the Ground Lease;

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     vi. A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;
     vii. Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the stated maturity date of the related Mortgage Loan and ten years beyond the amortization period for the related Mortgage Loan;
     viii. Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award other than in respect of a total loss will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the holder of the related Mortgage Loan having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender for conduit programs), or to the payment or defeasance of the outstanding principal balance of the mortgage loan together with any accrued interest thereon;
     ix. Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located;
     x. Such Ground Lease provides, or the lessor has otherwise agreed, that such Ground Lease may not be amended or modified without the prior written consent of the mortgagee under such mortgage loan; and
     xi. The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.
          25. No Mechanics’ Liens. As of the date of the Mortgage, and to the actual knowledge of Seller as of the Purchase Date, each Mortgaged Property is free and clear of any and all mechanics’ and materialmen’s liens that are prior or equal to the lien of the related Mortgage, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein or otherwise bonded.
          26. No Material Default. To Seller’s knowledge, there exists no material default, breach, violation or event of acceleration under the documents evidencing or securing the Purchased Loan or the related Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Purchased Loan or the related Mortgaged Property.

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          27. Actions Concerning Mortgage Loans. To the knowledge of Seller, there are no actions, suits or proceedings pending or threatened before any court, administrative agency or arbitrator concerning any mortgage loan or related Mortgagor or Mortgaged Property that might adversely affect title to the Mortgaged Property or the validity or enforceability of the related Purchased Loan Documents or Mortgage Loan Documents or that might materially and adversely affect the value of the Mortgaged Property as security for the mortgage loan or the use for which the premises were intended.
          28. Licenses and Permits. To Seller’s knowledge, as of the date of origination of each Purchased Loan, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

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EXHIBIT VII
COLLATERAL INFORMATION
Loan ID #:
Borrower Name:
Borrower Address:
Borrower City:
Borrower State:
Borrower Zip Code:
Recourse?
Guaranteed?
Related Borrower Name(s):
Original Principal Balance:
Note Date:
Loan Date:
Loan Type (e.g. fixed/arm):
Current Principal Balance:
Current Interest Rate (per annum):
Paid to date:
Annual P&I:
Next Payment due date:
Index (complete whether fixed or arm):
Gross Spread/Margin (complete whether fixed or arm):
Life Cap:
Life Floor:
Periodic Cap:
Periodic Floor:
Rounding Factor:
Lookback (in days):
Interest Calculation Method (e.g., Actual/360):
Interest rate adjustment frequency:
P&I payment frequency:
First P&I payment due:
First interest rate adjustment date:
First payment adjustment date:
Next interest rate adjustment date:
Next payment adjustment date:
Conversion Date:
Converted Interest Rate Index:
Converted Interest Rate Spread:
Maturity date:
Loan term:
Amortization term:
Hyper-Amortization Flag:

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Hyper-Amortization Term:
Hyper-Amortization Rate Increase:
Balloon Amount:
Collateral Information
Balloon LTV:
Prepayment Penalty Flag:
Prepayment Penalty Text:
Lockout Period:
Lien Position:
Fee/Leasehold:
Ground Lease Expiration Date:
CTL (Yes/No):
CTL Rating (Moody’s):
CTL Rating (Duff):
CTL Rating (S&P):
CTL Rating (Fitch):
Lease Guarantor:
CTL Lease Type (NNN, NN, Bondable):
Property Name:
Property Address:
Property City:
Property Zip Code:
Property Type (General):
Properly Type (Specific):
Cross-collateralized (Yes/No)*:
Property Size:
Year built:
Year renovated:
Actual Average Occupancy:
Occupancy Rent Roll Date:
Underwritten Average Occupancy:
Largest Tenant:
Largest Tenant SF:
Largest Tenant Lease Expiration:
2nd Largest Tenant:
2nd Largest Tenant SF:
2nd Largest Tenant Lease Expiration:
3rd Largest Tenant:
3rd Largest Tenant SF:
3rd Largest Tenant Lease Expiration:
Underwritten Average Rental Rate/ADR:

*	If yes, give property information on each property covered and in aggregate as appropriate. Loan ID’s should be denoted with a suffix letter to signify loans/collateral.

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Underwritten Vacancy/Credit Loss:
Underwritten Other Income:
Underwritten Total Revenues:
Underwritten Replacement Reserves:
Collateral Information
Underwritten Management Fees:
Underwritten Franchise Fees:
Underwritten Total Expenses:
Underwritten Leasing Commissions:
Underwritten Tenant Improvement Costs:
Underwritten NOI:
Underwritten NCF:
Underwritten Debt Service Constant:
Underwritten DSCR at NOI:
Underwritten DSCR at NCF:
Underwritten NOI Period End Date:
Hotel Franchise:
Hotel Franchise Expiration Date:
Appraiser Name:
Appraised Value:
Appraisal Date:
Appraisal Cap Rate:
Appraisal Discount Rate:
Underwritten LTV:
Environmental Report Preparer:
Environmental Report Date:
Environmental Report Issues:
Architectural and Engineering Report Preparer:
Architectural and Engineering Report Date:
Deferred Maintenance Amount:
Ongoing Replacement Reserve Requirement per A&E Report:
Immediate Repairs Escrow % (e.g. 125%):
Replacement Reserve Annual Deposit:
Replacement Reserve Balance:
Tenant Improvement/Leasing Commission Annual Deposits:
Tenant Improvement/Leasing Commission Balance:
Taxes paid through date:
Monthly Tax Escrow:
Tax Escrow Balance:
Insurance paid through date:
Monthly Insurance Escrow:
Insurance Escrow Balance:
Reserve/Escrow Balance as of Date:
Probable Maximum Loss %:
Covered by Earthquake Insurance (Yes/No):

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Number of times 30 days late in last 12 months:
Number of times 60 days late in last 12 months:
Number of times 90 days late in last 12 months:
Servicing Fee:
Note

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EXHIBIT VIII
ADVANCE PROCEDURE
     Preliminary Approval of New Collateral Which is an Eligible Loan.
     (a) Seller may, from time to time, submit to Buyer a Preliminary Due Diligence Package for Buyer’s review and approval in order to enter into a Transaction with respect to any New Collateral that Seller proposes to be included as Collateral under the Agreement.
     (b) Buyer shall have the right to request additional diligence materials and deliveries that Buyer shall specify on a Supplemental Due Diligence List. Upon Buyer’s receipt of all of the Diligence Materials or Buyer’s waiver thereof, Buyer shall, following receipt of internal credit approval, either (i) if Buyer accepts Seller’s request for a Transaction, notify Seller of the Category, the Purchase Price and the Market Value for the New Collateral as determined by Buyer in accordance with the terms of this Agreement, or (ii) deny, in Buyer’s sole and absolute discretion, Seller’s request for a Transaction.
     Final Approval of New Collateral which is an Eligible Loan. Upon Buyer’s notification to Seller of the Category, the Purchase Price and the Market Value for any New Collateral which is an Eligible Loan, Seller shall, if Seller desires to enter into a Transaction with respect to such New Collateral, satisfy the conditions set forth below (in addition to satisfying the conditions precedent to obtaining each advance, as set forth in Section 3(b) of this Agreement) as a condition precedent to Buyer’s approval of such New Collateral as Collateral, all in a manner reasonably satisfactory to Buyer and pursuant to documentation satisfactory to Buyer:
     (a) Delivery of Purchased Loan Documents. Seller shall deliver to Buyer: (i) with respect to New Collateral that is Pre-Existing Collateral, each of the Purchased Loan Documents, except Purchased Loan Documents that Seller expressly and specifically disclosed in Seller’s Preliminary Due Diligence Package were not in Seller’s possession; and (ii) with respect to New Collateral that is Originated Collateral, each of the Purchased Loan Documents.
     (b) Environmental and Engineering. Buyer shall have received a “Phase 1” (and, if necessary, “Phase 2”) environmental report, an asbestos survey, if applicable, and an engineering report, each in form reasonably satisfactory to Buyer, by an engineer or environmental consultant reasonably approved by Buyer.
     (c) Appraisal. Buyer shall have received either an appraisal approved by Buyer (or a Draft Appraisal, if Buyer’s approves such Draft Appraisal in lieu of a final appraisal), each by an MAI appraiser. If Buyer receives only a Draft Appraisal prior to entering into a Transaction, Seller shall deliver an appraisal approved by Buyer by an MAI appraiser on or before thirty (30) days after the Purchase Date.
     (d) Insurance. Buyer shall have received certificates or other evidence of insurance demonstrating insurance coverage in respect of the Mortgaged Property of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in the Purchased Loan Documents. Such certificates or other evidence shall indicate that Seller will be named as an additional insured as its interest may appear and shall contain a loss payee endorsement in favor of such additional insured with respect to the policies required to be maintained under the Purchased Loan Documents.
     (e) Survey. Buyer shall have received all surveys of the Mortgaged Property that are in Seller’s possession.
     (f) Lien Search Reports. Buyer or Buyer’s counsel shall have received, as reasonably requested by Buyer, satisfactory reports of UCC, tax lien, judgment and litigation searches and title updates conducted by search firms and/or title companies acceptable to Buyer with respect to the Eligible Loan, Mortgaged Property, Seller and Mortgagor, such searches to be conducted in each location Buyer shall reasonably designate.
     (g) Opinions of Counsel. Buyer shall have received copies of all legal opinions in Seller’s possession with respect to the Eligible Loan which shall be in form and substance reasonably satisfactory to Buyer.
     (h) Additional Real Estate Matters. Seller shall have delivered to Buyer to the extent in Seller’s possession such other real estate related certificates and documentation as may have been requested by Buyer, such as: (i) certificates of occupancy issued by the appropriate Governmental Authority and either letters certifying that the Mortgaged Property is in compliance with all applicable zoning laws issued by the appropriate Governmental Authority of evidence that the related Title Policy includes a zoning endorsement and (ii) abstracts of all leases in effect at the Mortgaged Property and estoppel certificates, in form and substance acceptable to Buyer, from any ground lessor and from any tenant that occupies 7.5% or more of the rentable space at the Mortgaged Property, and in any event from tenants whose occupancies aggregate not less than 70% of the occupied rentable square footage at the Mortgaged Property.
     (i) Other Documents. Buyer shall have received such other documents as Buyer or its counsel shall reasonably deem necessary.

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EXHIBIT IX
OWNERSHIP CHART
See Attached

EXHIBIT X
PLEDGE AGREEMENT
(WITH PLEDGE CONSENT AND AGREEMENT ATTACHED)
See Attached